UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

CENTURY ALUMINUM COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Century ALUMINUM

2025 Proxy Statement

and Notice of Annual Meeting of Stockholders

Dear Fellow Shareholders,

Century overcame challenges and produced strong operating and financial results last year, positioning the company for continued success as we move forward in 2025 and beyond. In 2024, our operations produced 690,000 tonnes of aluminum and generated $337 million in net income and $244 million in adjusted EBITDA. Century made significant progress on several long-term initiatives, including integrating the Jamalco alumina refinery and bauxite mines into the Century family and completing our new low-carbon billet casthouse in Iceland. Looking ahead, the opportunity we have created to build the first new aluminum smelter in the United States in nearly 50 years demonstrates our commitment to profitably growing the US aluminum industry. We enter 2025 with laser focus on continuing to deliver long-term value to shareholders through efficient operations.

Our foremost responsibility is to provide a safe and sustainable workplace for our employees and the communities in which we operate. It is with deep regret that we report one fatality in 2024, despite our strong commitment and focus on safety. We are dedicated to learning from this incident and continuing to enhance safety processes at all facilities in 2025.

On a macro level, aluminum prices increased significantly over the course of 2024 due to global production constraints and improved demand. China continues to maintain its 45 million tonne production cap and began to implement policy that would reduce aluminum exports by cancelling an export tax rebate. Global aluminum supply faced pressure from record high alumina prices due to refinery disruptions and concerns over bauxite sourcing. Aluminum demand growth in 2025 is expected to surpass last year’s levels due to lower interest rates, improved construction in the U.S. and Europe, and ongoing electrification trends.

Century delivered strong operational performance in 2024, with our Sebree smelter notably achieving its highest production volumes in the past five years. In Iceland, we completed the new 150,000 tonne low-carbon billet casthouse and commenced the sale of low carbon, Natur-AlTM billet in the European market. We commend our operating teams at each facility for their continued efficiency and stability, allowing us to fully capitalize on the favorable market conditions.

Last year, we completed our first full year as a balanced, integrated producer, combining the Jamalco alumina refinery and bauxite mines into Century operations and reducing our overall exposure to bauxite and alumina costs through a series of long-term alumina supply contracts linked to the price of aluminum. Operational efficiencies at Jamalco improved during our first full year of ownership, resulting in a steady supply of high-quality alumina and bauxite amid record-high spot alumina prices. Our balanced operational footprint and supply contracts reduced our exposure to record high alumina prices in 2024 and is expected to contribute to long-term value for all stakeholders as we move forward.

Finally, we are pleased to announce our continued commitment to investing in a new Century smelter in the United States. We are grateful to have been selected by the Department of Energy for $500 million in funding to support this transformational project, which will be the first new smelter built in the U.S. in 50 years and will double the size of the existing U.S. industry. This project represents numerous objectives shared by all our stakeholders, including offering significant benefits to the domestic primary aluminum industry and the broader U.S. economy, strengthening domestic supply chains of critical materials, safeguarding national security interests, and generating high-quality employment opportunities in local communities. Century is proud to continue investment in domestic manufacturing as the largest producer of primary aluminum in the United States, and we appreciate the continued support from the Trump administration in revitalizing domestic aluminum production.

We thank our entire Century team for their hard work and commitment to Century. We remain focused on delivering long-term value to our shareholders and look forward to continued success in the years ahead.

Andrew Michelmore

Chairman of the Board

Jesse Gary

President and Chief Executive Officer

2025 Proxy Statement

Notice of Annual Meeting of Stockholders	Century Aluminum Company 1 South Wacker Drive, Suite 1000 Chicago, Illinois 60606

To the Stockholders of Century Aluminum Company:

We cordially invite you to attend our 2025 Annual Meeting of Stockholders. The meeting this year will be held on Monday, June 16, 2025, at 8:30 a.m., Central Time, at Hyatt Place Chicago, 28 North Franklin Street, Chicago, Illinois 60606. At the meeting, we will hold votes to:

1	Elect as Directors, the seven nominees named in this Proxy Statement, each for a term of one year
2	Ratify Deloitte & Touche LLP as our independent registered public accounting firm for 2025
3	Approve, by non-binding advisory vote, the compensation of our named executive officers
4	Approve the 2025 Century Aluminum Company Incentive Plan
5	Address any other business that properly comes before the meeting

All holders of our common stock as of the close of business on April 21, 2025, are entitled to vote at the meeting. You can also vote before the meeting - by telephone, online or by mail. Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible to ensure that your shares are represented and voted at the meeting. Instructions on how to vote are found in the section “How do I vote?” on page 75.

Chicago, Illinois April 25, 2025	By Order of the Board of Directors, John DeZee Executive Vice President, General Counsel and Corporate Secretary

2025 Proxy Statement

Cautionary Statement Regarding Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” “forecast” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our Annual Report on Form 10-K, quarterly reports on Form 10-Q and in other filings made with the Securities and Exchange Commission (the “SEC”). Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Incorporation by Reference

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed soliciting material or filed with the SEC and neither of them shall be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes references to our website as well as to our Sustainability Report; however, the information contained on our website, or any other website, or in our Sustainability Report is not incorporated by reference into or otherwise made a part of this proxy statement.

2025 Proxy Statement

2025 Proxy Statement

2025 Proxy Statement

Our Board is soliciting proxies for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) of Century Aluminum Company (“Century” or the “Company”). This proxy statement contains information about the items you will vote on at the 2025 Annual Meeting. Information and instructions on how to vote online, or how to request a paper copy of these proxy materials and a proxy card, are set forth in the Notice of Internet Availability of Proxy Materials (“Notice”) distributed separately to our stockholders and described below.

Notice of Internet Availability of Proxy Materials

We are pleased to take advantage of the Securities and Exchange Commission (“SEC”‘) rules that permit public companies to furnish proxy materials to stockholders over the Internet. On or about May 7, 2025, we will begin mailing the Notice and making available to stockholders these proxy materials and the proxy card. The Notice contains instructions on how to vote online, or in the alternative, request a paper copy of the proxy materials and a proxy card. By furnishing a Notice and access to our proxy materials by the Internet, we are lowering the costs and reducing the environmental impact of the 2025 Annual Meeting. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice. Your vote is important no matter the extent of your holdings.

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For more complete information regarding the Company’s 2024 performance, please review our 2024 Annual Report filed on Form 10-K with the SEC and any amendments thereto. References to “Century,” “the Company”, “we”, “us” or “our” refer to Century Aluminum Company.

Voting Proposals and Board Vote Recommendations

Voting Proposals		Board Recommendation	Page Reference
1	Item 1 - Election of the Seven Director Nominees Named in this Proxy Statement to Serve a One-Year Term	FOR each Director Nominee	6
2	Item 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025	FOR	22
3	Item 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	26
4	Item 4 - Approval of the 2025 Century Aluminum Company Incentive Plan	FOR	59

2025 Proxy Statement	1

Board Nominees

The following table provides summary information about each director nominee standing for election at the 2025 Annual Meeting, the Board Committees on which such director currently serves, if any, and the number of other public company boards they serve on.

2025 Proxy Statement	2

We effectively navigated ongoing geopolitical tensions and market disruptions to produce strong results in 2024. Global aluminum demand will continue to be driven by positive, long-term trends towards lightweighting, electrification, and renewable energy. At the same time, supply remains constrained, especially in our core markets in the U.S. and Europe. Our growing value-added product portfolio and investment to revitalize the U.S. primary aluminum industry positions us well for continued success.

The following are key performance highlights for 2024:

•	Improved operational efficiencies at the Jamalco alumina refinery during the first full year of ownership.
•	Achieved the highest annual production volume at our Sebree, KY smelter in five years.
•	Completed the low-carbon billet casthouse project at Grundartangi, further expanding our value-added product offerings.
•	Selected by U.S. Department of Energy to receive $500 million grant to build the first new aluminum smelter in the U.S. in 50 years.

Corporate Governance Snapshot

We are committed to strong corporate governance practices which promote long-term value creation for our stockholders by strengthening Board and management accountability. Our key corporate governance practices are listed below and described in more detail below under “Corporate Governance.”

•	Independent Board Chairman
•	Regular meetings of the Independent Directors
•	Fully independent Audit, Compensation and Governance & Nominating Committees
•	100% director attendance at Board meetings in 2024
•	100% director attendance at Committee meetings in 2024
•	Annual elections for all directors
•	71% of director nominees are independent
•	Annual Board and Committee self-evaluations
•	Proactive shareholder outreach with regular board updates
•	Stock ownership guidelines that apply to all executive officers and directors
•	Policies prohibiting short sales, hedging, margin accounts and pledging of Century stock by employees, directors and officers

*Adjusted EBITDA is a non-GAAP measure, and a reconciliation to the most directly comparable GAAP measure is included on page 73.

2025 Proxy Statement	3

Proxy Summary

2024 Executive Compensation Summary

Our compensation program is designed to (i) attract, retain and motivate talented executives, (ii) incentivize and reward our executives for achieving the Company’s short- and long-term performance goals and (iii) align management’s interests with those of our stockholders by focusing on long-term value creation throughout the economic cycle, with a significant portion of executive compensation variable and at-risk. For more detail regarding our executive compensation program, including definitions for various of the defined terms used below, please see the “Executive Compensation” section of this Proxy Statement.

The following aspects of our executive compensation program demonstrate our pay-for-performance philosophy and our commitment to good governance:

•	Setting target total compensation at competitive levels compared to our peers while using annual and long-term incentive compensation to reward and motivate exceptional performance;
•	Allocating a significant portion of each named executive officer’s (“NEO”) compensation to “at risk” compensation, the ultimate payouts or value of which are substantially dependent on the successful achievement of predetermined performance goals or linked to the value of our stock price (83% of 2024 target compensation was “at risk” for our CEO and on average 67% for our other NEOs);
•	Linking payouts under a large portion of our long-term incentive awards to the Company’s TSR relative to our Industry Peer Group (60% of the 2024 target value of long-term incentive awards for our CEO and 50% on average for our other NEOs); and
•	Linking payouts under our annual incentive awards to the achievement of pre-established financial, safety and operational performance targets (70% weighting) and individual performance criteria for each NEO (30% weighting).

The 2024 compensation outcomes for our NEOs were aligned with the Company’s overall performance as evidenced by:

•	Performance at 106% of target under the financial, operational and safety metrics component of our 2024 Annual Incentive Plan (AIP) reflecting strong operational performance and management execution.
•	The vesting of our 2022-2024 performance share units (“PSUs”) at 145.6% of target, reflecting superior relative TSR performance compared to our 2024 Industry Peer Group due, in part, to realization of the long-term benefits of the Company’s strategic plan.

The chart below illustrates the proportion of our CEO’s total target compensation that is variable and at risk, demonstrating the Committee’s commitment to performance-based and at-risk compensation, in line with our pay-for-performance philosophy.

*	Target Value includes: annualized 2024 salary of $915,000; target annual incentive of $1,052,250 and target LTI grant of $3,385,500 for a total Target Value of $5,352,750. Target Value excludes our CEO’s final 2024 installment of his 2021 CEO promotion award as further described herein.

2025 Proxy Statement	4

Board of Directors and Corporate Governance

6
Proposal No. 1 Election of Directors

7
Board Composition, Skills and Diversity

12
Corporate Governance

Century Aluminum 2025 Proxy Statement 5

The Board, upon the recommendation of the Governance and Nominating Committee, has nominated the following director nominees to stand for election to the Board for a one-year term: JARL BERNTZEN, JENNIFER BUSH, JESSE GARY, ERROL GLASSER, WILHELM VAN JAARSVELD, ANDREW MICHELMORE and TAMLA OLIVIER. Each of these nominees has indicated his or her willingness to serve if elected and the Board has no reason to believe that he or she will not be available to serve.

2025 Proxy Statement	6

Proposal No. 1

Board Composition and Skills

The Governance and Nominating Committee solicits recommendations for potential Board nominees from a variety of sources, including directors, officers and other individuals with whom the Governance and Nominating Committee members are familiar, through its own research, third-party consultants and search firms. The Governance and Nominating Committee also considers nominees recommended by stockholders who submit such recommendations in writing to our Corporate Secretary. The following table summarizes certain key characteristics of the Company’s businesses and the associated qualifications, skills and experience that the Governance and Nominating Committee believes should be represented on the Board.

Business Characteristics	Qualifications, Skills and Experience
The Company operates and competes in a global commodity market for primary aluminum	• Mining and Metals Industry Experience • Aluminum Industry Experience
Demand for the Company’s products is directly tied to global economic conditions and is heavily influenced by global commodity, energy, construction, and transportation sectors.	• Experience in the evaluation of global economic conditions. • Knowledge of key global markets, including commodity, energy, and transportation sectors.
The Company’s business and operations are impacted by global trade and regulatory regimes, as well as policies, rules and requirements of various government and regulatory bodies around the world.	• Government, regulatory and/or international trade experience.
The Company’s business is complex and includes operations, transactions, partnerships and customers in many jurisdictions.	• Global business knowledge and experience. • Executive and/or other significant leadership experience.
The Board’s responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage these risks.	• Expertise in audit, tax and global finance. • Risk oversight/management expertise.
Health, Safety and Environmental performance and sustainable practices are increasingly critical drivers of the Company’s strategic plans for long-term value creation.	• Health, Safety and Environmental and sustainability expertise. • Regulatory and/or compliance experience. • Experience in manufacturing and/or industrial production settings

We are committed to maintaining a balance of skills, diversity, viewpoints and experiences on the Board. Our directors bring a range of attributes, viewpoints and experiences along with opinions and individual perspectives, all of which reflect the global industry in which we compete. In selecting a director nominee, the Governance and Nominating Committee takes into consideration each potential nominee’s unique attributes, experiences and viewpoints but does not nominate a candidate solely on the basis of race, ethnicity, gender, national origin or sexual orientation. The Governance and Nominating Committee focuses on skills, education, experience and leadership qualities that complement and enhance the Board as it oversees our global business.

2025 Proxy Statement	7

Proposal No. 1

2025 Director Nominees

Committees: Audit (Vice Chair) Compensation (Chair) Governance & Nominating Health, Safety & Sustainability	Jarl Berntzen
Age: 58 | Director Since: 2006 | Independent

Background:

Mr. Berntzen has served as the Chief Corporate Development Officer of Adeia Inc. (NASDAQ: ADEA) since September 2023. He was previously a Managing Director in the Investment Banking Division of Oppenheimer & Co. as Head of Technology M&A from July 2020 to September 2023; the Managing Director and Head of Technology & Business Services with G2 Capital Advisors, LLC from September 2019 to June 2020; Managing Director at Vaquero Capital LLC from June 2018 to April 2019; Senior Director, Cinema Strategic Initiatives at Dolby Laboratories, Inc. from October 2016 to October 2017.

Qualifications:

Mr. Berntzen has extensive experience in mergers and acquisitions (“M&A”), financial restructurings and corporate development activities, having served in senior M&A advisory positions at several international investment banks and advisory firms, including more than 10 years with Goldman, Sachs & Co. Mr. Berntzen’s financial acumen and expertise, investment banking experience and international M&A experience provides insight to the Board when considering Century’s growth and development objectives. In addition, as a native of Norway, Mr. Berntzen provides international perspective and diversity to the Board. The Board has determined that Mr. Berntzen is an “audit committee financial expert” within the meaning of applicable SEC rules.

Committees: Audit Compensation Governance & Nominating Health, Safety & Sustainability (Chair)	Jennifer Bush
Age: 51 | Director Since: 2021 | Independent

Background:

Ms. Bush has been with Cummins Inc. (NYSE: CMI) since 1997 and has served as the President, Cummins Power Systems Business, Vice President, Cummins, Inc. since August 2022. Ms. Bush previously served as Vice President, Cummins Sales and Service, North America from 2017 through 2022 and as President, Mid-South LLC and Cummins Southern Plains LLC from 2014 through 2017. Ms. Bush has served as Chair of the Board of Directors of Cummins India, Ltd. (NSE: CUMMINSIND.NS) since November 2023 and a Director since November 2022.

Qualifications:

Ms. Bush brings 25 years of experience of global P&L, commercial and operational leadership in industrial businesses to the Board along with a strong commitment to health, safety, and sustainability. Ms. Bush’s strategic and operational acumen are an asset to Century as well as her strength as a leader who has embedded sustainability into her business strategy. Ms. Bush brings to the Board a wealth of global business insight and deep expertise in the areas of manufacturing, operational excellence, health and safety and sustainability.

2025 Proxy Statement	8

Proposal No. 1

Committees: Health, Safety & Sustainability	Jesse Gary
Age: 45 | Director Since: 2021 | Non-Independent

Background:

Mr. Gary has served as Century’s President and Chief Executive Officer since July 2021. Prior to becoming President and CEO, Mr. Gary served as Century’s Chief Operating Officer from April 2019 through July 2021 and Executive Vice President and General Counsel from February 2013 through July 2021.

Qualifications:

Mr. Gary was elected to our Board of Directors in July 2021. Prior to joining Century, Mr. Gary practiced law at Wachtell, Lipton, Rosen & Katz in New York. Mr. Gary brings valuable leadership, risk-management, and strategy-development experience to the Board. Mr. Gary also has extensive knowledge of the aluminum industry and global market conditions and, as the only management representative on our Board, Mr. Gary provides a unique perspective in Board discussions about the business and strategic direction of the Company. The Board benefits from his business insights, operational expertise and knowledge of the Company and the markets it serves.

Committees: Audit (Chair) Compensation Governance & Nominating Health, Safety & Sustainability	Errol Glasser
Age: 71 | Director Since: 2014 | Independent

Background:

Mr. Glasser serves as a Partner and Co-Founder of Triangle Capital LLC since March 2005; Director of Regency Affiliates, Inc. (OTC Pink: RAFI) since 2002; Trustee of the Darrow School from September 2008 to February 2020.

Qualifications:

Mr. Glasser adds to the Board extensive expertise in corporate development activities by virtue of his having served in the financial sector for over 40 years. The Board also benefits from Mr. Glasser’s substantial financial, accounting and investment knowledge and from his experiences serving on other boards and audit committees and as an advisor to other public and private companies. In addition, as a native of South Africa, Mr. Glasser provides international perspective and diversity to the Board. Mr. Glasser is a Chartered Accountant (SA) and the Board has determined that he is an “audit committee financial expert” within the meaning of applicable SEC rules.

2025 Proxy Statement	9

Proposal No. 1

Committees: None	Wilhelm van Jaarsveld
Age: 40 | Director Since: 2017 | Non-Independent

Background:

Mr. van Jaarsveld has been an Asset and Investment Manager of the Aluminum and Alumina Department of Glencore plc since July 2017. Prior to this role, Mr. van Jaarsveld was an Asset Controller/Financial Analyst for Glencore plc from July 2012 to June 2017.

Qualifications:

Mr. van Jaarsveld was appointed to the Board in December 2017 pursuant to the terms of the Standstill and Governance Agreement, dated July 7, 2008, between Century and Glencore plc which entitles Glencore plc to designate a nominee, reasonably acceptable to Century, to the Board. Mr. van Jaarsveld adds valuable expertise to our Board by virtue of his experience as Asset and Investment Manager of the Aluminum and Alumina Department at Glencore plc. In addition, as a Swiss resident and South African native, Mr. van Jaarsveld provides international diversity and perspective to the Board.

Committees: Audit Compensation Governance & Nominating (Chair) Health, Safety & Sustainability	Andrew Michelmore
Age: 72 | Director Since: 2018 | Independent

Background:

Mr. Michelmore served as the Executive Director and Chief Executive Officer of MMG Limited from December 2010 to February 2017; Chairman of the International Council on Mining and Metals from April 2016 to June 2017; Chairman of the Minerals Council of Australia since January 2023 and previously from June 2013 to June 2016; Chairman of the Council of Ormond College at the University of Melbourne from 2003 to 2020; Chairman of the Jean Hailes Foundation from 1996 to 2024.

Qualifications:

Mr. Michelmore rejoined the Board in September 2018 after previously serving on the Board from June 2010 through September 2015. Mr. Michelmore adds valuable metals and mining expertise to the Board by virtue of his experience as Chief Executive Officer of MMG Limited and previous experience as Chief Executive Officer of Zinifex, OZ Minerals, EN+ Group and WMC Resources.

Mr. Michelmore also adds valuable engineering and international business experience to the Board by virtue of his positions as a Fellow of the Institution of Chemical Engineers and the Australian Academy of Technological Sciences and Engineering and a member of the Business Council of Australia. In addition, as an Australian citizen and having led and operated diversified metals and mining companies in several different countries, Mr. Michelmore provides international diversity and perspective to the Board. The Board has determined that Mr. Michelmore is an “audit committee financial expert” within the meaning of applicable SEC rules.

2025 Proxy Statement	10

Proposal No. 1

Committees: Audit Compensation Governance & Nominating Health, Safety & Sustainability	Tamla A. Olivier
Age: 52 | Director Since: 2023 | Independent

Background:

Ms. Olivier has served as the Senior Vice President and Chief Operating Officer of Pepco Holdings, Inc., a wholly owned subsidiary of Exelon Corporation (NASDAQ: EXC), since November 2021. Prior to this role, Ms. Olivier was the Senior Vice President and Chief Customer Officer of Baltimore Gas & Electric Company (“BGE”) from January 2020 to November 2021; and Senior Vice President of Constellation and President and CEO of BGE Home and Constellation Home from October 2016 to January 2020.

Prior to joining Constellation, Ms. Olivier held a series of leadership roles of increasing responsibility with T. Rowe Price, United Defense and Wells Fargo.

Qualifications:

Ms. Olivier offers extensive experience as a seasoned executive in the utilities sector including direct, operational oversight of a substantial P&L business unit, as well as significant functional expertise in the areas of human resources, sustainability, safety and change management. Ms. Olivier brings to the Board a deep understanding of the U.S. power production industry as well as substantial executive leadership and operational acumen in capital intensive businesses.

2025 Proxy Statement	11

Corporate Governance

Corporate
Governance

Board Leadership and Independent Chairman

The Board is responsible for the supervision of the overall business affairs of Century, and establishes corporate policies, sets strategic direction and oversees management, which is responsible for Century’s day-to-day operations. The Board met four times during 2024. There are no family relationships among any of our directors and executive officers.

One of the Board’s most critical responsibilities is to evaluate and determine its optimal leadership structure at any given time. Our current Board leadership structure provides for an independent Chairman of the Board. The Board has not adopted a formal policy regarding whether the roles of the Chairman and Chief Executive Officer should be separate or combined but recognizes the value to the Company of the separation of these positions and having an independent director serve as Chairman. We believe that this structure is appropriate for the Company because it allows our independent Chairman to lead the Board in its fundamental role of governing the Company and providing advice to management, while also providing for effective independent oversight and allowing our President and Chief Executive Officer to focus on the execution of our business strategy, growth and development. The Board evaluates whether this leadership structure is in the best interests of our stockholders on a regular basis.

Director Independence

Nasdaq Global Select Market (“Nasdaq”) rules require that a majority of the board of directors of listed companies be independent as defined by Nasdaq listing standards. The Board has determined that each of Messrs. Michelmore, Berntzen and Glasser and Mss. Bush and Olivier are, and during 2024 were, independent under the criteria established by Nasdaq for membership on the Board and that these directors are independent under applicable SEC rules and Nasdaq listing standards for service on the various committees of the Board on which they serve. The Board has also determined that the same individuals also meet the Institutional Shareholder Services’ (ISS) standards for Independent Outside directors as currently in effect. Led by our Chairman, our independent directors meet in executive session without the presence of management no fewer than four times each year. The Independent Directors met four times in 2024.

Board Committees and Meeting Attendance

To assist it in carrying out its duties, the Board has established various standing committees, including the committees set forth below denoting composition as of December 31, 2024:

2025 Proxy Statement	12

Corporate Governance

The Board designates the members of each committee and the committee chair annually based on the recommendations of the Governance and Nominating Committee. The Board has adopted written charters for each of these committees, which are available in the “Investors” section of our website, www.centuryaluminum.com, under the tab “Governance.” During 2024, each of our directors attended 100% of the meetings of the Board and 100% of the meetings of the Board committees on which each such director served. We encourage our directors to attend our annual meeting of stockholders. All of our directors attended our 2024 annual meeting of stockholders.

Audit Committee Members: Errol Glasser (Chair), Jarl Berntzen, Jennifer Bush, Andrew Michelmore, Tamla Olivier

Further Information:

In 2024, the Audit Committee held eight meetings. The Board has determined that all current members of the Audit Committee are independent under the criteria established by Nasdaq and under SEC rules applicable to audit committee membership.

The Board has also determined that three of the five members of the Audit Committee are “audit committee financial experts” within the meaning of applicable SEC rules.

The report of the Audit Committee is set forth below in the section titled “Audit Committee Report.”

Responsibilities:

The Audit Committee’s primary duties and responsibilities include:

•   Overseeing the adequacy and effectiveness of the financial reporting process;

•   Appointing and overseeing the engagement of the independent auditor, reviewing the scope and results of the independent audit with the independent auditor and managing and reviewing and approving all audit and non-audit services and fees;

•   Overseeing the internal audit function, appointing the Company’s internal auditor and reviewing with management the adequacy and effectiveness of the Company’s system of internal controls;

•   Overseeing the Company’s risk management, including reviewing with management, the internal auditor and to the extent appropriate, the independent auditor, our financial risk exposures and assessing the steps management has taken to monitor and control such exposures;

•   Reviewing legal and regulatory matters with management that may have material financial impacts on the Company;

•   Conducting or directing investigations of any allegations of material violations of securities laws, fiduciary duties or similar violations; and

•   Reviewing and approving related party transactions pursuant to our Related Party Transactions Policy.

2025 Proxy Statement	13

Corporate Governance

Compensation Committee Members: Jarl Berntzen (Chair), Jennifer Bush, Errol Glasser, Andrew Michelmore, Tamla Olivier

Further Information:

The Compensation Committee held five meetings in 2024. The Board has determined that all current members of the Compensation Committee are independent under the criteria established by Nasdaq and under SEC rules applicable to compensation committee membership. We refer you to the section of this proxy statement titled “Compensation Discussion and Analysis” for discussion of our Compensation Committee’s role in determining compensation for our executive officers.

Responsibilities:

The Compensation Committee’s primary duties and responsibilities include:

•   Overseeing the administration of the compensation and benefit plans and policies of the Company, including incentive and equity-based plans and awards;

•   Reviewing and approving the goals and objectives relevant to CEO compensation, evaluating the performance of the CEO and determining the CEO’s compensation based on such evaluation;

•   Reviewing with the CEO and approving the respective goals and objectives relevant to the compensation of the other executive officers and determining the compensation of the other executive officers following recommendations by the CEO based on the CEO’s evaluation of the performance of the other executive officers in light of their respective corporate and individual goals and objectives and in light of the Company’s most recent stockholder advisory vote on executive compensation;

•   Reviewing with the CEO the non-executive management compensation and benefit policies of Century;

•   Reviewing and recommending to the Board the compensation of our directors;

•   Reviewing with the CEO the Company’s succession plans relating to the CEO and the other executive officers;

•   Reviewing our executive compensation policies and practices to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; and

•   Reviewing and discussing with management the Compensation Discussion and Analysis and recommending whether such report should be included in our annual report and proxy statement.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised of Jarl Berntzen (serving as Chair), Jennifer Bush, Errol Glasser, Andrew Michelmore and Tamla Olivier. At no time during 2024 nor as of the date of this proxy statement, has any member of our Compensation Committee been an officer or employee of our Company and none of our executive officers served as a member of the compensation committee of another entity, or as a director of another entity, one of whose executive officers served on our compensation committee or as one of our directors.

2025 Proxy Statement	14

Corporate Governance

Governance and Nominating Committee Members: Andrew Michelmore (Chair), Jarl Berntzen, Jennifer Bush, Errol Glasser, Tamla Olivier

Further Information:

In 2024, the Governance and Nominating Committee held four meetings. The Board has determined that all members of the Governance and Nominating Committee are independent under the criteria established by Nasdaq and applicable SEC rules.

Responsibilities:

The Governance and Nominating Committee’s primary duties and responsibilities include:

•   Identifying, recruiting and recommending candidates for election to the Board and its committees;

•   Evaluating the size and composition of the Board;

•   Recommending to the Board the number, identity and responsibilities of the Board committees;

•   Reviewing, evaluating and making recommendations to the Board regarding our corporate governance practices and policies; and

•   Overseeing the annual self-evaluation of the Board and of each Board committee.

Health, Safety and Sustainability Committee Members: Jennifer Bush (Chair), Jarl Berntzen, Jesse Gary, Errol Glasser, Andrew Michelmore, Tamla Olivier
Further Information: In 2024, the Health, Safety and Sustainability Committee held five meetings.

Responsibilities:

The Health, Safety and Sustainability Committee’s primary duties and responsibilities include:

•   Reviewing the Company’s goals, policies and programs relative to health, safety and sustainability;

•   Monitoring the Company’s performance on health, social responsibility, safety and sustainability matters and reviewing such performance with management;

•   Reviewing with management the Company’s compliance with laws, rules, regulations and standards of corporate conduct relating to health, safety, social responsibility and sustainability matters; and

•   Monitoring the Company’s potential risks and liabilities as they relate to health, safety, social responsibility and sustainability and the adequacy of the Company’s policies and practices to manage these risks and liabilities.

2025 Proxy Statement	15

Corporate Governance

Board Oversight of Risk Management

Management of risk is the direct responsibility of our senior management team. Our Board as a whole and through its committees oversees management’s attention to risk by regularly reviewing with management the risks inherent to our business and to our business strategy, their potential impact on us, and our risk management decisions, practices and activities (both short-term and long-term).

The Company undertakes a comprehensive risk management process overseen by the Executive Director of Internal Audit to aggregate, monitor, measure, and manage risk. The risk management process is designed to enable the Board to establish a mutual understanding with management of the effectiveness of the Company’s risk management practices and capabilities, to review the Company’s risk exposure, and to elevate certain key risks for discussion at the Board level. The Executive Director of Internal Audit reports directly to the Audit Committee and regularly updates the Audit Committee on the Company’s risk management process. The Chair of the Audit Committee then reports to the full Board on the risks associated with the Company’s operations. The Board also relies on the CEO and other executive officers of the Company to supervise day-to-day risk management and to bring material risks to the Board’s attention. The CEO and our other executive officers report directly to the Board and certain Board committees, as appropriate. Directors may also from time to time rely on the advice of our outside advisors and auditors, provided they have a reasonable basis for such reliance.

The Board

While the Board has primary responsibility for overseeing risk management, the Board also delegates certain oversight responsibilities to its committees. The Board regularly receives detailed reports from its committees regarding risk oversight in their areas of responsibility.

2025 Proxy Statement	16

Corporate Governance

The Board recognizes the importance of developing, implementing, and maintaining appropriate cybersecurity measures to safeguard Century’s information systems and protect the confidentiality, integrity, and availability of Century’s data. The Board is actively involved in oversight of Century’s risk management program, and cybersecurity represents an important component of Century’s overall approach to enterprise risk management. Our Chief Information Officer updates the Board periodically regarding the actions management is taking to mitigate the Company’s cybersecurity risks and enhance the Company’s cybersecurity protection. Management routinely evaluates the Company’s existing security processes, procedures and systems to determine whether additional enhancements are needed to further reduce the likelihood and impact of a future cybersecurity event. Some of the Company’s current safeguards include multi-factor authentication for remote access to systems; performing email phishing test campaigns; email spam filtering; restricted internet firewall rules; limiting the use of memory stick and external hard drive use; requiring timely application of security and software patches on servers; antivirus endpoint protection; performing 24-hour/7-day a week network monitoring; and improving our backup and recovery strategy, among others.

Corporate Governance Guidelines and Code of Ethics

The Board has adopted Corporate Governance Guidelines designed to assist the Board in performing its duties to the Company and its stockholders. The goal of these guidelines is to reflect current governance practices for the Board, reinforce a strong and effective working relationship between the Board and Management and enhance the ability of the Board and management to guide the Company in its continuing growth and success. Our Corporate Governance Guidelines may be amended by the Board at any time.

Our Code of Ethics applies to all of our directors, officers and other employees. The Code of Ethics sets forth guidelines intended to deter wrong-doing and promote the highest standards of honest and ethical behavior and integrity in carrying out the Company’s business activities.

Copies of our Corporate Governance Guidelines and our Code of Ethics are available on our website at www.centuryaluminum.com and to any stockholder who requests them. If and when they occur, we will disclose any amendments to or waivers of our Code of Ethics on behalf of our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions on our website at www.centuryaluminum.com.

Related Party Transactions

The Company has a written policy and written procedures for the review, approval and monitoring of transactions involving Century or its subsidiaries and “related parties.” “Related parties” include executive officers, directors and director nominees and any of their respective immediate family members, as well as stockholders owning five percent or greater of our outstanding stock and their immediate family members. The Company’s Statement of Policy Regarding Related Party Transactions is available in the Investor section of the Company’s website, www.centuryaluminum.com, under the tab “Governance.”

The Company’s Related Party Transactions Policy applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which Century or any of its subsidiaries was or is to be a participant and where any related party had or will have a direct or indirect interest. Pursuant to the policy, the Audit Committee is responsible for reviewing related party transactions. However, all transactions with Glencore plc or its affiliates (together, “Glencore”) and any other transaction the Audit Committee Chair determines is material to the Company are reviewed by the independent directors, acting as a separate body from our Board. Based on its consideration of all relevant facts and circumstances, whether the transaction is on terms that are fair and reasonable to the Company and whether the transaction is in the business interests of the Company, the Audit Committee or independent directors, as the case may be, will decide whether or not to approve or ratify such transaction. If a related party transaction is submitted for approval after the commencement of the transaction, the Audit Committee or independent directors, as the case may be, will evaluate all options available, including the ratification, rescission or termination of such transaction, if appropriate. The policy defines certain ordinary course, non-material transactions that are pre-approved by the independent directors. The Audit Committee receives quarterly reports of all pre-approved transactions. Please see page 70 for more information regarding our related party transactions in 2024.

2025 Proxy Statement	17

Corporate Governance

Health, Safety and Sustainability

The health and safety of our employees and our communities are critically important to us. We are committed to providing a safe working environment for all employees and every visitor to our facilities, and we strive for zero injuries and accidents every day. We believe that best-in-class safety practices and performance produce superior operational and financial performance for the Company and contribute to long-term stockholder value creation. To that end, we continuously assess the risks our employees face at each of our facilities, and we work to mitigate those risks through frequent training, appropriately tailored operating procedures and other preventative safety and health programs. We further emphasize the importance of our safety culture by including multiple safety performance goals in our AIP to further incentivize our executives to champion a safe working environment, and to align a significant amount of their annual cash compensation to the achievement of these goals.

We are also mindful of the environmental impact of our operations and seek to minimize waste from our operations and promote the responsible use of energy and raw materials. We are committed to pursuing the highest possible environmental standards across all our operations, as evidenced by our continued focus on reducing the carbon intensity of our aluminum products and minimizing greenhouse gas emissions where feasible. We seek to mitigate our impact on the environment through a variety of methods, including through the use of renewable energy sources to generate power for certain of our operations, the responsible and efficient management of hazardous and non-hazardous waste, and the sustainable recycling and disposal of aluminum and other by-products produced during the aluminum production process. In addition, in the United States, we continue to advocate and encourage our electric power suppliers to increase their use of renewable energy sources.

Our aluminum smelter in Grundartangi, Iceland (“Grundartangi”) is ASI Certified and produces a low-carbon aluminum product called Natur-Al™, with energy generated from 100% renewable sources. As a result, Natur-Al™ aluminum is one of the lowest carbon intensity aluminum products in the world, accounting for less than 25% of the average carbon intensity associated with standard aluminum production. We continuously seek additional opportunities to reduce our carbon footprint through the use of technology and a rigorous focus on operational excellence.

2024 Stockholder Engagement

We are committed to a robust and proactive shareholder engagement program. The Board of Directors values the perspectives of our stockholders, and uses this feedback on our business, corporate governance, executive compensation, and other matters during Board and committee discussions throughout the year. Maintaining an active dialogue with our stockholders is important to our commitment to deliver sustainable, long-term value. The Board and management actively seek to engage with stockholders on a variety of topics to better understand their questions and concerns, to seek input, and to provide perspective on Century’s policies and practices. We also will engage with proxy and other advisory firms that represent the interests of various stakeholders.

Stockholder feedback is reviewed and considered by the Board and is reflected in adjustments or enhancements to our policies and practices. Going forward, we intend to continue our efforts to proactively engage with our stockholders, to maintain transparency and to better understand their views on key issues.

2024 Non-Employee Director Compensation

Our non-employee director compensation program is designed to attract and retain talented director candidates. The Board and the Compensation Committee, with the assistance of the Compensation Committee’s independent compensation consultant, annually review the pay levels and structure of our directors’ compensation. Directors who are full-time salaried employees of Century are not compensated for their service on the Board. The Board believes that (i) compensation for independent directors should be a mix of cash and equity-based compensation and (ii) compensation for non-employee, non-independent, Board members should only be in cash in order to avoid indirectly increasing the beneficial ownership of any stockholder with whom they may be affiliated.

Any retainers due to the directors are paid on a quarterly basis together with any meeting fees incurred during the prior quarter. All directors are also reimbursed for their travel and other expenses incurred in attending Board and Board committee meetings. For 2024, Mr. van Jaarsveld waived his right to receive compensation of any kind, including his right to receive expense reimbursement.

2025 Proxy Statement	18

Corporate Governance

The table below sets forth the components of compensation for our non-employee directors (other than Mr. van Jaarsveld) in 2024:

Annual Compensation Element	Amount
Annual Cash Retainer	$45,000
Independent Chairman Annual Cash Retainer	$100,000
Audit Committee Chair Annual Cash Retainer	$12,500
Other Committee Chair Annual Cash Retainer	$10,000
Annual Equity Award(a)	$125,000
Board and Committee Meeting Fees(b)	$2,000

(a)	The annual equity award is granted in the form of time-vested stock units (“TVSUs”) following the annual stockholders’ meeting or in connection with a new director appointment. Each TVSU vests on the earlier of (i) the one-year anniversary of its grant date or (ii) the next succeeding annual stockholder meeting. For any director who reaches the age of 65, his or her outstanding TVSU award will immediately vest pursuant to its terms, and for any director who is 65 or older at the time of his or her TVSU grant, such TVSUs are vested at the time of grant. The dollar value of the annual equity award is converted into a number of TVSUs based on the thirty-day trailing average closing price of Century common stock.

(b)	Each member of the Board is compensated $2,000 for each Board and Committee meeting attended, except that each of the Audit Committee Chair and Compensation Committee Chair receives $3,000 for each meeting of the Audit Committee and the Compensation Committee attended, respectively.

The following table sets forth the total compensation for each person who served as a non-employee director during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash	Stock Awards(a)	Total
Andrew Michelmore	$219,000	$125,210	$344,210
Jarl Berntzen	$126,000	$125,210	$251,210
Jennifer Bush	$119,000	$125,210	$244,210
Errol Glasser	$129,500	$125,210	$254,710
Wilhelm van Jaarsveld(b)	$0	$0	$0
Tamla Olivier	$109,000	$125,210	$234,210

(a)	These amounts represent the grant date fair value of the TVSUs awarded to each non-employee director computed in accordance with FASB Topic 718, which is calculated by multiplying the number of shares granted by the closing price of Century’s common stock on the date of grant. This calculation differs from how the Company calculates the number of shares in each annual director equity award, which is based on the thirty-day trailing average closing price of the common stock of the Company. The closing price of Century’s common stock on June 3, 2024 (the date of grant for all directors) was $17.71. Mr. Glasser and Ms. Bush elected to defer the settlement of all TVSUs awarded to them in 2024 until their service on the Board has terminated.
(b)	Mr. van Jaarsveld waived his right to receive all compensation in connection with his service on the Board.

2025 Proxy Statement	19

The following table sets forth as of December 31, 2024, the number of outstanding stock awards held by each non-employee director who served on our Board during 2024:

Name	Number of Stock Awards Outstanding as of 12/31/2024(a)	Number of Deferred Stock Awards(b)
Andrew Michelmore	—	—
Jarl Berntzen	7,070	107,786
Jennifer Bush	7,070	24,183
Errol Glasser	—	107,424
Wilhelm van Jaarsveld	—	—
Tamla Olivier	7,070	—

(a)	Represents unvested TVSUs as of December 31, 2024. All TVSUs granted to Messrs. Michelmore and Glasser immediately vest upon grant due to each of them having reached the age of 65.
(b)	Represents vested TVSUs the settlement of which has been deferred until termination from service as a Director of the Company.

Non-Employee Director Stock Ownership Guidelines

Under our director stock ownership guidelines, each independent director is expected to accumulate, within five years of election to the Board, 25,000 shares of our common stock, which was meant to approximate the value (at the time the guidelines were adopted in March 2019) of five times the annual cash retainer payable to independent directors. The guidelines of peer companies and, on a broader basis, industry practices, in place at the time the guidelines were adopted were considered in developing these guidelines. The director stock ownership guidelines continue to be based on a fixed number of shares to address the volatility inherent in the aluminum industry. As of the date of this proxy statement, each of our independent directors holds in excess of the minimum number shares required under the guidelines or is within the five-year timeframe in which to comply.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board, our independent or non-management directors as a group, or any individual director(s) by sending a written communication in an envelope addressed to the Board or the appropriate director(s) in care of our Corporate Secretary, addressed to: Corporate Secretary, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

2025 Proxy Statement	20

Independent Auditors

22

24

Audit Committee Report

Century ALUMINUM 2025 Proxy Statement 21

The Board, on the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. We are requesting the Company’s stockholders to ratify such appointment. If no direction is given to the contrary, all proxies received by the Board will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Neither the Board nor the Audit Committee is required to take any action as a result of the outcome of the vote on this proposal. If the stockholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection but may, nevertheless, continue to retain Deloitte & Touche LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time. In addition to performing the audit of the Company’s consolidated financial statements, Deloitte & Touche LLP provided various other services for the Company during the last two fiscal years. The aggregate fees billed for the last two fiscal years are set forth below:

	2024	2023
Audit Fees(a)	$3,317,000	$2,762,000
Audit - Related Fees(b)	$122,000	$80,000
Tax Fees(c)	—	—
All Other Fees(d)	$2,000	$2,000
Total Fees	$3,441,000	$2,844,000

(a)	Audit Fees include fees for professional services rendered for the audit of the Company’s annual financial statements, review of the financial statements included in the Company’s Form 10-Q, as well as other services normally provided in connection with statutory and regulatory filings or engagements. Other services for 2024 and 2023 include reviews of documents filed with the SEC.
(b)	Audit-Related Fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under Audit Fees. Audit-Related Fees for 2024 and 2023 primarily relate to fees associated with registration statements filed with the SEC, services related to a SEC comment letter and certain contemplated transactions.
(c)	Tax Fees would include fees for professional services rendered in connection with tax compliance, tax advice and tax planning.
(d)	All Other Fees would include fees for services provided other than services reported under Audit Fees, Audit-Related Fees and Tax Fees. Generally, this category would include permitted corporate finance assistance and permitted advisory services.

2025 Proxy Statement	22

Proposal No. 2

All services rendered by Deloitte & Touche LLP are pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval procedures. Under those procedures, the terms and fees of annual audit services, and changes thereto, must be approved by the Audit Committee. The Audit Committee also pre-approves the scope of audit-related, tax and other non-audit services that may be performed by our independent auditors during the fiscal year, subject to dollar limitations set by the Committee. The foregoing pre-approval procedures are subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to completion of the audit.

Representatives of Deloitte & Touche LLP are expected to be present at the 2025 Annual Meeting, and are expected to have the ability to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

2025 Proxy Statement	23

Proposal No. 2

Audit Committee
Report

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Century specifically incorporates it by reference into a filing.

The role of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee’s job is one of oversight. Century’s management is responsible for the preparation of Century’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding Century’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does; accordingly, the Audit Committee’s oversight role does not include providing any expert or special assurance as to the financial statements and other financial information provided by Century to its stockholders and others.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Century. The Audit Committee also discussed with each of management, the internal auditors and the independent auditors (i) the quality and adequacy of Century’s internal controls, (ii) Century’s processes for assessing and monitoring risk and (iii) the function, responsibilities, budget and staffing of Century’s internal audit organization. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee has the authority to obtain advice from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Century for such advice and assistance.

The Audit Committee met with and discussed with the independent auditors all matters required to be discussed by the applicable requirements of the PCAOB and the SEC and, with and without management present, reviewed and discussed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the quality and adequacy of Century’s internal controls and the results of the internal audit examinations.

The Audit Committee reviewed and discussed with management and the independent auditors the interim financial information contained in each quarterly earnings announcement in 2024 prior to its public release and the audited financial statements of Century as of and for the year ended December 31, 2024.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Century’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

The Audit Committee

Errol Glasser (Chair)	Jarl Berntzen	Jennifer Bush	Andrew Michelmore	Tamla Olivier

2025 Proxy Statement	24

Executive Compensation

26

27

Compensation Discussion and Analysis

43

Compensation Committee Report

44

Compensation Tables

59

2025 Proxy Statement 25

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, a resolution will be presented at the 2025 Annual Meeting asking our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement. Although the vote is advisory and is not binding on the Compensation Committee, the Board or the Company, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. We refer to this non-binding advisory vote as the “say-on-pay” vote. Consistent with the frequency preference expressed by our stockholders at the 2023 annual meeting of stockholders, our current policy is to hold a “say-on-pay” vote annually. The next advisory vote on the frequency of the “say-on-pay” vote will be held at the 2029 Annual Meeting.

You are asked to vote for or against, or to abstain from voting, on the following resolution on an advisory basis:

“Resolved, that the stockholders approve on an advisory basis the compensation of our named executive officers, as disclosed in the Company’s proxy statement pursuant to the rules of the SEC, including the “Compensation Discussion and Analysis,” the compensation tables, and any related tables and disclosure.”

2025 Proxy Statement	26

Compensation Discussion and Analysis

Compensation
Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide the Company’s stockholders with an understanding of the Company’s executive compensation program and to discuss the 2024 compensation of the Company’s named executive officers (“NEOs”). The Compensation Committee (the “Committee”) oversees the Company’s executive compensation program and establishes the compensation of our NEOs.

The following table contains information about our executive officers as well as an indication of those executive officers who are the Company’s NEOs, and whose compensation is described in this Proxy Statement.

Name	Age	Business Experience and Principal Occupation or Employment During Past 5 Years
Jesse E. Gary*	45	President and Chief Executive Officer since July 2021. Mr. Gary previously served as the Company’s Executive Vice President and General Counsel beginning February 2013 through and Chief Operating Officer beginning April 2019 through his appointment to President and Chief Executive Officer in July 2021. Mr. Gary joined Century in 2010.
Peter Trpkovski	43

Executive Vice President and Chief Financial Officer since March 2025. Mr. Trpkovski previously served as Senior Vice President, Finance and Treasurer from July 2023 to March 2025, Vice President, Finance and Investor Relations from March 2022 to July 2023, and Director of Financial Planning and Analysis from February 2019 to March 2022.

Mr. Trpkovski joined Century in 2013.

Gunnar Gudlaugsson*	64	Executive Vice President, Global Operations since February 2021; Managing Director of Nordural Grundartangi ehf., our wholly-owned Icelandic subsidiary, since 2019; Vice President, European and Asian Operations from 2017 to February 2021; Plant Manager at Nordural Grundartangi ehf. from 2009 through 2017. Mr. Gudlaugsson joined Century in 2008.
John DeZee*	61	Executive Vice President, General Counsel and Secretary since May 2021. Mr. DeZee previously served as Associate General Counsel of Century beginning in 2008 through the time of his appointment as Executive Vice President, General Counsel and Secretary.
Matthew Aboud*	49

Senior Vice President, Strategy & Business Development since May 2021. Prior to joining Century, Mr. Aboud was with Hydro Aluminum, serving in a variety of roles over the course of 17 years. Most recently, he served as Vice President – Extrusion Ingot & Wire Rod, where he oversaw both primary and secondary casthouse facilities throughout Europe.

Kenneth Calloway	49

Senior Vice President, Human Resources since January 2024. Mr. Calloway previously served as the Company’s Corporate Director of Human Resources from November 2018 to June 2021 and Vice President of Human Resources from July 2021 through the time of his appointment as Senior Vice President, Human Resources. Mr. Calloway joined Century in 2005.

Robert Hoffman	56	Senior Vice President, Chief Information Officer and Chief Accounting Officer since December 2024. Mr. Hoffman previously served as the Company’s Vice President, Chief Information Officer and Chief Accounting Officer from June 2021 to December 2024, and prior to that role was the Company’s Chief Information Officer from June 2017 to May 2021. Mr. Hoffman joined Century in 2004.
Ágúst Hafberg	59	Senior Vice President and Chief Commercial Officer since February 2019. Prior to serving in this role, Mr. Hafberg, served in several positions of increasing responsibility in a variety of commercial and business development roles. Mr. Hafberg joined Century in 2007.
Gerald Bialek*	59

Executive Vice President and Chief Financial Officer from August 2022 to March 2025. Prior to joining Century, Mr. Bialek was with Cooper Tire & Rubber Company, serving as Chief Financial Officer from August 2020 to December 2021. Prior to serving in this role, Mr. Bialek, served in several positions of increasing responsibility in finance and strategic functions over the course of 7 years with Cooper Tire & Rubber Company.

* 2025 Named Executive Officer

2025 Proxy Statement	27

Compensation Discussion and Analysis

Our Philosophy on Executive Compensation and Overview of 2024 NEO Compensation

The Committee believes the executive compensation program at Century should be structured to align the interests of executives and stockholders. The program should seek to reward value creation at all stages of our business cycle and provide an increasing percentage of performance-based compensation at higher levels of executive responsibility. Compensation should also be market competitive and internally equitable.

Each year the Committee evaluates the Company’s executive compensation program to ensure that it is aligned with our strategic priorities and effectively motivates and incentivizes our executives, while also ensuring that risk is appropriately overseen and mitigated. The Committee believes that aligning executive compensation with Company performance and strategy supports our stockholders’ interests for long-term value creation.

The following aspects of our 2024 executive compensation program demonstrate our pay-for-performance philosophy and our commitment to good governance:

•	Setting target total compensation at competitive levels compared to our peers (and typically setting them at below median levels for those executives new to their roles), while using incentive compensation to reward and motivate exceptional performance;
•	Allocating a significant portion of compensation for our NEOs to “at risk” compensation, the ultimate payouts or value of which are substantially dependent on the successful achievement of predetermined performance goals and/or linked to the value of our stock price (83% of 2024 target compensation was “at risk” for our CEO and on average 67% for our other NEOs);

•	Linking payouts under a large portion of our long-term incentive awards to the Company’s TSR relative to our Industry Peer Group (60% of the 2024 target value of long-term incentive awards for our CEO and 50% of the 2024 target value of long-term incentive awards for our other NEOs); and
•	Linking payouts under our annual incentive awards to the achievement of pre-established financial, operational and safety performance targets (70% weighting) and individual performance targets for each named executive officer (30% weighting).

We believe 2024 compensation outcomes for our NEOs were aligned with the Company’s overall performance as evidenced by:

•	Performance at 106% of target under the financial, operational and safety metrics component of our 2024 Annual Incentive Plan (AIP) reflecting strong operational performance and management execution.
•	The vesting of our 2022-2024 performance share units (“PSUs”) at 145.6% of target, reflecting superior relative TSR performance compared to our 2024 Industry Peer group due, in part, to realization of the long-term benefits of the Company’s strategic plan.

2025 Proxy Statement	28

Compensation Discussion and Analysis

Compensation Program Structure

We are committed to developing and implementing an executive compensation program that seeks to directly align the interests of our NEOs with the long-term interests of our stockholders. To that end, the objectives of the Company’s executive compensation program are to attract, retain and motivate talented executive officers who will improve the company’s performance and provide long-term strategic leadership. The majority of targeted total compensation for our NEOs is equity-based, vests over multiple years and is tied directly to long-term value creation for shareholders. NEO compensation is comprised of three primary components:

Century’s executive compensation program is designed to strengthen the link between pay and performance by having a significant portion of total executive compensation tied to the achievement of predetermined performance targets directly related to our business goals and strategies. Our 2024 pay mix for our CEO and other NEOs was as follows:

CEO 2024 TARGET* COMPENSATION

*	Target Value includes annualized 2024 salary of $ 915,000; target annual incentive of $ 1,052,250 and target LTI grant of $ 3,385,500 for a total Target Value of $5,352,750. Target Value excludes our CEO’s final 2024 installment of his 2021 CEO promotion award as further described herein.

AVERAGE OF 2024 TARGET COMPENSATION FOR NEOs (other than the CEO)

2025 Proxy Statement	29

Compensation Discussion and Analysis

Consideration of “Say-On-Pay” Results

At the Company’s annual meeting of stockholders held in June 2024, approximately 85% of the votes cast on the advisory vote to approve the compensation of the Company’s NEOs were voted in favor of the proposal. The Committee believes this affirms our stockholders’ support for the Company’s approach to executive compensation. No changes were made to the compensation program for 2024 in response to this vote result.

Our Process for Executive Compensation

The Compensation Committee

The Committee is responsible for the executive compensation program design and decision-making process for NEO compensation. The Committee regularly reviews the Company’s executive compensation practices, including the methodologies for setting NEO total compensation, the goals of the program and the underlying compensation philosophy. In consultation with its independent executive compensation consultant, the Committee, regularly:

•	Reviews market data to evaluate and assess the competitiveness of the Company’s compensation policies compared to the Company’s industry peers and broader market practice;
•	Reviews the benchmarking peer group and makes proposals for change, when necessary;
•	Reviews the Company’s non-employee director compensation program;
•	Reviews performance against the Company’s plans and budgets and considers the degree of achievement of pre-established performance goals;
•	Reviews the individual performance of each NEO;
•	Evaluates the Company’s compensation policies to assess compensation-related risk;
•	Considers the results of the advisory “Say-on-Pay” vote of the Company’s stockholders as well as other feedback received throughout the year; and
•	Exercises its judgment as to what is in the best interests of the Company and its stockholders.

The Committee maintains an annual agenda to help ensure that it discharges its duties in a thoughtful and timely manner. As a general practice, the Committee makes decisions over multiple meetings, discussing conceptual matters, reviewing preliminary recommendations and reviewing final recommendations, before acting. The Committee dedicated significant time and attention to compensation management in 2024, including holding five meetings.

2025 Proxy Statement	30

Compensation Discussion and Analysis

Compensation Considerations

The Committee, with the support of its independent compensation consultant and management, considers many aspects of the Company’s financial and operational performance, as well as other factors when making executive compensation decisions. The factors and considerations the Committee may take into account in making executive compensation decisions include, but are not limited to:

•	Long-term stockholder value creation;
•	The Company’s operational performance;
•	Performance relative to peers and competitors;
•	Historic absolute and relative stock price and financial performance;
•	Key areas management can influence over the short- and long-term;
•	The cyclical nature of the Company’s business;
•	Performance relative to financial guidance provided throughout the year;
•	Development and retention of a qualified management team;
•	Skills, experience and tenure of executive incumbents; and
•	Market values for comparably situated executives among our peer group.

Benchmarking Executive Compensation

The Committee, together with its independent executive compensation consultant, annually reviews relevant competitive market data to assess our compensation levels and practices. For purposes of informing 2024 compensation targets, the Committee reviewed the compensation levels of a peer group of metals and other industrial companies that are comparable in size to the Company in terms of revenue, market capitalization, EBITDA and number of employees. The Committee chose these parameters, and ultimately the companies noted below, to evaluate pay in a context that considers businesses with similar exposure to economic forces and business cycles and with whom the Company may compete for executive talent. The Committee supplemented this data with compensation survey data covering general industrial companies with similar revenues to provide additional perspective on competitive pay levels.

Elements of compensation that are benchmarked, separately and in the aggregate, include base salary, annual incentive opportunities and long-term incentive grant values. Generally, the Committee targets total compensation (base salary, target annual incentive and long-term incentive) at or near the mid-point of the compensation ranges for comparable positions at the companies comprising the peer group, while being mindful of individual differences such as experience, level of responsibility and performance, as well as the practical implications of pay, on occasion, being the product of an arms-length negotiation at the time an executive is hired or promoted.

For purposes of determining 2024 compensation, the Committee, in consultation with its independent executive compensation consultant, made no changes to the compensation peer group. The following companies comprised the Company’s peer group for purposes of determining 2024 target compensation for the Company’s NEOs:

• ATI, Inc.	• Koppers Holdings Inc.	• Radius Recycling, Inc.
• Carpenter Technology Corp.	• Materion Corporation	• SunCoke Energy, Inc.
• Eagle Materials Inc.	• Metallus Inc.	• Valmont Industries, Inc.
• Gibraltar Industries Inc.	• Minerals Technologies Inc.	• Warrior Met Coal, Inc.
• Kaiser Aluminum Corp.	• Mueller Industries, Inc.	• Worthington Steel, Inc.

For 2024, the Committee also assessed the Company’s TSR performance against a group of aluminum industry companies listed below (the “Industry Peer Group”) to give more specific insight into the Company’s performance in the context of its specific business climate. The Industry Peer Group is comprised of publicly-listed companies that, like Century, receive a significant portion of their revenue from the production of primary aluminum. Given the commodity-based nature of Century’s business and exposure to market forces outside of management’s control, the Committee has intentionally selected companies for the Industry Peer Group whose results are similarly affected by the market price of primary aluminum.

2025 Proxy Statement	31

Compensation Discussion and Analysis

Although the Company’s peer group described above is an appropriate benchmark for executive compensation at other similarly sized companies, the peer group data does not always provide useful comparisons to other companies that might be experiencing similar business conditions. However, while companies included in the Industry Peer Group compete in the same markets and experience similar business conditions as the Company, they are all substantially larger than the Company in both revenue and market capitalization. To that end, and consistent with the Company’s pay-for-performance philosophy, the Committee primarily uses the Industry Peer Group (along with the Compensation Peer Group) to assess relative performance using TSR when awarding long-term incentive awards. However, the Industry Peer Group is not used to benchmark target pay opportunities.

In considering the 2024 Industry Peer Group, the Committee placed a priority on identifying companies that (i) compete in the same markets as the Company; (ii) offer similar products and services as the Company; or (iii) serve the same, or similar, industries and end users as the Company.

Based on the above criteria, the Committee chose the following companies to comprise the 2024 Industry Peer Group:

• Alcoa Corporation	• Norsk Hydro ASA
• Aluminum Corp. of China Limited	• United Co Rusal PLC

Role of the Chief Executive Officer

The Committee, comprised entirely of independent directors, annually (i) sets the target compensation of the Company’s CEO including each of the individual elements thereof, and (ii) evaluates the CEO’s performance in light of the specific goals and objectives established for the CEO. The Committee considers the recommendations of the Company’s CEO (other than with respect to his own compensation), together with input provided by its independent executive compensation consultant, in making its determinations regarding executive compensation.

The Company’s CEO attends all Committee meetings other than those portions that are held in executive session, and he is not present during voting or deliberations on matters involving his compensation in accordance with the Committee’s charter.

Additionally, the Committee’s charter formalizes the working relationship with our CEO and includes the following actions to be taken by the CEO:

•	Working with the Committee to provide oversight of Century’s compensation plans and policies, including incentive and equity-based plans;
•	Reviewing with the Committee the respective corporate and individual goals and objectives for the other NEOs relevant to their compensation;
•	Providing the Committee with an evaluation of the performance of the other NEOs in light of their respective corporate and individual goals and objectives; and
•	Recommending to the Committee the target compensation levels of the other NEOs.

Role of Compensation Committee Consultant

To assist in its review and oversight of the Company’s executive compensation program, the Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent executive compensation consultant and consulted with FW Cook regularly throughout the year. A representative of FW Cook attended meetings of the Committee and advised the Committee in connection with the design and implementation the Company’s executive compensation program for 2024, including with respect to compensation philosophy, objectives, annual and long-term incentive plan structuring and designs, optimal compensation mix and proposed allocations among fixed and variable, and long-term and short-term, compensation. FW Cook also provided market data to inform target pay decisions, reviewed and recommended the executive compensation benchmarking peer group and recommended how the Committee should position the Company’s compensation in relation to these peers. Interactions between FW Cook and management are generally limited to discussions on behalf of the Committee or as required to fulfill requests at the Committee’s direction. The Committee considers the information presented by FW Cook with respect to compensation matters, but all decisions regarding the compensation of our NEOs in 2024 were made by the Committee. During 2024, FW Cook did not provide any services to the Company other than the services provided directly to the Committee. Based on these factors, its own evaluation of FW Cook’s independence under applicable SEC and Nasdaq rules, and information provided by FW Cook, the Committee determined that the work performed by FW Cook did not raise any conflicts of interest, and that FW Cook was an independent consultant.

2025 Proxy Statement	32

Compensation Discussion and Analysis

Components of Executive Compensation

Our executive compensation program is made up of the following principal components. The Committee may, from time to time, provide additional elements of compensation other than as described below as special circumstances arise.

Base Salary

Base salary is the only principal component of NEO compensation whose value is fixed rather than variable. The Committee annually reviews the salaries of our NEOs against comparable positions from peer group and survey data to determine whether adjustments are appropriate. When setting or making adjustments to base salaries, the Committee considers Peer Group salary data, each executive’s responsibilities and performance against job expectations, experience and tenure as well as the impact of base salary on other compensation elements, such as the size of target incentive awards. The Committee’s review of these factors is subjective, and no fixed value or weight is assigned to any specific factor when making salary decisions. The Company does not have employment agreements with any of its executive officers, thereby affording the Committee year-to-year flexibility in base salary determinations. Annual adjustments are generally effective in March of each year, but the Committee may also review the salaries of our NEOs in connection with a promotion or other change in responsibility. The table below sets forth the annualized base salaries of each of our NEOs effective as of March 11, 2024, and the amount by which each NEO’s 2023 base salary was adjusted in 2024.

Salary adjustments for our NEOs, if any, are generally effective in March of each year or upon a change in position. The 2024 increase in base salary for each of our NEOs reflects ongoing adjustments that the Committee believed were necessary to better align each NEO’s compensation to peer benchmarking data. In determining these salary adjustments, the Committee was mindful of the fact that each NEO’s base salary was established below the peer group median when such individuals were newly established in their respective roles.

Named Executive Officer	2024 Annualized Salary	Adjustment from 2023 Salary
Mr. Gary	915,000	3.4%
Mr. Bialek	495,000	4.6%
Mr. Gudlaugsson	540,000	10.3%
Mr. DeZee	430,000	4.7%
Mr. Aboud	365,000	6.4%

2025 Proxy Statement	33

Compensation Discussion and Analysis

Annual Incentive Program (AIP)

The Company’s Annual Incentive Plan (AIP) is designed to provide each NEO with the opportunity to earn an annual cash award for achieving the Company’s short-term financial, operational and individual objectives. The AIP places a significant percentage of each NEO’s annual cash compensation at risk and aligns the interests of executives and stockholders.

2024 AIP Design and Metrics

Each year, the Committee establishes a target annual incentive award for each NEO expressed as a percentage of base salary, subject to the achievement of pre-established corporate and individual goals, as described below. Payouts under the AIP can range from 0% to 200% of the target based on performance relative to pre-established performance metrics. If the threshold level is not achieved for any particular metric, no amount is paid for that metric. However, due in part to the nature of the Company’s business, including the substantial impact on the Company’s financial results of fluctuations in the price of aluminum as well as the price of certain critical raw materials over which management exercises no control, the Committee retains discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted. The increases in target AIP award opportunities were driven by changes in the peer group compensation data. The Committee believed these adjustments were appropriate to ensure that our executive compensation structure remained competitive and reflective of industry standards. For 2024, each NEO’s target annual incentive opportunity as a percentage of base salary was as follows:

Named Executive Officer	2024 Target AIP Opportunity (% of Base Salary)
Mr. Gary	115%
Mr. Bialek	65%
Mr. Gudlaugsson	80%
Mr. DeZee	60%
Mr. Aboud	50%

When establishing the 2024 AIP design and metrics, the Committee reviewed the Company’s business plan, historical performance, management recommendations and feedback provided by the independent compensation consultant. In considering the design of the 2024 AIP, and in order to link management’s performance with compensation outcomes, the Committee included measures focused on operational excellence, capital efficiency and cost control, noting that these measures are all within management’s direct ability to influence. The Committee also continued to prioritize and include a safety component in the 2024 AIP design, as in prior years, to reinforce the Company’s culture of safety and employee wellness.

The Committee determined that the largest portion of the 2024 AIP design (70%) should focus on Company-wide financial, operational and safety metrics (“FOS Metrics”), with the balance to be determined by a mix of additional objectives and goals designed to gauge and evaluate each NEOs individual performance during 2024 (the “Individual Performance Criteria”).

The Individual Performance Criteria (which comprise 30% of the 2024 AIP) were developed to incentivize and reward each NEO’s execution of his specific goals and operational targets that are uniquely attributable to their respective executive functions. The specific Individual Performance Criteria are established at the beginning of each year and tailored specifically to each NEO based on his direct areas of responsibility. As with the FOS Metrics, the Individual Performance Criteria can range from 0% to 200% of target based on each NEO’s performance. At the end of each year, the Committee receives from the CEO an assessment of each NEO’s (other than the CEO) performance with respect to his Individual Performance Criteria, and a final determination of each NEO’s performance (including the CEO) is made by the Committee. We consider the specific goals established under the Individual Performance Criteria to be confidential, the disclosure of which is not material to an understanding of our 2024 executive compensation and would cause competitive harm to the Company. The Individual Performance Criteria established by the Committee for 2024 included goals and objectives tied to operational performance and other Company initiatives and strategies.

2025 Proxy Statement	34

Compensation Discussion and Analysis

The following table summarizes the FOS Metrics included in the 2024 AIP, the respective weightings for each metric and the Committee’s rationale for including such metric in the 2024 AIP design. In total, the FOS Metrics represent 70% of the 2024 AIP design. In early 2025, the Committee met to review the results of the 2024 FOS Metrics and Individual Performance Criteria, which were then combined to produce a Final 2024 AIP Performance Factor.

*May vary from reported results to adjust for immaterial, non-recurring delays due to non-operational factors.

2025 Proxy Statement	35

Compensation Discussion and Analysis

The FOS Metrics, Individual Performance Criteria and their respective weightings, were communicated to the NEOs at the beginning of the performance period. Targets were set for each of the FOS Metrics and Individual Performance Criteria at levels that were designed to be reasonably achievable with strong management performance. Maximum performance levels were designed to be difficult to achieve in light of historical performance and the Company’s business forecast (including, among other things, consideration of market, economic and geopolitical factors) at the time the metrics were approved.

2024 AIP Performance Results

The following table summarizes the Company’s 2024 AIP results with respect to the Company’s FOS Metrics. The results of each performance measure are expressed as a payout factor based on the percentage of the target performance level. For the 2024 AIP, performance greater than threshold but less than target results in a payout factor range of 50% - 99% of the target opportunity, and performance at or greater than target results in a payout range of 100% up to a maximum of 200% of the target opportunity, in each case using straight line interpolation between the points. Below threshold performance for each metric results in a payout of 0% for such metric. In the aggregate, the FOS Metrics of the 2024 AIP were achieved at 106% of target reflecting strong Company performance and outstanding management execution.

*Due to the competitively sensitive nature of this measure, the threshold, target, maximum and result levels have all been indexed and reported as such.

2025 Proxy Statement	36

Compensation Discussion and Analysis

In early 2025, the Committee met to review each NEO’s Individual Performance Criteria including their specific contributions to the achievement of key strategic projects, and the Company’s overall performance during 2024. The Committee noted Management’s strong execution and focus on the financial and operational results above. In particular, the Committee noted the executive team’s successful completion of several highly strategic initiatives during 2024, including the (i) completion of award negotiations with the U.S. Department of Energy for up to $500 million in funding to support construction of a new aluminum smelter, (ii) completion and commissioning of the new Grundartangi casthouse, and (iii) integration of the Jamalco alumina refinery and completion of long-term alumina supply arrangements linked to the price of aluminum. Additionally, the Committee’s took into consideration each NEO’s strategic leadership ability and contributions to Company culture. Based on these results, the Committee assessed the results of the CEO’s Individual Performance Criteria to be 180% of target, and for each other NEO’s Individual Performance Criteria to be between 33% and 170% of target. The Committee determined that these outcomes were reflective of its pay-for performance philosophy, and in the best interest of the Company and its stockholders. When combined with the FOS Metric portion of the 2024 AIP, a Final 2024 AIP Performance Factor was calculated and the Committee approved the 2024 AIP payouts as indicated in the table below.

Name	Target 2024 AIP Opportunity(a)	Final 2024 AIP Performance Factor(b)	Final 2024 AIP Award
Mr. Gary	$1,052,250	122%	$1,279,852
Mr. Bialek	$321,750	78%	$249,453
Mr. Gudlaugsson	$432,000	104%	$447,682
Mr. DeZee	$258,000	106%	$274,331
Mr. Aboud	$182,500	119%	$216,500

(a)	Calculated by multiplying each NEO’s 2024 annualized base salary by their 2024 AIP Target Opportunity.
(b)	The Final 2024 AIP Performance Factor is comprised of the following components: (i) 70% FOS Metric performance which was assessed at 106% of target, and (ii) 30% Individual Performance Criteria which was determined to be 180% for Mr. Gary and 113% for the average of the other NEOs.

Long-Term Incentive Plan (LTIP)

The Company’s Long-Term Incentive Plan (LTIP) is designed to (i) align executive compensation with the interests of the Company’s stockholders by linking compensation to absolute and relative stock price performance and (ii) encourage retention over multi-year performance periods. Awards under our LTIP typically represent the single largest component of our executive compensation program thereby aligning a substantial portion of NEO compensation with long-term value creation for our stockholders.

2024-2026 LTIP Design

The 2024-2026 LTIP provides for two types of equity-based awards, each of which will cliff-vest in full (subject to satisfaction of certain performance criteria in the case of PSUs) at the end of a three-year vesting period that ends on December 31, 2026.

Time-vested stock units (TVSUs), weighted at 40% of the total LTIP award value for the CEO and 50% for our other NEOs, are time-vesting equity awards that cliff-vest in full three years from the date of grant, provided the NEO continues to be employed by the Company. The Committee believes that awarding a portion of the Company’s LTIP awards in the form of time-vested equity encourages retention and ensures that executives’ interests are aligned with those of the Company’s other stockholders towards long-term value creation.

Performance stock units (PSUs), weighted at 60% of the total LTIP award value for the CEO and 50% for our other NEOs, are performance-based awards that are earned based upon the Company’s TSR relative to the average TSR of the Industry Peer Group (discussed above) over an established performance period and which may be adjusted, up or down, by a Strategic Objective Multiplier (as discussed below) at the discretion of the Committee to reflect the Company’s performance against certain long-term strategic objectives. The Committee believes this structure properly aligns management with stockholder interests with respect to long-term relative share price performance and achievement of long-term strategic objectives.

2025 Proxy Statement	37

Compensation Discussion and Analysis

TSR is calculated by the Committee and is defined as the total return to stockholders (including increases in the value of the stock price, plus dividends) during the applicable performance period, including any dividends during such period being reinvested. Fifty percent (50%) of the 2024-2026 PSU payout is based on the Company’s relative TSR performance over a two-year period (2024-2025) and the remaining fifty percent (50%) of the payout is based on the Company’s relative TSR performance over the full three-year performance period (2024-2026). Subject to achieving at least a threshold level of relative TSR performance over either performance period, some or all of the PSUs will cliff-vest commensurate with the level of performance attained, provided the NEO continues to be employed by the Company.

Finally, the 2024-2026 LTIP design also includes a Strategic Objective Modifier which allows the Committee to adjust the final PSU performance level, up or down, by up to 30 percentage points at the discretion of the Committee to reflect the Company’s performance against certain long-term strategic objectives set by the Committee at or near the beginning of the performance period. The strategic objectives are designed to focus management on the long-term interests of the Company’s stockholders and include objectives addressing, among other things, securing critical long-term supply and sales arrangements, expansion into new businesses and markets, and effective execution of long-term capital improvement projects. The strategic objectives are reviewed on an annual basis by the Committee and may be adjusted from time to time at the discretion of the Committee to ensure they continue to reflect the Company’s long-term goals and priorities. We consider the specific strategic objectives included in the 2024-2026 LTIP to be confidential, the disclosure of which is not material to an understanding of our 2024 NEO compensation and would cause competitive harm to the Company.

The Committee established the following range of targets and achievement percentages with respect to each performance measurement period of the 2024-2026 PSUs (linear interpolation applies between threshold and target and between target and maximum performance levels):

Performance Level	Century Relative TSR	Achievement Percentage (% of Target)
Maximum	150% of Industry Peer Average	200%
Target	100% of Industry Peer Average	100%
Threshold	50% of Industry Peer Average	0%

Each year, the Committee meets and performs a qualitative review of each NEO’s performance together with a quantitative assessment of peer group and survey market data over the course of one or several meetings. During such review in 2024, the Committee established a target LTIP award for each NEO, expressed as a percentage of base salary, as described in the table below.

The increases in target LTIP award opportunities for each of our NEOs were driven by changes in the peer group compensation data. The Committee believed these adjustments were appropriate to ensure that our executive compensation structure remained competitive and reflective of industry standards. This increase also acknowledges that the initial target LTIP opportunity for all current NEOs was set conservatively, below the median of the peer group. Despite these adjustments, total 2024 target compensation for each of our NEOs remained below the peer group median, reinforcing the Committee’s commitment to maintaining a responsible compensation approach.

Named Executive Officer	2024-2026 Target LTIP Opportunity (% of Salary)
Mr. Gary	370%
Mr. Bialek	145%
Mr. Gudlaugsson	175%
Mr. DeZee	110%
Mr. Aboud	95%

2025 Proxy Statement	38

Compensation Discussion and Analysis

The table below sets out the 2024-2026 LTIP grants for each NEO at the target performance level. The number of PSUs and TVSUs is determined by the Committee by dividing each NEO’s target LTIP opportunity (expressed as a dollar value) by the Company’s trailing 20-day average closing stock price as of the grant date. Although this approach results in a different number of PSUs and TVSUs granted than would otherwise be achieved by using the grant date fair value, the Committee believes this methodology is appropriate given the (i) significant historical volatility of the Company’s stock, and (ii) immaterial nature of the discrepancies over time between the two approaches.

Named Executive Officer	2024-2026 LTIP Value(a)	Number of PSUs	Number of TVSUs
Mr. Gary	$4,119,891	203,619	135,746
Mr. Bialek(b)	$873,449	35,974	35,974
Mr. Gudlaugsson	$1,149,998	47,364	47,364
Mr. DeZee	$575,606	23,707	23,707
Mr. Aboud	$421,962	17,379	17,379

(a)	Represents the grant date fair value of PSU and TVSU awards, which are calculated (i) in the case of PSUs, by multiplying the target number of shares awarded by the closing price of the Company’s common stock on the date of grant, and (ii) in the case of TVSUs, by multiplying the number of shares awarded by the closing price of the Company’s common stock on the date of grant (January 1, 2024). The amounts shown reflect the closing price of the Company’s common stock on December 29, 2023 (the last trading day prior to the date of grant) of $12.14.
(b)	In connection with Mr. Bialek’s separation from the Company on March 21, 2025, his 2024-2026 LTIP grant was forfeited.

2022-2024 LTIP Results

The 2022-2024 LTIP awards consisted of both TVSUs and PSUs. PSUs awarded under the 2022-2024 LTIP vested based on the Company’s TSR relative to the Industry Peer Group noted above, with fifty percent (50%) of the payout based on the Company’s relative TSR performance over a two-year period (2022-2023) and fifty percent (50%) of the payout based on relative TSR performance over a three-year period (2022-2024). The range of targets and achievement percentages with respect to TSR for the 2022-2024 PSUs was the same as was used for the 2024-2026 PSUs described above.

For the 2022-2024 performance period, the Company’s TSR performance for the two-year period (2022-2023) was 95.6% of the average TSR of the Industry Peer Group, which resulted in a 91.2% payout; and the Company’s TSR performance for the three-year period (2022-2024) was 163.8% of the average TSR of the Industry Peer Group, which resulted in a 200% payout. Furthermore, the Committee elected not to use its discretion to apply the Strategic Objective Modifier to adjust the payout of the 2022-2024 PSUs. As a result, the 2022-2024 PSUs vested at 145.6% of target, and were issued in the amounts set forth below:

2022-2024 PSUs (# of Shares)
Name	Target	Earned
Mr. Gary	127,643	185,848
Mr. Bialek(a)	—	—
Mr. Gudlaugsson	24,175	35,199
Mr. DeZee	17,882	26,036
Mr. Aboud	11,205	16,314

(a) Mr. Bialek was not a participant in the 2022-2024 PSU award opportunity.

2025 Proxy Statement	39

Compensation Discussion and Analysis

The following line graph compares Century Aluminum Company’s cumulative TSR with the cumulative total return of the S&P 500 Index and that of our Industry Peer Group. These comparisons assume the investment of $100 on December 31, 2019, and the reinvestment of dividends.

CEO Transition Payments

In May 2021, in connection with his promotion to CEO, Mr. Gary received a one-time promotion award of $8,000,000, 25% of which was granted in the form of TVSUs and 75% of which was to be paid in cash. Each of the cash and TVSU portions of the award vested over a three-year period, as illustrated below, and was subject to Mr. Gary’s continued employment on the applicable vesting date. In providing this one-time award, the Committee sought to establish robust retention incentives given the importance of leadership continuity following the retirement of Century’s prior CEO. As the promotion award was determined and granted in 2021, the Committee did not consider the vesting or timing of the payments under the award in its assessment of Mr. Gary’s 2024 compensation.

CEO Transition Award(a)	Cash Award	TVSU Award	Total
50% vested on July 1, 2022	$3,000,000	$1,000,000(c)	$4,000,000
30% vested on July 1, 2023	$1,800,000	$600,000(d)	$2,400,000
20% vested on July 1, 2024	$1,200,000	$400,000(e)	$1,600,000
Total	$6,000,000	$2,000,000(b)	$8,000,000

(a)	Granted July 1, 2021.
(b)	The number of TVSUs granted to Mr. Gary pursuant to this award was determined to be 157,536. This number of TVSUs was calculated based on the twenty-day trailing average closing price of the common stock of the Company, as of the grant date, which was determined to be $12.70. The closing price of the Company’s common stock on the grant date was $12.61.
(c)	Represents 78,768 TVSUs (50% of the original number of TVSUs granted) which vested on July 1, 2022.
(d)	Represents 47,261 TVSUs (30% of the original number of TVSUs granted) which vested on July 1, 2023.
(e)	Represents 31,507 TVSUs (20% of the original number of TVSUs granted) which vested on July 1, 2024.

Retirement Benefits

We maintain a 401(k) Plan for our U.S.-based employees, including our NEOs. The Century Aluminum 401(k) Plan is a tax-qualified retirement savings plan pursuant to which our U.S.-based employees are able to contribute a percentage, up to the limits prescribed by the Internal Revenue Service, of their annual compensation on a pre-tax basis. For our U.S.-based salaried employees, the Company also makes a matching contribution, the level of which is determined based on the employee’s eligibility to receive continued accruals in the Qualified Plan (as described below).

We also maintain a non-contributory defined benefit pension plan, which we refer to as our “Qualified Plan.” The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015, and to close the plan to new participants. Employees who are not eligible for future accruals under the Qualified Plan receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee’s contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee’s hire date. Employees of the Company who were aged 50 or older as of January 1, 2015, continued to be eligible for

2025 Proxy Statement	40

Compensation Discussion and Analysis

accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan. Mr. Gary and Mr. DeZee were each employed by the Company prior to January 1, 2015, and participate in the Qualified Plan, however, only Mr. DeZee is eligible for future accruals under the Qualified Plan. Although Mr. Gudlaugsson was also employed by the Company prior to January 1, 2015, he does not participate in the Qualified Plan as he accrues an Icelandic pension and is not eligible to receive 401(k) employer contributions.

In December 2015, the Committee approved and adopted a new nonqualified deferred compensation plan for certain members of management or highly compensated employees (the “Restoration Plan”). The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code and is part of the Company’s shift away from a defined benefit retirement plan structure to a defined contribution retirement plan structure. Only Mr. Gary participates in the Restoration Plan and is entitled to contributions of 9% of eligible compensation.

In Iceland, Mr. Gudlaugsson participates in the Lifsverk Pension Fund, which allows for voluntary employer contributions similar to a U.S. 401(k) plan in addition to mandatory required contributions. In connection with Mr. Gudlaugsson’s employment, the Company has agreed to make contributions to the fund on his behalf.

These benefits are further described below under the captions “Post-Employment Compensation” and “Potential Payments and Benefits upon Termination or Change-in-Control.”

Severance and Change in Control Benefits

The Company provides certain severance and change in control protections to the Company’s NEOs based on competitive practice in the industry. We believe that providing the Company’s executives with specified benefits in the event of termination of employment under certain circumstances helps us to retain executives and maintain leadership stability. Furthermore, we believe the change in control protections serve to maximize stockholder value by creating incentives for NEOs to explore strategic transactions and work to bring such transactions to fruition if appropriate.

In furtherance of the foregoing, the Company adopted the Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides severance benefits under certain termination circumstances (such as by the Company without cause or upon the death or disability of the executive) or in connection with a change in control of the Company. Severance benefits following a change in control are only provided on a “double trigger” basis, meaning that payment of the benefit is not awarded unless the executive’s employment is terminated by the Company without cause or by the executive upon certain enumerated changes in his or her employment terms within an agreed period following the change in control. We believe the double trigger vesting structure strikes a balance between the severance protection and retention effects described above, without providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change in control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive management and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment to earn these payments.

Provisions of these arrangements for the Company’s NEOs that relate to severance pay and termination benefits (including upon a change in control), including treatment of LTIP awards upon termination of service with the Company, are described in further detail below in the section entitled “Potential Payments and Benefits Upon Termination or Change-in-Control.”

Employment Agreements

The Company does not have employment agreements with any of the NEOs, each of whom is an at-will employee.

Other Compensation Considerations and Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executives which are summarized in the table below. We adopted these guidelines to further align management’s interests with those of our stockholders. The guidelines are based on a fixed number of shares, which was established after giving consideration to the value of the fixed share amount as a percentage of salary. Shares underlying unvested TVSUs and PSUs, and unexercised stock options (whether vested or unvested), do not count towards meeting the guidelines. The guidelines of peers and, on a broader basis, industry practices were considered in developing this policy.

2025 Proxy Statement	41

Compensation Discussion and Analysis

Category	Share Guideline
Chief Executive Officer	150,000
Executive Vice Presidents	48,000
Senior Vice Presidents	18,000
Vice Presidents	6,000

These guidelines provide that officers should meet these minimum ownership levels within five years from the later of the date of hire or the effective date of the guidelines. Officers who are subsequently promoted to a higher category of participant level will have five years from the date of promotion to achieve their increased share guideline. The Committee is responsible for monitoring the application of our stock ownership guidelines and has discretion to waive or extend the time period in which officers should achieve minimum ownership levels. Each of our current NEOs is in compliance with these guidelines or is within the applicable grace period.

Company Policy Prohibiting “Short Sales,” Pledging and Hedging of Company Stock

The Company’s insider trading policy prohibits our officers, directors and all other employees from engaging in short sales in our common stock and requires that any Company shares purchased in the open be held for a minimum of six months. This Company policy also prohibits our officers, directors and all other employees from entering into “put” and “call” options (unless specifically authorized) or entering into any hedging transactions (including those involving prepaid variable forward contracts, equity swaps, collars and exchange funds). The Company’s insider trading policy also prohibits pledging the Company’s securities as collateral for a loan and holding Company securities in margin accounts.

Incentive Compensation Recoupment Policy

The Company maintains an Incentive Compensation Recoupment Policy pursuant to which executive officers may be required to forfeit or reimburse the Company for certain incentive-based compensation received in the event the Company is required to prepare an accounting restatement due to a material noncompliance with the financial reporting requirements under the securities laws. The Incentive Compensation Recoupment Policy is intended to comply with the requirements of the Nasdaq Stock Market and SEC rules and applies to incentive-based compensation that was received within three years preceding the date of an accounting restatement, subject to certain recovery conditions. In a recovery, the executive officer generally would be required to forfeit or reimburse the Company for amounts that exceed the amount that otherwise would have been received if the applicable incentive compensation had been determined based on the corrected, restated financial results. In addition, under this policy, if the Board or Compensation Committee determines that an employee engaged in any fraud or misconduct that was a contributing factor to the Company having to effect an accounting restatement, the Board or the Compensation Committee has the discretion to take such actions to remedy the misconduct, including, to the extent permitted by applicable law, in all appropriate cases, requiring reimbursement of any bonus or incentive compensation, cancelling restricted or deferred stock awards and outstanding stock options, and seeking reimbursement of any gains realized on the exercise of stock options attributable to such awards, if and to the extent that (a) the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; and (b) the amount of the bonus or incentive compensation that would have been awarded to the employee had the financial results been properly reported would have been lower than the amount actually awarded.

Timing of Equity Awards

Generally, the Committee makes incentive pay decisions for our NEOs at regularly scheduled Committee and Board meetings the dates of which are typically predetermined one year in advance. Annual equity incentive awards are scheduled such that they are granted on January 1st of each year. In addition to the regular-cycle equity grants, the Committee may also make “off-cycle” grants of PSUs, RSUs or other equity awards at other times of the year, in connection with an employee’s hire, promotion, or for other reasons.

The Committee’s equity award granting practices prohibit timing or selecting grant dates of any stock options or stock-based awards in coordination with the release of material non-public information, which includes grant dates of equity awards for our executive officers and employees. The Committee historically has not used stock options or SARs as part of the Company’s executive compensation program; however, to the extent granted in the future, the exercise price of any stock options (or base price of any SARs) granted must equal the fair value of our common stock on the grant date. The Committee does not take into account material non-public information in order to enhance the value of an award when determining the timing or terms of any equity awards, nor does the Company time the disclosure of material non-public information for the purpose of affecting the value of executive compensation. During the year ended December 31, 2024, the Company did not grant any stock options or SARs.

2025 Proxy Statement	42

Compensation Discussion and Analysis

Income Tax Consequences

Under Section 162(m) of the Code compensation paid to our covered executive officers (including performance-based compensation) in excess of $1 million is not deductible unless the compensation qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. Historically, however, the deductibility of executive compensation has not been a significant goal or consideration in structuring the Company’s executive compensation programs.

Compensation Risk Assessment

The Committee annually reviews the relationship between the Company’s risk management policies and practices and the incentive compensation provided to the Company’s NEOs to confirm that the Company’s incentive compensation does not encourage unnecessary or excessive risks. The Committee also reviews the relationship between risk management policies and practices, corporate strategy and senior executive compensation.

Overall, the Committee believes the Company’s compensation programs are balanced and aligned with the long-term interests of our stockholders. Under the Company’s compensation structure, management can achieve the highest amount of compensation through consistent superior performance over extended periods of time. This incentivizes management to manage the Company for the long term and to avoid excessive risk-taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure and the elements of compensation are similarly balanced among cash, TVSUs (which do not contain any performance-based vesting requirements and settle in Company stock), and performance-based awards. With limited exceptions, the Committee retains absolute discretion to modify or eliminate any incentive awards if the Committee determines such actions are warranted.

The Committee annually reviews a comprehensive compensation risk assessment conducted independently by FW Cook. The assessment focused on the design and application of the Company’s executive and non-executive compensation programs and whether such programs encourage excessive risk taking by executive officers and other employees. Based on this assessment and the Committee’s review, the Committee believes that the Company’s executive compensation programs (i) do not motivate our executive officers or our non-executive employees to take excessive risks, (ii) are designed to encourage behaviors aligned with the long-term interests of stockholders, and (iii) are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

We, the Compensation Committee of the Board of Century Aluminum Company, have reviewed and discussed the Compensation Discussion and Analysis set forth in this proxy statement with the Company’s management and based on such review and discussions, the Compensation Committee recommended to the Company’s Board that the Compensation Discussion and Analysis be included in Century’s 2024 Annual Report on Form 10-K and Century’s 2025 Proxy Statement.

The Compensation Committee

Jarl Berntzen (Chair)                        Jennifer Bush                       Errol Glasser                        Andrew Michelmore                        Tamla Olivier

2025 Proxy Statement	43

Compensation Tables

Compensation Tables

Summary Compensation Table

The following table sets forth the compensation of our NEOs for the years ended December 31, 2024, 2023 and 2022.

						Change in
						Pension
						Value and
Name and					Non-Equity	NQ Deferred
Principal				Stock	Incentive Plan	Comp	All Other	Total	Ongoing Annual
Position	Year	Salary(a)	Bonus(b)	Awards(c)	Compensation(d)	Earnings(e)	Comp(f)	Compensation	Compensation(g)
Jesse Gary President and Chief Executive Officer	2024	$908,077	$1,200,000	$4,119,891	$1,279,852	$345,985	$353,588	$8,207,393	$7,007,393
	2023	$876,923	$2,390,000	$2,993,127	$1,109,790	$295,728	$351,951	$8,017,519	$5,627,519
	2022	$850,000	$3,000,000	$2,818,363	$1,117,750	—	$407,422	$8,193,535	$5,193,535
Gerald Bialek Former Executive Vice President and Chief Financial Officer	2024	$489,969	—	$873,449	$249,453	—	$32,790	$1,645,661	$1,645,661
	2023	$469,000	—	$630,465	$309,118	—	$31,440	$1,440,023	$1,440,023
	2022	$148,750	—	$68,343	$109,383	—	$65,128	$391,604	$391,604
Gunnar Gudlaugsson Executive Vice President, Global Operations	2024	$520,475	—	$1,149,998	$447,682	—	$388,460	$2,506,615	$2,506,615
	2023	$481,538	$120,000	$677,255	$379,974	—	$705,981	$2,364,748	$2,244,748
	2022	$442,500	—	$600,201	$403,838	—	$267,082	$1,713,621	$1,713,621
John DeZee Executive Vice President and General Counsel	2024	$425,569	—	$575,606	$274,331	$112,879	$21,195	$1,409,580	$1,409,580
	2023	$407,154	$85,000	$442,064	$407,154	$164,492	$20,445	$1,526,309	$1,441,309
	2022	$392,692	—	$443,974	$254,775	—	$19,195	$1,110,636	$1,110,636
Matthew Aboud Senior Vice President Strategy and Business Development	2024	$359,969	—	$421,962	$216,500	—	$31,050	$1,029,481	$1,029,482
	2023	$340,154	$50,000	$298,979	$187,902	—	$29,700	$906,735	$856,735
	2022	$327,692	—	$278,191	$179,850	—	$27,450	$813,183	$813,183

(a)	Represents the amounts earned and paid for the applicable calendar year. Annual salary adjustments are generally effective in March.
(b)	For Mr. Gary, these amounts include (i) in 2024, $1,200,000 which represents the remaining cash portion of Mr. Gary’s CEO promotion award, granted in July 2021, which vested in 2024, (ii) in 2023, a $590,000 Special Bonus plus $1,800,000 which represents the cash portion of Mr. Gary’s CEO promotion award, granted in July 2021, which vested in 2023, and (iii) in 2022, $3,000,000 which represents the cash portion of Mr. Gary’s CEO promotion award, granted in July 2021, which vested in 2022. See “Compensation Discussion and Analysis—CEO Transition Payments.” For all other NEOs the amounts in this column represent a special bonus paid in connection with 2023 performance.
(c)	Represents the grant date fair value of TVSUs and PSUs granted to the NEO in the respective fiscal year, which are calculated (i) in the case of PSUs, by multiplying the number of shares awarded (assuming a Target level of performance) by the closing price of the Company’s common stock on the date of grant, and (ii) in the case of TVSUs, by multiplying the number of shares awarded by the closing price of the Company’s common stock on the date of grant. All 2024 awards were granted as of January 1, 2024, and the amounts shown reflect the closing price of the Company’s common stock on December 29, 2023 (the last trading day prior to the date of grant) of $12.14. Assuming the highest level of performance for the PSUs granted in 2024, calculated by multiplying the closing price of the Company’s common stock on the grant date by the maximum number of shares that could be issued upon vesting of the PSUs granted, the value of such awards would be as follows: Mr. Gary - $4,943,869; Mr. Bialek - $873,449; Mr. Gudlaugsson - $ 1,149,998; Mr. DeZee - $575,606; Mr. Aboud - $421,962

2025 Proxy Statement	44

Compensation Tables

(d)	Represents amounts earned under the AIP.
(e)	Represents the change (increase) in the actuarial present value of accumulated retirement benefits plus any earnings on the Restoration Plan. For Mr. Gary and Mr. DeZee, the actual change in actuarial pension value for 2024 was $0 and $112,879, respectively. Additionally, Mr. Gary’s total includes $345,985 of investment earnings relating to the market performance of his Restoration Plan balance. The fluctuation in value year-over-year is primarily due to changes in the discount rate.
(f)	All other compensation details are shown in the table below:

Name	Restoration Plan(1)	Defined Contribution Plans(2)	Supplemental Life Insurance(3)	Other	Total
Jesse Gary	$311,658	$41,400	$530	—	$353,588
Gerald Bialek	—	$31,050	$1,740		$32,790
Gunnar Gudlaugsson	—	—	—	$388,460(4)	$388,460
John DeZee	—	$17,250	$3,945	—	$21,195
Matthew Aboud	—	$31,050	—	—	$31,050

(1)	Company contributions under the Company’s Restoration Plan.
(2)	Company contributions under the Company’s 401(k) Plan.
(3)	Reflects premiums paid by the Company for supplemental life insurance benefits.
(4)	Reflects benefits and cost reimbursements associated with Mr. Gudlaugsson’s relocation to the United States while maintaining his residency in Iceland, including (i) private Iceland pension contributions totaling $333,416; (ii) U.S. and Iceland car allowance and vehicle payments totaling $16,841; (iii) U.S. housing costs of $38,204; and (iv) income tax-gross ups associated with U.S.-based compensation. A portion of the 2024-dollar value of certain benefits for Mr. Gudlaugsson reported herein have been converted from Icelandic Krona to U.S. dollars, using a 2024 average conversion rate of 0.0073.
(g)	In order to provide a more accurate picture of our NEOs Ongoing Annual Compensation (“OAC”), we have included this column which removes the impact of one-time (special) bonuses and, in the case of Mr. Gary, previously granted cash awards made in connection with his promotion to CEO in 2021, and which have no bearing upon current year OAC. The amounts reported in this column are calculated by subtracting the values reported in the “Bonus” column, from the amounts reported in the “Total” column. The amounts reported in this column differ from, and are not a substitute for, the amounts reported in the Total Compensation column.

2025 Proxy Statement	45

Compensation Tables

Grants of Plan Based Awards

The following table sets forth information regarding the long-term incentive awards granted to our NEOs in 2024.

							Estimated Future Payouts
				Estimated Future Payouts			Under Equity			All Other
				Under Non-Equity			Incentive Plan Awards			Stock
				Incentive Plan Awards			(# of Shares)			Awards:	Grant Date
										Number of	Fair Value
			Grant							Shares of	of Stock
Name			Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Award(d)
Jesse Gary	AIP(a)			$526,125	$1,052,250	$2,104,500
	2024—2026	LTIP(b)	1/1/2024				101,810	203,619	407,238		$2,471,935
	2024—2026	LTIP(c)	1/1/2024							135,746	$1,647,956
Gerald Bialek	AIP(a)			$160,875	$321,750	$643,500
	2024—2026	LTIP(b)	1/1/2024				17,987	35,974	71,948		$436,724
	2024—2026	LTIP(c)	1/1/2024							35,974	$436,724
Gunnar Gudlaugsson	AIP(a)			$216,000	$432,000	864,000
	2024—2026	LTIP(b)	1/1/2024				23,682	47,364	94,728		$574,999
	2024—2026	LTIP(c)	1/1/2024							47,364	$574,999
John DeZee	AIP(a)			$129,000	$258,000	$516,000
	2024—2026	LTIP(b)	1/1/2024				11,854	23,707	47,414		$287,803
	2024—2026	LTIP(c)	1/1/2024							23,707	$287,803
Matthew Aboud	AIP(a)			$91,250	$182,500	$365,000
	2024—2026	LTIP(b)	1/1/2024				8,690	17,379	34,758		$210,981
	2024—2026	LTIP(c)	1/1/2024							17,379	$210,981

(a)	Represents the threshold, target and maximum potential cash payments under the 2024 AIP. If the minimum performance criteria are not achieved for the threshold level, no cash payments are awarded. Potential payout at target level of performance for each of the NEO for 2024 ranged from 50% of base salary to 115% of base salary. See “Compensation Discussion and Analysis—2024 Compensation Program Details— 2024 AIP Design and Metrics.” Actual amounts earned for 2024 are included in the Non-Equity Incentive Payments column of the Summary Compensation Table.
(b)	Represents the threshold, target and maximum number of shares issuable in respect of PSUs awarded to the NEOs under the 2024-2026 LTIP. If the minimum performance criteria are not achieved for the threshold level, no payments will be awarded.
(c)	Represents the number of shares issuable in respect of TVSUs awarded to the NEO under the 2024-2026 LTIP.
(d)	Represents the grant date fair value of PSU and TVSU awards, which are calculated (i) in the case of PSUs, by multiplying the target number of shares awarded by the closing price of the Company’s common stock on the date of grant, and (ii) in the case of TVSUs, by multiplying the number of shares awarded by the closing price of the Company’s common stock on the date of grant. For awards made with a grant date of January 1, 2024, the amounts shown reflect the closing price of the Company’s common stock on December 29, 2023 (the last trading day prior to the date of grant) of $12.14.

2025 Proxy Statement	46

Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards for the Company’s NEOs as of December 31, 2024.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(a)
Jesse Gary
2023-2025 TVSUs	146,363	$2,666,734
2024-2026 TVSUs	135,746	$2,473,292
2023-2025 PSUs(b)			219,545	$4,000,110
2024-2026 PSUs(c)			203,619	$3,709,938
Gerald Bialek
Sign-on Award(d)	8,575	$156,237
2023-2025 TVSUs	38,537	$702,144
2024-2026 TVSUs	35,974	$655,446
2023-2025 PSUs(c)			38,537	$702,144
2024-2026 PSUs(c)			35,974	$655,446
Gunnar Gudlaugsson
2023-2025 TVSUs	41,397	$754,253
2024-2026 TVSUs	47,364	$862,972
2023-2025 PSUs(c)			41,397	$754,253
2024-2026 PSUs(c)			47,364	$862,972
John DeZee
2023-2025 TVSUs	27,021	$492,323
2024-2026 TVSUs	23,707	$431,942
2023-2025 PSUs(c)			27,021	$492,323
2024-2026 PSUs(c)			23,707	$431,942
Matthew Aboud
2023-2025 TVSUs	18,275	$332,971
2024-2026 TVSUs	17,379	$316,645
2023-2025 PSUs(c)			18,275	$332,971
2024-2026 PSUs(c)			17,379	$316,645

2025 Proxy Statement	47

Compensation Tables

(a)	Based on the closing price of the Company’s common stock of $18.22 on December 31, 2024, the last trading day of 2024.
(b)	Represents the target number of PSUs granted in 2023, which will vest at the end of the performance period, subject to the achievement of the requisite performance levels.
(c)	Represents the target number of PSUs granted in 2024, which will vest at the end of the performance period, subject to the achievement of the requisite performance levels. For additional details regarding this grant, see “Compensation Discussion and Analysis—Long-Term Incentive Plan (LTIP)—2024-2026 LTIP Design.” The grant-date fair value of such awards are included in the Stock Awards column of the Summary Compensation Table.
(d)	Represents a pro-rated LTIP award granted to Mr. Bialek upon his hiring on August 22, 2022.

Option Exercises and Stock Vested

The following table sets forth information regarding shares of the Company’s common stock that were issued upon exercise of option awards and vesting of PSUs and TVSUs during 2024 for each of our NEOs.

	Option Awards(a)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(b) (#)	Value Realized on Vesting(c) ($)
Jesse Gary	—	—	259,903	$4,686,597
Gerald Bialek	—	—	—	—
Gunnar Gudlaugsson	—	—	47,268	$861,223
John DeZee	—	—	34,964	$637,044
Matthew Aboud	—	—	21,908	$399,164

(a)	No options were exercised during 2024.
(b)	Represent shares acquired in connection with the vesting of TVSUs and PSUs awarded under the 2022-2024 LTIP which vested on December 31, 2024, except for Mr. Gary whose total also includes 31,507 TVSUs which vested on July 1, 2024, pursuant to his CEO Promotion Award.
(c)	Calculated based on the closing price of the Company’s common stock of $18.22 on December 31, 2024 (the vesting date), except for Mr. Gary’s CEO Promotion Award which vested on July 1, 2024, and was therefore calculated based on the closing price of the Company’s common stock of $16.67, on July 1, 2024 (the vesting date).

Post-Employment Compensation

Pension Benefits

As discussed in the Compensation Discussion and Analysis section under the heading “Retirement Benefits,” we maintain a non-contributory defined benefit pension plan which we refer to as our Qualified Plan for our U.S.-based salaried employees who were employed prior to January 1, 2015, and who meet certain additional eligibility requirements, including at least one full year of service with the Company. Although closed to new participants, the Qualified Plan provides to its participants lifetime annual benefits starting at age 62 equal to 12 multiplied by the greater of: (i) 1.5% of final average monthly compensation multiplied by years of credited service (up to 40 years), or (ii) $32.25 multiplied by years of credited service (up to 40 years), less the total monthly vested benefit payable as a life annuity at age 62 under predecessor plans which we acquired. We determine final average monthly compensation under the Qualified Plan as the highest monthly average for 36 consecutive months in the 120-month period ending on the last day of the calendar month completed at or prior to a termination of service. Participants’ pension rights vest after a five-year period of service, or earlier if the participant has reached the age of 62. An early retirement benefit (actuarially reduced beginning as early as age 55) and a disability benefit are also available. The compensation covered by the plan includes all compensation, subject to certain exclusions, before any reduction for 401(k) contributions, subject to the maximum limits under the Code.

The Qualified Plan was amended in the fourth quarter of 2014 to eliminate future accruals for participants who were under age 50 as of January 1, 2015, and to close the plan to new participants. Employees who are not eligible for future accruals under the Qualified Plan receive an additional matching contribution under the Century Aluminum 401(k) Plan equal to 100% of such employee’s contributions up to 6% of eligible compensation and a discretionary non-elective contribution of either 3% or 6% of eligible compensation based on the employee’s hire date. Employees of the Company who were aged 50 or older as of January 1, 2015, continued to be eligible for accruals under the Qualified Plan and are not eligible for the higher matching contribution rate under the Century Aluminum 401(k) Plan. Mr. Gary and Mr. DeZee were each employed by the Company prior to January 1, 2015, and participate in the Qualified Plan, however, only Mr. DeZee is eligible for future accruals under the Qualified Plan. Although Mr. Gudlaugsson was also employed by the Company prior to January 1, 2015, he does not participate in the Qualified Plan as he accrues an Icelandic pension and is not eligible to receive 401(k) employer contributions,

2025 Proxy Statement	48

Compensation Tables

	2024 Pension Benefits
Name(a)	Plan Name	Number of Years of Credited Service(b)	Present Value of Accumulated Benefit
Jesse Gary	Qualified Plan	4.83	$92,087
John DeZee	Qualified Plan	16.33	1,000,243

(a)	Both the Qualified Plan and the SERP were closed to new participants as of January 1, 2015 and, as a result, none of the NEOs other than Mr. Gary and Mr. DeZee are eligible for benefits under these plans.

(b)	Under the Qualified Plan, participants who were under the age of 50 as of January 1, 2015 are not eligible for future accruals. This includes all current participants other than Mr. DeZee.

Deferred Compensation

As discussed above under the heading “Retirement Benefits,” in 2015 we adopted the Restoration Plan which is a non-tax-qualified deferred compensation plan designed to provide a benefit based on a notional benefit account balance, accumulated from initial and annual contribution credits and deemed investment earnings. The Restoration Plan provides for Company contributions to eligible executives with respect to compensation above the limit provided under Section 401(a)(17) of the Code. Of our NEOs, only Mr. Gary is a participant in the Restoration Plan and entitled to contributions of 9% of eligible compensation.

	Nonqualified Deferred Compensation
Name	Executive Contributions in Last FY	Company Contributions in Last FY(a)	Aggregate Earnings (Loss) in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2024
Jesse Gary	$0	$311,658	$657,643	$0	$1,824,765

(a)	All amounts in this column are also reported as “All Other Compensation” in the Summary Compensation Table. The amounts reflected in this column are not credited to the account until the following year.

Potential Payments and Benefits upon Termination or Change-in-Control

Estimated Payments Upon Termination Due to Death, Disability or Retirement

In the event of termination due to death, disability or retirement after age 62 and for other reasons as approved by the Committee, a named executive officer would be entitled to a pro-rata portion of his or her earned AIP award for the year of termination. In addition, upon any such termination such executive’s then-outstanding LTIP awards would vest pro-rata based on the number of days of the plan period which have passed prior to termination, or in such greater amount as may be determined by the Committee in its discretion. The named executive officer’s pro-rata portion of his or her PSUs would be paid out after the end of the applicable performance period(s) on determination by the Committee of the extent to which the applicable performance measures have been achieved, except in the case of termination due to death, in which case the pro-rated award would be earned assuming a target level of performance and paid as soon as possible following such termination.

Estimated Payments Upon a Termination in Connection with a Qualifying Acquisition or Change in Control

Under the terms of our Executive Severance Plan, if one or more of an executive officer’s corporate titles is filled by, or greater than 50% of the executive officer’s responsibilities are assumed by, an employee of an acquired person, then upon termination of employment during an Acquisition Protection Period (defined below) either (1) by the Company other than “for cause” or (2) by the executive for “good reason,” such named executive officer would be entitled to receive termination payments equal to: (i) either 0.5x, 1.0x, or 1.5x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) of the executive’s base salary as of the date of termination; (ii) either 0.5x, 1.0x, or 1.5x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) of the executive’s target annual incentive award for the year of termination (or, if greater, for the immediately preceding year); and (iii) a pro-rata portion of the executive’s target annual incentive award for the year of termination (or, if greater, for the immediately preceding year). The executive would also be entitled to receive a pro-rata portion of his or her outstanding LTIP awards paid at target. The Executive Severance Plan defines an Acquisition Protection Period as the 6 months preceding and the 24 months following the date of any acquisition by the Company of securities representing 50% or more of the combined voting power or the assets or employees of another entity.

2025 Proxy Statement	49

Compensation Tables

Upon termination of employment during a Change in Control Protection Period (defined below), such named executive officer would be entitled to receive termination payments equal to: (i) 1.0x, 1.5x, or 2.0x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) the sum of (y) the executive’s base salary as of the date of termination (or, if greater, the executive’s base salary for the year immediately preceding the Change in Control) and (z) the executive’s target annual incentive award for the year of termination (or, if greater, for the year immediately preceding the Change in Control); and (ii) a pro-rata portion of the executive’s target annual incentive award for the year of termination (or, if greater, for the year immediately preceding the Change in Control). Upon termination of employment during a Change in Control Protection Period, the executive would also be entitled to receive all of his or her outstanding LTIP awards paid out at target. The Executive Severance Plan defines a Change in Control Protection Period as the 6 months preceding and the 24 months following the date of any “change in control” of the Company (as defined in the Executive Severance Plan). Mr. Gary became a Tier 1 participant in the Executive Severance Plan effective July 1, 2021. All of the Company’s other NEOs who were executive officers as of December 31, 2023, have been approved by the Committee as Tier 2 participants in the Executive Severance Plan, with the exception of Mr. Aboud who is a Tier 3 Participant in the Executive Severance Plan.

Estimated Payments Upon Termination for Other Reasons

Under the terms of our Executive Severance Plan, upon a termination of employment outside of a Change in Control Protection Period or an Acquisition Protection Period either (1) by the Company other than “for cause” or (2) by the executive for “good reason,” such named executive officer would be entitled to receive termination payments equal to: (i) either .5x, 1x, or 1.5x (for a Tier 3, Tier 2, or Tier 1 participant, respectively) the executive’s base salary as of the date of termination; and (ii) a pro-rata portion of the executive’s annual incentive award for the year of termination; provided that no amounts are payable under the Executive Severance Plan in the event of termination of employment due to death or disability. In the event of termination of employment for any reason other than due to death, disability, retirement or for “cause” or “good reason” outside of an Acquisition Protection Period or a Change in Control Protection Period, all outstanding options and unvested LTIP awards are forfeited.

Additional Retirement Benefits

In the event of termination of employment for any reason, such named executive officer would be entitled to receive his or her accrued benefits under the Qualified Plan, the Restoration Plan and the SERP. These benefits are further described above under the captions “Retirement Benefits” and “Post-Employment Compensation.”

409A and Other Tax Considerations

Any amounts payable to each officer by reason of his or her termination of employment that are determined to constitute payments of “nonqualified deferred compensation,” as that term is used for purposes of Section 409A of the Code, shall be payable, together with interest thereon, on the first business day after the expiration of six months from his or her termination of employment. The Code imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or the ownership of a substantial portion of the assets of the corporation, provided that such payments to the individual have an aggregate present value in excess of three times the individual’s annualized includible compensation for the base period, as defined in the Code. Pursuant to the terms of the Executive Severance Plan, certain payments may be subject to reduction if such payments result in the imposition of an excise tax. The amounts set forth in the “Potential Payments and Benefits upon Termination or Change-in-Control” table below exclude the effects of any excise tax reduction.

Estimated Payments Tables

The following tables set forth the amount of compensation payable to each of our current named executive officers upon termination in connection with a change of control or qualifying acquisition, involuntary termination for cause, involuntary termination not-for-cause, death, disability, retirement (assuming each officer is retirement eligible) and voluntary resignation. The amounts shown assume a termination effective date of December 31, 2024. Actual payable amounts can only be determined at the time of termination.

2025 Proxy Statement	50

Compensation Tables

Potential Payments and Benefits upon Termination or Change-in-Control

Jesse Gary
				Manner of Departure
		By Company without Cause						Following a
		or by Officer					Following	Qualifying
Compensation		with Good	By Company				a Change in	Acquisition by
Element	Voluntary	Reason	with Cause	Retirement	Disability	Death	Control	the Company
Salary	—	$1,372,500	—	—	—	—	$1,830,000	$1,372,500
Bonus(a)	—	$1,279,852	—	$1,279,852	$1,279,852	$1,279,852	$3,839,556	$3,199,630
Qualified Retirement Benefits(b)	$92,087	$92,087	$92,087	$92,087	$92,087	$46,044	$92,087	$92,087
Nonqualified Retirement Benefits(c)	$1,824,765	$1,824,765	$1,824,765	$1,824,765	$1,824,765	$1,824,765	$1,824,765	$1,824,765
TVSUs(d)	—	—	—	$2,602,259	$2,602,259	$2,602,259	$5,140,034	$2,602,259
PSUs(e)	—	—	—	$3,903,388	$3,903,388	$3,903,388	$7,710,052	$3,903,388
Insurance Continuation	—	$45,240	—	—	—	—	$60,320	$45,240
Total	$1,916,852	$4,614,444	$1,916,852	$9,702,352	$9,702,352	$9,656,308	$20,496,814	$13,039,870

Gerald Bialek
				Manner of Departure
		By Company without Cause						Following a
		or by Officer					Following	Qualifying
Compensation		with Good	By Company				a Change in	Acquisition by
Element	Voluntary	Reason	with Cause	Retirement	Disability	Death	Control	the Company
Salary	—	$495,000	—	—	—	—	$742,500	$495,000
Bonus(a)	—	$249,453	—	$249,453	$249,453	$249,453	$623,633	$498,906
Qualified Retirement Benefits(b)	—	—	—	—	—	—	—	—
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
TVSUs(d)	—	—	—	$842,815	$842,815	$842,815	$1,513,827	$842,815
PSUs(e)	—	—	—	$686,578	$686,578	$686,578	$1,357,590	$686,578
Insurance Continuation	—	$30,160	—	—	—	—	$45,240	$30,160
Total	—	$774,613	—	$1,778,846	$1,778,846	$1,778,846	$4,282,790	$2,553,459

2025 Proxy Statement	51

Compensation Tables

Gunnar Gudlaugsson
	Manner of Departure
		By Company without Cause						Following a
		or by Officer					Following	Qualifying
Compensation		with Good	By Company				a Change in	Acquisition by
Element	Voluntary	Reason	with Cause	Retirement	Disability	Death	Control	the Company
Salary	—	$540,000	—	—	—	—	$742,500	$540,0000
Bonus(a)	—	$447,682	—	$447,682	$447,682	$447,682	$1,119,205	$895,364
Qualified Retirement Benefits(b)	—	—	—	—	—	—	—	—
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
TVSUs(d)	—	—	—	$790,493	$790,493	$790,493	$1,617,225	$790,493
PSUs(e)	—	—	—	$790,493	$790,493	$790,493	$1,617,225	$790,493
Insurance Continuation	—	$9,500	—	—	—	—	$14,250	$9,500
Total	—	$997,182	—	$2,028,668	$2,028,668	$2,028,668	$5,110,406	$3,025,850

John DeZee
	Manner of Departure
		By Company without Cause						Following a
		or by Officer					Following	Qualifying
Compensation		with Good	By Company				a Change in	Acquisition by
Element	Voluntary	Reason	with Cause	Retirement	Disability	Death	Control	the Company
Salary	—	$430,000	—	—	—	—	$645,000	$430,000
Bonus(a)	—	$274,331	—	$274,331	$274,331	$274,331	$685,828	$548,662
Qualified Retirement Benefits(b)	$1,000,243	$1,000,243	$1,000,243	$1,000,243	$1,000,243	$1,000,243	$1,000,243	$1,000,243
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
TVSUs(d)	—	—	—	$472,196	$472,196	$472,196	$924,264	$472,196
PSUs(e)	—	—	—	$472,196	$472,196	$472,196	$924,264	$472,196
Insurance Continuation	—	$19,000	—	—	—	—	$28,500	$19,000
Total	$1,000,243	$1,723,574	$1,000,243	$2,218,965	$2,218,965	$2,218,965	$4,208,099	$2,942,296

2025 Proxy Statement	52

Compensation Tables

Matthew Aboud
	Manner of Departure
		By Company without Cause						Following a
		or by Officer					Following	Qualifying
Compensation		with Good	By Company				a Change in	Acquisition by
Element	Voluntary	Reason	with Cause	Retirement	Disability	Death	Control	the Company
Salary	—	$182,500	—	—	—	—	$365,000	$182,500
Bonus(a)	—	$216,500	—	$216,500	$216,500	$216,500	$182,500	$324,750
Qualified Retirement Benefits(b)	—	—	—	—	—	—	—	—
Nonqualified Retirement Benefits(c)	—	—	—	—	—	—	—	—
TVSUs(d)	—	—	—	$327,529	$327,529	$327,529	$649,616	$327,529
PSUs(e)	—	—	—	$327,529	$327,529	$327,529	$649,616	$327,529
Insurance Continuation	—	$16,311	—	—	—	—	$32,622	$16,311
Total	—	$415,311	—	$871,558	$871,558	$871,558	$1,879,354	$1,178,619

(a)	Amounts shown are based on actual earned 2024 AIP as of year-end except under the change in control and qualifying acquisition scenarios, which are based on values assuming target payout under the 2024 AIP.
(b)	Represents the actuarial calculated present value of benefits under our Qualified Plan. Amounts shown will not be paid to named executive as a lump sum. Rather, the amounts shown represent the amount that would be received upon a termination event after reaching normal retirement age (62), or to a surviving spouse as an annuity in the event of the executive’s death. Because the Qualified Plan was closed to new participants as of January 1, 2015, Mr. Bialek, and Mr. Aboud were not eligible for benefits under this plan. Mr. Gudlaugsson does not participate in the Qualified Plan as a non-U.S. based employee.
(c)	Represents the vested balance of deferred retirement benefits under our Restoration Plan. Amounts shown may be paid in a lump sum or installments over a period of 2-10 years as elected by the participant.
(d)	Represents the value of TVSUs under the 2023-2025 LTIP and 2024-2026 LTIP. TVSUs vest on a pro-rated basis on termination due to retirement, disability, death or termination of employment in connection with a qualifying acquisition and at 100% of target following termination of employment in connection with a change in control. Value is based on our closing stock price of $18.22 on December 31, 2024.
(e)	Represents the value of PSUs under the 2023-2025 LTIP and 2024-2026 LTIP assuming target level achievement. PSUs vest on a pro-rated basis on termination due to retirement, disability, death or a qualifying acquisition and at 100% of target following a change in control. PSUs awarded under the 2023-2025 LTIP and 2024-2026 LTIP are equity-based awards and were valued based on our closing stock price of $18.22 on December 31, 2024.

2025 Proxy Statement	53

Compensation Tables

CEO Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of Mr. Gary, our CEO, to the annual total compensation of our median employee. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The values for 2024, our last completed fiscal year, are as follows:

•	annual total compensation for our CEO as reported in the 2024 Summary Compensation Table of $8,207,393; and

•	annual total compensation for our median employee of $85,107.

Accordingly, the ratio of Mr. Gary’s annual total compensation to our median employee’s total compensation for 2024 was 96:1.

In 2024 we identified a new median employee for purposes of calculating the 2024 CEO Pay Ratio Disclosure. In determining this median employee, we examined taxable compensation for all individuals who were employed by us on November 1, 2024, excluding Mr. Gary, our CEO on that date. We included all employees of the Company and our consolidated subsidiaries, whether employed on a full-time, part-time, or seasonal basis; whether located in the U.S. or abroad; and without regard to whether the employees are salaried or hourly. We did not make any material assumptions, adjustments, or estimates with respect to taxable compensation or in identifying the median employee, and we did not annualize the compensation for any full-time or permanent part-time employees that were employed by us for all of 2024. We believe the use of annual taxable compensation for all employees is a consistently applied compensation measure.

Consistent with the SEC rules, we elected to use the newly determined median employee in 2024. In calculating the 2024 annual total compensation for such employee, we used the same methodology as was used to calculate the total compensation of our CEO as reported in the 2024 Summary Compensation Table in this proxy statement.

The SEC rules for identifying the median employee and in calculating the pay ratio allow companies to adopt a variety of methodologies, exclusions and assumptions. As such, the pay ratio reported above may not be comparable to the pay ratio reported by other companies.

2025 Proxy Statement	54

Compensation Tables

Pay vs. Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosures regarding the relationship between compensation for our principal executive officer (“PEO”) and average compensation for our non-PEO named executive officers (“Non-PEO NEOs”) and certain measures of Company financial performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation	Compensation	Summary Compensation	Compensation Actually	Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment based on:(c)
Year	Table Total for PEO Jesse Gary(a) ($)	Actually Paid to PEO Jesse Gary(a,b,c) ($)	Table Total for PEO Michael Bless(a) ($)	Paid to PEO Michael Bless(a,b) ($)	Table Total for Non-PEO NEOs(a) ($)	Actually Paid to Non-PEO NEOs(a,b) ($)	TSR ($)	Peer Group TSR ($)	GAAP Net Income ($ Millions)	Relative TSR (as % of Avg. TSR Comparators)(d)
2024	8,207,393	17,095,298			1,647,834	3,408,622	242	188	319	167.2%
2023	8,017,519	13,814,257			1,559,454	2,373,631	162	169	(43)	151.7%
2022	8,193,535	1,563,282			840,747	93,714	109	226	(14)	64.3%
2021	5,440,308	6,360,209	4,217,895	4,617,882	1,084,929	1,099,028	220	296	(167)	71.9%
2020			5,208,386	12,209,538	1,538,266	2,998,546	147	115	(123)	129.8%

(a)	Jesse Gary was our PEO in 2021, 2022, 2023, and 2024, and Michael Bless was our PEO in 2020 and 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2024	2023	2022	2021	2020
Gunnar Gudlaugsson	Gunnar Gudlaugsson	Craig Conti	Craig Conti	Craig Conti
John DeZee	John DeZee	Michelle Harrison	Michelle Harrison	Jesse Gary
Gerald Bialek	Gerald Bialek	Gunnar Gudlaugsson	John Hoerner	Michelle Harrison
Matthew Aboud	Matthew Aboud	John DeZee	Gunnar Gudlaugsson	John Hoerner
		Gerald Bialek	John DeZee
Matthew Aboud
(b)	The amounts shown for Compensation Actually Paid, or “CAP,” have been calculated as required by and in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned, realized, or received by the Company’s NEOs. Compensation Actually Paid reflects total compensation as disclosed in the Summary Compensation Table as adjusted to exclude and include certain amounts for the PEO and the Non-PEO NEOs as set forth below with respect to 2024. Equity values are calculated in accordance with FASB ASC Topic 718.

Year	Summary Compensation Table Total for Jesse Gary ($)	Exclusion of Stock Awards for Jesse Gary ($)	Inclusion of Equity Values for Jesse Gary ($)	Less Change in Pension Value Reported in Summary Compensation Table	Plus Pension Service Cost for Services Rendered During the Year	Compensation Actually Paid to Jesse Gary ($)
2024	8,207,393	(4,119,891)	13,353,781	(345,985)	0	17,095,298

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Less Change in Pension Value Reported in Summary Compensation Table	Plus Pension Service Cost for Services Rendered During the Year	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,647,834	(755,254)	2,530,568	(28,220)	13,639	3,408,622

2025 Proxy Statement	55

Compensation Tables

The amounts in the Exclusion of Stock Awards columns in the table above are the totals from the Stock Awards column set forth in the Summary Compensation Table. The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jesse Gary ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jesse Gary ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jesse Gary ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jesse Gary ($)	Total—Inclusion of Equity Values for Jesse Gary ($)
2024	7,419,876	3,559,554	2,374,350	0	13,353,781

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total—Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	1,700,254	584,083	246,231	0	2,530,568

(c)	The Peer Group TSR set forth in this table utilizes the Dow Jones U.S. Aluminum (Sector) Index (“Dow Jones U.S. Aluminum Index”), which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Dow Jones U.S. Aluminum Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(d)	We determined Relative TSR, which is the Company’s TSR as a percentage of the average TSR of an industry peer group comprised of aluminum companies, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024 because this is the primary performance metric in the PSU program, which is the largest element of pay for the PEO. We may determine a different financial performance measure to be the most important financial performance measure in future years. We refer you to the section of this proxy statement titled “Compensation Discussion and Analysis” for discussion of the Industry Peer Group.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked.

a.	Relative TSR (as % of Avg. TSR Comparators)

b.	Controllable Costs

c.	Shipment Volume

2025 Proxy Statement	56

Compensation Tables

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years. The chart also provides a comparison of the Company’s TSR and Peer Group TSR.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to the Non-PEOs, and our Net Income during the four most recently completed fiscal years.

2025 Proxy Statement	57

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Relative TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to the Non-PEOs, and Relative TSR (as % of Avg. TSR Comparators) over the four most recently completed fiscal years.

2025 Proxy Statement	58

At the Annual Meeting, stockholders will vote on a proposal to approve a new incentive plan, the Century Aluminum Company 2025 Incentive Plan (the “Plan”). The Plan has been approved by the Board of Directors, subject to stockholder approval at the Annual Meeting, based upon a recommendation of the Compensation Committee and management.

The Company currently maintains the Century Aluminum Company Amended and Restated Stock Incentive Plan, as amended, referred to as the “Existing Plan.” The Compensation Committee, with the assistance of the Compensation Committee’s independent compensation consultant, reviewed the Existing Plan and determined that an insufficient number of shares of common stock remained available under the Existing Plan to enable the Company to provide future grants of equity-based awards to employees, officers and non-employee directors. As a result of this review, the Compensation Committee recommended to the Board of Directors of the Company that it adopt a new plan in order for the Company to continue to have the ability to offer equity as part of the Company’s overall compensation program.

Subject to adjustment and the share usage provisions further described below, the maximum number of shares that may be issued pursuant to awards granted under the Plan will be 5,519,839, which consists of 1,681,839 shares that remain available for grant under the Existing Plan as of March 1, 2025 plus 3,838,000 newly reserved shares, less one share for every share subject to an award that is granted under the Existing Plan after March 1, 2025 and prior to the date of the Annual Meeting. No additional grants will be made under the Existing Plan if the Plan is approved.

Rationale for Implementing the Plan

The Board believes that the adoption of the Plan is desirable and in the best interests of the Company and its stockholders. The Plan is intended to promote and closely align the interests of officers and key employees of the Company and its stockholders by continuing the ability for the Company to award to stock-based compensation, including performance-based equity compensation, while not causing unreasonable dilution to stockholders. The Plan includes important features that are designed to serve our stockholders’ interests as described below. The continued ability to offer equity-based compensation also is a critical factor in attracting, motivating and retaining qualified employees who will contribute to our financial success, thereby advancing the interests of the Company and its stockholders. Additionally, the Plan will provide the flexibility to grant awards to our non-employee directors. Therefore, the Board views the Plan as a key component of the Company’s compensation program.

In setting the proposed number of shares to be reserved and issuable under the Plan, the Compensation Committee and the Board of Directors considered a number of factors, which included the following:

•	Expected duration of shares available for issuance under the Plan. Based on the requested number of shares to be reserved under the Plan (including the anticipated number of shares to be transferred from the Existing Plan to the Plan) and on our three-year average burn rate, we expect that the share reserve will cover awards under the Plan for approximately six years. We believe the expected life of the share reserve is reasonable and will ensure sufficient availability for equity awards.

2025 Proxy Statement	59

Proposal No. 4

•	Expected fully diluted overhang. The fully diluted overhang under our Existing Plan as of March 1, 2025 was 4.2%. If the Plan was in place as of such date, the fully diluted overhang under the Plan would be 7.9%, and would then decrease over time. We believe that the expected potential increase in fully diluted overhang that will result from the Plan is reasonable for a company of our size in our industry.

We define fully diluted overhang as the sum of (1) the number of shares subject to equity awards outstanding, but not exercised or settled and (2) the number of shares available to be granted, divided by the sum of (1) the approximate total common shares outstanding, (2) the number of shares subject to equity awards outstanding but not exercised or settled, and (3) the number of shares available to be granted.

Approval of the Plan requires the affirmative vote of a majority of the shares of Century common stock represented in person or by proxy at the Annual Meeting. If the Plan is approved by stockholders, awards will no longer be granted under the Existing Plan. If the Plan is not approved by stockholders, awards will continue to be granted under the Existing Plan, but no more equity-based awards may be granted once the maximum number of shares reserved under the Existing Plan has been reached.

The principal features of the Plan are highlighted below.

The Board of Directors recommends that you vote FOR Proxy Item 4.

Certain Important Features of the Plan

The Plan includes the following important features that are designed to serve our stockholders’ interests.

•	One-year minimum vesting. The period required for vesting of an equity-based award under the Plan may not be less than one year, other than where awards have been assumed by the Company in connection with a merger or other business combination, where shares are delivered in lieu of a fully vested cash award, or awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, awards covering up to five percent of the shares available under the Plan may have a vesting period of less than one year.

•	Dividends and dividend equivalents. Rights to dividends and dividend equivalents, if any, may be made a part of certain awards, other than with respect to options and Stock Appreciation Rights (“SARs”), subject to such terms, conditions and restrictions as the Compensation Committee may establish. Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying award. Dividends or dividend equivalents credited with respect to awards subject to the achievement of performance goals will be paid only to the extent the award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any award subject to a time-based vesting schedule will be paid only to the extent the award vests.

•	No liberal share recycling on options or SARs. Shares that are not issued or delivered as a result of the net settlement of an outstanding option or SAR, used to pay the exercise price or withholding taxes related to any outstanding option or SAR, or reacquired by the Company with the amount received upon exercise of an option cannot be added back to the shares available under the Plan.

•	No repricing. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval, except as may be permitted in connection with an event described below under the heading “Adjustments” or in the event of a change in control.

•	Double-trigger vesting upon a change of control. If outstanding awards under the Plan are replaced in connection with a change in control, the replacement awards will not automatically vest on a “single trigger” basis but would accelerate only if the participant experiences a qualifying termination during a specified time period before or after the change in control.

•	No evergreen provision. The number of shares available for grant under the Plan is capped, and there is no formula providing for any automatic increase in the number of shares available.

•	No discounted stock options or SARs. The Plan does not allow the granting of stock options or SARs at strike prices that are less than the fair market value of our common stock on the date of grant.

2025 Proxy Statement	60

Proposal No. 4

Key Data

The following table provides information regarding outstanding equity-based awards and shares available under the Existing Plan (the only plan under which awards were outstanding or under which we could make equity grants) as of March 1, 2025:

Total number of stock options and SARs outstanding	—
Total number of full value awards outstanding (includes RSUs and PSUs)(1)	2,378,118
Shares available for grant under the Existing Plan(2)	1,681,839

(1)	The number of shares issuable under currently outstanding PSUs assumes performance at the target performance level.
(2)	The number of shares remaining available for future grant under the Existing Plan assumes currently outstanding PSUs will vest at target payout. As of the approval date of the Plan, the share authorization under the Plan will be reduced by the number of shares granted under the Existing Plan after March 1, 2025 and prior to the approval date.

In setting the number of shares to authorize under the Plan, the Compensation Committee considered the historical number of equity awards granted under the Existing Plan, as well as the Company’s three-year average burn rate for the preceding three fiscal years as follows:

Fiscal Year	Stock Options Granted (A)	Full-Value Awards (RSUs Granted and PSUs Vested) (B)	Total (A) + (B)	Basic Weighted Average Common Shares Outstanding (in millions)	Burn Rate
2024	—	954,070	954,070	92.8	1.03%
2023	—	812,534	812,534	92.4	0.88%
2022	—	558,211	558,211	91.4	0.61%
Three-year average					0.84%

As of the record date, there were 93,296,937 shares of common stock outstanding.

Description of the Plan

The following description of the Plan summarizes the material terms of the Plan; however, it does not purport to be complete and is qualified in its entirety by reference to the Plan attached as Annex A to this Proxy Statement.

Term and Effective Date

The Plan will become effective on the date our stockholders approve the Plan, which, if the Plan is approved at the Annual Meeting, will be June 16, 2025. No awards may be made or granted after the tenth anniversary of the Plan’s effective date.

Administration

The Plan will be administered by the Compensation Committee, which is composed entirely of directors who are “non-employee directors” under the rules adopted under Section 16 of the Exchange Act and are independent under the rules of Nasdaq. The Compensation Committee has the power and authority to construe and interpret the Plan, select the individuals who will receive awards from among eligible participants, and determine the form, amount and terms of those awards, except that the amount, form, and timing of the grant of awards to non-employee directors shall be determined by the full Board of Directors unless the Board otherwise delegates any or all of these functions to a committee or committees of the Board. The Compensation Committee has the power to delegate to one or more officers of the Company the right to designate employees (other than the employee himself or herself or executive officers of Century) to receive awards, subject to certain restrictions and provided that the total number of shares or cash payable under such awards are determined by the Compensation Committee.

2025 Proxy Statement	61

Proposal No. 4

Eligibility

Employees of the Company or its subsidiaries, including officers, are eligible to receive awards under the Plan. As of December 31, 2024, the Company had 2,971 employees. However, historically, only select management employees have received annual grants of equity awards under the Company’s equity incentive plans. Currently, the approximate number of employees in that group is 90. Discretionary grants also may be made from time to time to other high potential or performing employees. In addition, non-employee directors of the Company are eligible to receive awards under the Plan. Currently, there are six non-employee directors; however, one director currently waives his right to receive director compensation, including equity awards.

Plan and Award Limitations and Restrictions

Reserved shares. Subject to adjustment as provided for in the Plan in the event of certain corporate transactions or events and the share usage provisions described under “Share Usage and Limitations” below, the maximum number of shares that may be issued pursuant to Awards granted under the Plan will be 5,519,839, less one share for every share subject to an award granted under the Existing Plan after March 1, 2025 and prior to the date on which the plan is approved by the Company’s stockholders at the Annual Meeting. The maximum number of shares that may be issued pursuant to incentive stock options under the Plan is 5,519,839 shares.

Non-employee director compensation. The value (computed in accordance with applicable financial accounting rules) of a non-employee director’s total compensation from the Company in a calendar year, including awards from the Plan, for services rendered as a non-employee director may not exceed $750,000, except that the limitation will be $1,000,000 in any calendar year in which such non-employee director is first appointed or elected to the Board of Directors, serves on a special committee of the Board or serves as lead director or chairperson of the Board.

One-year minimum vesting. The period required for vesting of an equity-based award under the Plan may not be less than one year, other than where awards have been assumed by the Company in connection with a merger or other business combination, where shares are delivered in lieu of a fully vested cash award or awards to non-employee directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting. In addition, awards covering up to five percent of the shares available under the Plan may have a vesting period of less than one year. The foregoing restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability or a change in control, in the terms of the award or otherwise.

No repricing without stockholder approval. The Compensation Committee has no authority to reduce the exercise price of any outstanding stock option or SAR. No stock option or SAR may be re-priced or substituted or exchanged for cash or as consideration for the grant of a new award with a lower exercise price without stockholder approval as required by the exchange on which the Company’s shares are then listed, except as may be permitted in connection with an event described below under the heading “Adjustments” or in the event of a change in control.

Clawback and cancellation. All awards made under the Plan, and shares of common stock issued thereunder, are subject to applicable Company clawback or recoupment policies as in effect from time-to-time, including the Company’s Incentive Compensation Recoupment Policy (“Clawback Policy”). The current Clawback Policy provides that the Company must seek reimbursement or forfeiture of any incentive-based compensation received by an executive officer of the Company if such compensation was based on the achievement of financial results that were subsequently restated (regardless of whether the officer was responsible for the restatement) and a lower amount would have been paid to or earned by the executive officer based on the restated results, subject to certain exclusions and conditions. The Clawback Policy also provides for compensation recoupment or forfeiture and other remedies against any employee in the event the Compensation Committee or Board determines such employee’s fraud or intentional misconduct was a significant contributing factor in the need for the Company to undertake an accounting restatement. For further information regarding the Clawback Policy, see “Compensation Discussion and Analysis—Other Compensation Considerations and Policies—Incentive Compensation Recoupment Policy.”

In addition, the Compensation Committee may specify in an award agreement that a participant’s rights, payments and benefits with respect to an award are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but are not limited to, a participant’s termination for cause; violation of an agreement with the Company; fraud, illegality or misconduct; or breach of any noncompetition, nonsolicitation or confidentiality agreement, or as required by applicable law.

2025 Proxy Statement	62

Proposal No. 4

Share Usage and Limitations

The Plan contains the following provisions and limitations with respect to shares that may again become available for awards:

•	Any shares related to awards (including awards granted under the Existing Plan) that at any time on or after March 1, 2025, terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares (including but not limited to settlement of an award at less than the target number of shares), are settled in cash in lieu of shares, or are exchanged prior to the issuance of shares for awards not involving shares, will be available again (or, with respect to awards granted under the Existing Plan, will be added to the shares available) for grant under this Plan.

•	Shares related to awards (including awards granted under the Existing Plan) that at any time after March 1, 2025 are used to pay the withholding taxes related to any outstanding award, other than an option or SAR, will be available again (or, with respect to awards other than options or SARs granted under the Existing Plan, will be added to the shares available) for grant under the Plan.

•	After March 1, 2025, the following shares (including shares subject to awards granted under the Existing Plan) shall not be recredited to the Plan’s reserve and may not again be used for new awards under the Plan: (i) shares not issued or delivered as a result of the net settlement of an outstanding option or SAR, (b) shares used to pay the exercise price or withholding taxes related to any outstanding option or SAR, or (c) shares reacquired by the Company with the amount received upon exercise of an option.

The number of shares reserved for issuance under the Plan and the limitations described above may be adjusted by the events described below under the headings “-Adjustments” and “-Change in Control”.

Award Forms

Under the Plan, the Compensation Committee may grant various types of awards, including the following:

Stock options. Stock option awards may be either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). Stock options are exercisable in whole or in part following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation Committee. Stock options expire no later than the tenth anniversary of the date of grant, provided, however, NQSOs will remain exercisable within one year following a participant’s death even if later than the expired term of such NQSO. The exercise price of stock options may not be less than the fair market value of a share of our common stock on the date of grant (other than in connection with certain business combination events). As of April 21 2025, the market value of a share of our common stock, based on the average of the high and low sales price as reported on Nasdaq on that date, was $15.28 per share.

Stock appreciation rights. SARs may be granted independently of any stock option or in tandem with all or any part of a stock option. SARs are exercisable in whole or in part based on terms and conditions the Compensation Committee may impose, include following the completion of a required employment period (or service period for a non-employee director) and the satisfaction of any performance objectives as specified in the discretion of the Compensation Committee. Generally, upon exercise, an SAR entitles a participant to receive (in cash, shares of common stock or a combination thereof) the excess of the fair market value of a share of common stock on the date the SAR was exercised over its exercise price. SARs will expire no later than the tenth anniversary of the date of grant, and the exercise price of an SAR may not be less than the fair market value of a share of our common stock on the date of grant (other than in connection with certain business combination events).

Restricted stock. Shares of common stock that are subject to restrictions on transfer or other incidents of ownership as established by the Compensation Committee, including the satisfaction of performance criteria, may be awarded under the Plan. For restricted stock, a “period of restriction” will apply during which time the shares are subject to forfeiture by the participant if, for example, the participant’s employment or service terminates. During a period of restriction, the holder of restricted stock will be entitled to exercise full voting rights unless otherwise provided for in the award agreement.

Restricted and performance stock units. RSUs and PSUs are fixed or variable share denominated units subject to such terms and conditions, including periods of restriction, vesting, time of payment and, in the case of PSUs, the satisfaction of performance criteria, as the Compensation Committee may determine. RSUs and PSUs are valued in whole or in part by reference to, or otherwise based on, the fair market value of the Company’s common stock, and may be paid in shares of common stock, cash or a combination of both. Holders of RSUs or PSUs are not entitled to exercise voting rights.

2025 Proxy Statement	63

Proposal No. 4

PSUs and any other performance awards that may be granted under the Plan represent the right to receive shares of common stock, cash or a combination thereof, contingent on the achievement of performance or other objectives during a specified period as the Compensation Committee may determine. Awards intended to be “performance-based compensation” will be conditioned on the achievement of criteria, measures or goals established by the Compensation Committee. The Compensation Committee has the sole discretion to adjust the determinations of the value and degree of attainment of the performance goals including the discretion to reduce the amount of an award that would otherwise vest or be paid based on the achievement of the performance goals. The Compensation Committee also retains the sole discretion to adjust such performance goals to reflect changes in circumstances that occur after the goals are established, or to reduce or increase the amount of the payment and/or vesting of an award relative to the pre-established performance goals.

Dividends and dividend equivalents. Rights to dividends and dividend equivalents, if any, may be made a part of certain awards, other than with respect to options and SARS, subject to such terms, conditions and restrictions as the Compensation Committee may establish. Any crediting of dividends or dividend equivalents will be subject to the same restrictions and conditions as the underlying award. Dividends or dividend equivalents credited with respect to awards subject to the achievement of performance goals will be paid only to the extent the award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any award subject to a time-based vesting schedule will be paid only to the extent the award vests.

Cash-based awards. Awards denominated in cash may be granted under the Plan, or under other multi-year bonus plans or incentive plans established under the Plan, that may be earned and payable based on such terms as the Compensation Committee may determine, including the satisfaction of performance criteria designated by the Compensation Committee.

Other incentive awards. The Compensation Committee may grant other types of awards under the Plan whose value, in whole or in part, is based on the Company’s common stock or other factors.

Participant Termination Provisions

Each participant’s award agreement will specify the treatment of the award in the event of the participant’s termination of employment (or service as a non-employee director), as determined by the Compensation Committee at the time of grant. Generally, the Company’s award agreements provide that awards will be forfeited and will not be paid if the awards or portions thereof remain unvested or subject to restriction or forfeiture as of the date a participant’s employment or service as a non-employee director with the Company ceases, except if a participant’s employment or service as a non-employee director with the Company ends due to death, disability, retirement or in the event of a change in control.

Adjustments

In the event of a corporate transaction involving the Company, such as, among other things, a stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation or spin-off, the Compensation Committee may substitute or adjust outstanding awards as it deems appropriate in order to prevent dilution or enlargement of participants’ rights under the Plan. The Compensation Committee also may make adjustments in its discretion to the terms and conditions of awards in recognition of certain unusual or nonrecurring events, subject to limitations set forth in the Plan.

Effect of Change in Control; Double-Trigger Vesting

The Plan provides for double-trigger vesting in the event of a change in control of the Company. If outstanding awards under the Plan are replaced in connection with a change in control, those replacement awards will not immediately vest on a “single trigger” basis, but would accelerate (with performance awards vesting at target, or as otherwise provided in an award agreement) only if the participant is terminated without cause or resigns for good reason (as those terms are defined in the Plan) during (i) the 24-month period following a change in control or (ii) the six-month period prior to a change in control if the participant’s termination arose in connection with the change in control. If outstanding awards under the Plan are not exchanged for substitute awards in the event of a change in control, unless the Committee determines otherwise at the time of grant of a particular award, all outstanding awards held by the participant would become fully vested, exercisable and free of restrictions and the amount earned under awards subject to performance vesting will be at target, or as otherwise provided in an award agreement.

2025 Proxy Statement	64

Proposal No. 4

For purposes of the Plan, a “change in control” generally means an event in which:

•	any person (other than certain excluded persons, or Glencore plc or any of its subsidiaries, affiliates, successors or assigns (collectively, “Glencore”)) becomes a beneficial owner of Company securities representing 50% or more of the combined voting power of the Company’s then outstanding voting securities;

•	Glencore becomes the beneficial owner of all the issued and outstanding voting securities of the Company;

•	Incumbent Directors (as defined in the Plan) at the beginning of any 12-month period cease to constitute a majority of the number of directors then serving on the Board of Directors;

•	the Company’s stockholders approve a complete liquidation or dissolution of the Company; or

•	a Business Combination (as defined in the Plan) is consummated, other than a Business Combination in which at least 50% of the combined voting power of the voting securities of the entity resulting from the Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company prior to such transaction, and subject to certain other exceptions as provided in the Plan.

Individual award agreements may provide for different treatment on a change in control.

Amendment and Termination

Our Board of Directors may, at any time and from time to time, alter, amend, modify, suspend or terminate the Plan, subject to the receipt of stockholder approval for certain types of amendments. No amendment, suspension, modification or termination of the Plan may materially adversely affect any award previously granted under the Plan without the written consent of the participant holding such award.

U.S. Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences of awards that may be granted under the Plan. The summary is based on current U.S. federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

Non-qualified stock options and SARs. A participant who receives an NQSO or SAR does not recognize taxable income upon the grant of the NQSO or SAR, and the Company is not entitled to a tax deduction on the date of grant. The participant will recognize ordinary income upon the exercise of the NQSO or SAR in an amount equal to the excess of the fair market value of the NQSO or SAR shares on the exercise date over the NQSO or SAR exercise price stated in the award. Such income will be treated as compensation to the participant subject to applicable tax withholding requirements. The Company generally will be entitled to a tax deduction in an amount equal to the amount that is taxable to the participant as ordinary income in the year that the income is taxable to the participant, subject to the discussion below. Any appreciation in value of the shares after the time of exercise will be taxable to the participant as capital gain upon sale of the shares and will not result in a deduction by the Company.

Incentive stock options. An employee who receives an ISO does not recognize taxable income upon the grant or exercise of the ISO, unless the ISO is exercised more than three months after termination of employment (one year in cases of disability) and the Company is not entitled to a tax deduction on the date of grant. The difference between the ISO exercise price and the fair market value of the ISO shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of an ISO. The nature of the gain or loss depends on how long the ISO and the ISO shares were held. If the ISO shares are not disposed of pursuant to a disqualifying disposition, the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. A “disqualifying disposition” is a disposition that occurs within two years from the date the ISO was granted or one year from the date of ISO exercise. If ISO shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the ISO shares on the date of exercise and the ISO exercise price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the shares were held after exercise of the ISO. The Company generally is entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income, subject to the discussion below.

2025 Proxy Statement	65

Proposal No. 4

Restricted stock, RSUs and PSUs. A participant who receives shares of restricted stock will generally be taxed on the value of the shares at the time they either are no longer subject to a substantial risk of forfeiture, or are transferable. A participant may instead elect under Section 83(b) of the Code to be taxed on the value of the shares at the time the award is issued, but in such case will not be entitled to an offsetting deduction if the shares are subsequently forfeited. A participant who receives an RSU or PSU will be subject to income tax on the value of the shares issued in settlement of the RSU or PSU at the time the shares are issued (or the amount of cash issued in lieu of shares). When a participant sells or otherwise disposes of shares received, the difference between the proceeds received for the shares and the amount of income realized as described above will generally constitute a capital gain or loss. The Company will generally be entitled to a deduction for the amount of ordinary income realized by a participant as described above (including any income realized upon making a Section 83(b) election), subject to the discussion below.

Cash-based awards. Awards settled by a cash payment will be taxable to the participant as ordinary income, and deductible by the Company at the time of payment, subject to the discussion below.

Pursuant to Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017 (the “Act”), the Company will not be entitled to deduct compensation paid to any “covered employee”—generally any person who either is, or at any time has been, a named executive officer—to the extent the total compensation paid to the covered employee in any year exceeds $1,000,000.

New Plan Benefits

Because grants under the Plan will be discretionary, the Company cannot now determine the number of shares that will be granted to any particular executive officer, to all executive officers as a group or to non-executive officer employees or directors as a group. The number of such shares will be determined by the Compensation Committee or the Board from time to time in accordance with the terms of the Plan. Please refer to the “Grants of Plan-Based Awards” table for awards made during the most recent fiscal year under the Existing Plan to our named executive officers and the table under “2024 Director Compensation” for awards made to our non-employee directors.

Equity Compensation Plan Information

The following table gives information, as of December 31, 2024, about our common stock that may be issued upon the exercise of options and other equity awards under all compensation plans under which equity securities are reserved for issuance:

Plan category	Number of securities to be issued upon exercise of Outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, Warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column
Equity compensation plans approved by security holders	2,179,370	—(1)	2,673,311(2)
Equity compensation plans not approved by security holders	—	—	—
Total			2,673,311(2)

(1)	There are no options outstanding under the Existing Plan and there are no exercise prices associated with the 1,404,895 service-based share awards or the 774,475 performance-based share awards (reflected assuming target performance) outstanding under the Existing Plan.
(2)	Shares available for grant as of December 31, 2024 under the Existing Plan. Shares covered by outstanding awards under the Existing Plan that were forfeited or otherwise terminated may become available for grant under the Existing Plan and, to the extent such shares have become available as of December 31, 2024, they are included in the table as available for grant.

2025 Proxy Statement	66

Other Important Matters

68

Stock Ownership of Certain Beneficial Owners

69

Stock Ownership of Directors and Executive Officers

70

Delinquent Section 16(a) Reports

Transactions with Related Parties in 2024

71

72

73

Non-GAAP Financial Measures

74

Questions & Answers

Century ALUMINUM 2025 Proxy Statement 67

Other Important Matters

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock, as of the dates noted below, by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of the Company’s common stock. The percent of class shown below is based on 93,296,937 shares of common stock outstanding as of April 21, 2025.

Name	Amount and Nature of Beneficial Ownership(a)	Percent of Class (%)
Glencore AG(b)	40,038,031	42.9
BlackRock, Inc.(c)	8,518,703	9.1
The Vanguard Group(d)	5,779,905	6.2
(a)	Each entity has sole voting and dispositive power, except as otherwise indicated.
(b)	Based on information set forth in a Schedule 13D/A and a Form 4 filed on Augst 12, 2024, and April 1, 2025, respectively, by Glencore AG, Glencore International AG and Glencore plc (collectively, “Glencore”). The shares reported as beneficially owned by Glencore include 27,500,000 shares held directly by Glencore International AG and 12,538,031 shares held directly by Glencore AG, as reported in its Form 4. Each of Glencore International AG and Glencore plc shares the power to vote and direct the voting of and to dispose or to direct the disposition of the 40,038,031 shares of common stock reported as beneficially owned, and Glencore AG shares the power to vote and direct the voting of and to dispose or to direct the disposition of 12,538,031 shares beneficially owned. The shares reported as beneficially owned by Glencore exclude 4,967,916 shares of common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock owned by Glencore AG, which is convertible only upon the occurrence of events that have not transpired, or in circumstances that would not result in an increase in the percentage of shares of the Company’s common stock beneficially owned by Glencore.
(c)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on April 17, 2025, by BlackRock, Inc. (“Blackrock”). Of the shares Blackrock reported it beneficially owned, Blackrock reported sole voting power over 8,452,746 shares, sole dispositive power over 8,518,703 shares and shared voting and shared dispositive power over none of the shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(d)	Based on information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2024, by The Vanguard Group (“Vanguard”). Of the shares Vanguard reported it beneficially owned, Vanguard reported sole voting power over none of the shares, shared voting power over 95,554 shares, sole dispositive power over 5,626,736 shares and shared dispositive power over 153,169 shares. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

2025 Proxy Statement	68

Other Important Matters

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of April 21, 2025 (unless otherwise noted in the footnotes below) by: (i) each of our current directors, (ii) each of the Company’s named executive officers, and (iii) all of the Company’s directors and executive officers as a group.

Percentage ownership calculations for beneficial ownership are based on 93,296,937 shares outstanding at the close of business on April 21, 2025. The number of shares and percentage of common stock beneficially owned includes: (i) any common stock that may be acquired upon the exercise of stock options held by that person that are currently exercisable or exercisable within 60 days of April 21, 2025 and (ii) share units that will vest within 60 days of April 21, 2025, to be outstanding. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person. Our directors or executive officers did not (individually or as a group) beneficially own more than 1% of our outstanding common stock.

The address of all persons listed below is c/o Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

Name(a)	Total Shares Beneficially Owned (#)		Percentage of Class Beneficially Owned (%)
Andrew Michelmore	83,644		*
Jarl Berntzen	201,173	(b)	*
Jennifer Bush	39,094	(c)	*
Jesse Gary	127,969	(e)	*
Errol Glasser	110,919	(f)	*
Wilhelm van Jaarsveld	—	(g)	*
Tamla Olivier	21,895	(h)	*
Gerald Bialek	—	(i)	*
Gunnar Gudlaugsson	30,461		*
John DeZee	66,946		*
Matthew Aboud	30,027		*
All Directors, Director Nominees and Executive Officers as a Group (11 persons)	712,128		*

* Indicates less than 1% ownership.

(a)	Each individual has sole voting and dispositive power except as otherwise noted.
(b)	Includes 107,786 TVSUs the settlement of which has been deferred until the termination of Mr. Berntzen’s service on the Board.
(c)	Includes 7,070 unvested TVSUs which will vest on June 16, 2025, the date of our annual meeting.
(e)	Includes 127,969 shares held in a self-settled, revocable trust for which Mr. Gary serves as trustee.
(f)	Includes 107,424 TVSUs the settlement of which has been deferred until the termination of Mr. Glasser’s service on the Board.
(g)	Excludes both (i) 5,228,439 shares of common stock issuable upon conversion of the Company’s Series A Convertible Preferred Stock owned by Glencore AG and (ii) 39,777,508 shares of common stock owned by Glencore, for which Mr. van Jaarsveld serves as the Asset and Investment Manager of the Aluminum and Alumina Department.
(h)	Includes 7,070 unvested TVSUs which will vest on June 16, 2025, the date of our annual meeting.
(i)	Reflects shares beneficially owned as of March 21, 2025, the date of Mr. Bialek’s separation from the company.

2025 Proxy Statement	69

Other Important Matters

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and persons owning more than 10% of a registered class of the Company’s equity securities, to file with the SEC reports of ownership and changes in ownership of the Company’s equity securities. Based on our review of Forms 3 and 4 filed with the SEC, we believe that all of our directors and officers have complied with the reporting requirements of Section 16(a), except for the following: Jesse Gary, President and CEO, filed a late Form 4 on January 25, 2024 to report a gift transfer of 46,004 shares of Company Common Stock that occurred on January 19, 2024. The late filing was due to an administrative error. Additionally, no Form 5 filings were required.

Insider Trading Policies and Practices

The Company maintains an Insider Trading Policy governing purchases, sales and other transactions in Company securities by its directors, officers, employees and certain other covered persons, and has implemented processes and practices with respect to Company transactions in its securities, that the Company believes are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq listing standards. A copy of the Company’s insider trading policy has been filed as Exhibit 19.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Transactions with Related Parties in 2024

Transactions with Glencore

All transactions with Glencore, our largest stockholder, are subject to our Statement of Policy Regarding Related Party Transactions described above under “Related Party Transactions Policy” and are approved by the Audit Committee or by a special committee comprised solely of independent directors.

Sales of Primary Aluminum

For the year ended December 31, 2024, we derived approximately 59.1% of our consolidated sales from Glencore.

Glencore purchases aluminum produced at our U.S. smelters at prices based on the LME plus the Midwest regional delivery premium plus any additional market-based product premiums. Glencore purchases aluminum produced at our Grundartangi, Iceland smelter at prices based on the LME plus the European Duty Paid premium plus any additional market-based product premiums.

Sales of Alumina

We have entered into agreements with Glencore pursuant to which we sell alumina at market-based prices. For the year ended December 31, 2024, we recorded $191.3 million of revenue related to alumina sales to Glencore.

Raw Material Purchases

We purchase a portion of our alumina and certain other raw material requirements from Glencore. Alumina purchases from Glencore during 2024 were priced based on published alumina and aluminum indices as well as fixed prices.

Financial Contracts

On January 1, 2024, we had open certain forward financial sales contracts with Glencore with respect to 21,933 tonnes of primary aluminum, which fixed the forward LME aluminum price for such volume. These contracts settled throughout 2024, and, as of December 31, 2024, we had no open forward financial sales contracts with Glencore.

Summary

A summary of the aforementioned related party transactions for the years ended December 31, 2024, 2023 and 2022 is as follows:

	Year Ended December 31, (in millions)
	2024	2023	2022
Net sales to Glencore	$1,312.1	$1,612.1	$1,671.1
Purchases from Glencore (including settlements of financial contract positions)	$277.9	$181.4	$284.7

2025 Proxy Statement	70

Other Important Matters

Vlissingen Facility Agreement

On December 9, 2022, our subsidiary Century Aluminum Vlissingen B.V. (“Vlissingen”) entered into a $90 million Facility Agreement with Glencore International AG, which was amended and extended on October 1, 2024 (as amended, the “Vlissingen Credit Facility). The availability period for borrowings under the Vlissingen Credit Facility was extended by two years and now ends on December 2, 2026. Pursuant to the terms of the Vlissingen Credit Facility, Vlissingen may borrow from time to time up to $90 million in one or more loans at either (i) a fixed interest rate equal to 8.75% per annum (the “Fixed Rate”), or (ii) a variable interest rate equal to the 1-month SOFR rate plus 3.687 percentage points, subject to an absolute maximum level of 9.00% and an absolute minimum level of 7.00% (the “Variable Rate”). The Fixed Rate is only applicable to borrowings made on or before December 1, 2024, after which the Variable Rate shall apply to all borrowings under the Vlissingen Credit Facility. Amounts drawn, if any, under the Vlissingen Credit Facility are expected to be used for general corporate and working capital purposes of Century and its subsidiaries. During 2024 and as of December 31, 2024, there was $10.0 million in outstanding borrowings under the Vlissingen Credit Facility.

Carbon Credit Repurchase Agreement

On September 28, 2023, our wholly owned subsidiary Nordural Grundartangi ehf (“Grundartangi”), entered into a structured repurchase arrangement with an affiliate of Glencore pursuant to which it sold 390,000 European Union Allowances (“Carbon Credits”) at a price of €82.18 per Carbon Credit, for an aggregate amount of €32.1 million (the “Original Carbon Credit Agreement”). Pursuant to the terms of the Original Carbon Credit Agreement, Grundartangi will repurchase the same number of Carbon Credits at a price of €83.72 per Carbon Credit, for an aggregate amount of €32.7 million. The Original Carbon Credit Agreement was amended in December 2023, March 2024, August 2024 and December 2024, in each case to extend the repurchase window and increase the repurchase price (collectively, the “Amended Carbon Credit Agreement”). The Amended Carbon Credit Agreement (i) settled 19,300 Carbon Credits, (ii) extended the repurchase window from December 2024 to August 2025, for the remaining 370,700 Carbon Credits, and (iii) revised the repurchase price to €69.16 per Carbon Credit, for an aggregate amount of €25.6 million.

Also in December 2023, Grundartangi entered into a second structured repurchase arrangement with an affiliate of Glencore pursuant to which it sold an additional 40,000 Carbon Credits at a price of €69.30 per Carbon Credit and agreed to repurchase the same number of Carbon Credits at a price of €70.71 per Carbon Credit for an aggregate amount of €2.8 million (the “Second Carbon Credit Agreement”). In March 2024, and August 2024 the Second Carbon Credit Agreement was amended to (i) increase the number of Carbon Credits subject to the Second Carbon Agreement by 19,300 credits, (ii) extend the repurchase window from March 2024 to August 2025 with respect to all 59,300 Carbon Credits, and (iii) revised the repurchase price to €186.74 per Carbon Credit, for an aggregate amount of €11.1 million. On August 30, 2024 all 59,300 Carbon Credits subject to the Second Carbon Credit Agreement were settled in full.

Matters Raised At The 2025 Annual Meeting Not Included In This Statement

As of the date of this proxy statement, the Board does not know of any other matters which may come before the 2025 Annual Meeting, nor has the Company received notice of any matter by the deadline prescribed by Rule 14a-4 under the Exchange Act. If any other matters properly come before the 2025 Annual Meeting, the accompanying proxy confers discretionary authority with respect to any such matters, and the person(s) named in the accompanying proxy intend to vote in accordance with their best judgment on such matters. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to this solicitation, officers, directors and regular employees of Century, without any additional compensation, may solicit proxies by mail, telephone or personal contact. Sodali & Co has been retained to assist in the solicitation of proxies for a total fee of $7,500, which includes reasonable out-of-pocket expenses. We will, upon request, reimburse brokerage houses and other nominees for their reasonable expenses in sending proxy materials to their principals.

2025 Proxy Statement	71

Other Important Matters

Stockholder Proposals and Director Nominations for the 2026 Annual Meeting

Stockholder proposals for inclusion in the proxy materials for the Annual Meeting in 2026 should be addressed to the Company’s Corporate Secretary, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606 and must be received by the deadline prescribed by Rule 14a-8 under the Exchange Act (provided that the 2026 Annual Meeting is not held more than 30 days from the first anniversary of the 2025 Annual Meeting, the applicable deadline will be January 7, 2025). In addition, the Company’s Bylaws currently require that for director nominations and any other business to be properly brought before an Annual Meeting by a stockholder, regardless of whether included in the Company’s proxy statement, the stockholder must give written notice of his or her intention to propose such nominations or business to our Corporate Secretary, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices no earlier than the close of business on the 90th day (March 18, 2026) prior and no later than the close of business on the 60th day (April 17, 2026) prior to the first anniversary of our prior year’s Annual Meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 70 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In certain circumstances, different notice periods may apply; anyone seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein.

Notice of stockholder proposals and nominations of director candidates must set forth as to each matter the stockholder proposes to bring before the Annual Meeting the information required by our Bylaws, which includes, among other things: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder (including any derivatives, short interests or other similar instruments held by the stockholder), (iv) any material interest of the stockholder in such proposal or any arrangements entered into with third parties with respect to such proposal and (v) any other information relating to such stockholder and each director nominee, as applicable, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies. The Bylaws further provide that the Chairman of the Annual Meeting may refuse to permit any business to be brought before an Annual Meeting that does not comply with the foregoing procedures. Any stockholder seeking to bring business at an Annual Meeting should carefully review our Bylaws and comply with all rules and procedures included therein. In addition, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees also must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

We will provide without charge to each person solicited hereby, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC (without exhibits). Requests should be made to Office of the General Counsel, Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606.

2025 Proxy Statement	72

Other Important Matters

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure that management uses to evaluate Century’s financial performance. Management believes that this non-GAAP financial measure enhances stockholders’ overall understanding of Century’s performance and investors’ ability to review Century’s business from the same perspective as management. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore are unlikely to be comparable to the calculation of similar measures for other companies. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.

Twelve Months Ended December 31, 2024 (millions)
Net income attributable to Century stockholders	$336.7
Add: Net loss attributable to noncontrolling interests	$16.1
Net income	$320.6
Interest expense—affiliates	$6.7
Interest expense	$36.4
Interest income	$(2.1)
Net (gain) loss on forward and derivative contracts	$(2.0)
Bargain purchase gain	$(245.9)
Other expense (income)—net	$4.4
Income tax expense (benefit)	$3.2
Operating income	$121.3
Lower of cost or NRV inventory adjustment	$(6.4)
Share-based compensation	$15.5
Jamalco equipment failure	$8.5
Jamalco hurricane impact	$12.6
Depreciation, depletion, and amortization	$87.7
Adjusted EBITDA	$239.2
Less: Adjusted EBITDA attributable to noncontrolling interests	$(4.5)
Adjusted EBITDA attributable to Century stockholders	$243.8

2025 Proxy Statement	73

Other Important Matters

Questions & Answers

Q:	When and where will the 2025 Annual Meeting be held?

A:	The 2025 Annual Meeting is being held on June 16, 2025, at 8:30 a.m. Central Time, at Hyatt Place Chicago, 28 North Franklin Street, Chicago, Illinois 60606.

If you plan to attend the meeting, you will need an admission ticket. To obtain an admission ticket, please write to: Century Aluminum Company, 1 South Wacker Drive, Suite 1000, Chicago, Illinois 60606, Attention: Admission Ticket or email admissionticket@centuryaluminum.com. Please include a copy of your brokerage statement showing your ownership of Century stock as of the record date of April 21, 2025, or a legal proxy (which you can obtain from your broker, bank or other similar organization), and we will send you an admission ticket.

Q:	Who is entitled to vote and how many votes do I have?

A:	You may vote prior to or at the 2025 Annual Meeting if you owned shares of our common stock at the close of business on April 21, 2025. Each stockholder is entitled to one vote for each share of common stock held.

Q:	How many shares are available to vote in the Annual Meeting?

A:	On April 21, 2025, the record date for the 2025 Annual Meeting, there were 93,296,937 shares of Century common stock outstanding.

Q:	What constitutes a quorum for the meeting?

A:	The holders of a majority of the outstanding shares of Century’s common stock will constitute a quorum for the transaction of business at the 2025 Annual Meeting. Only shares of Century common stock that are present at the 2025 Annual Meeting, either in person or represented by proxy will be counted for purposes of determining whether a quorum exists at the meeting. Proxies properly received but marked with abstentions, as well as broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting for purposes of establishing quorum.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner in “street name”?

A:	Most of our stockholders hold their shares in “street name” through a bank, broker or other holder of record rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially in “street name.”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2025 Annual Meeting.

Beneficial Owner. If your shares are held in a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name.” The Notice is being forwarded to you by your bank, broker or other holder of record, who is considered to be the stockholder of record for those shares. As the beneficial owner, you have the right to direct your bank, broker or other holder of record on how to vote. Your bank, broker or other holder of record has provided a voting instruction card for you to use in directing it as to how to vote your shares.

2025 Proxy Statement	74

Other Important Matters

Q:	How do I vote?

A:	There are four ways that you can vote your shares:

Internet. The website for voting prior to the 2025 Annual Meeting is http://www.ProxyVote.com. To vote on the Internet, please follow the instructions provided in the Notice and have the Notice available when accessing the Internet. The voting system is available 24 hours a day, seven days a week. The deadline for voting online is 11:59 p.m. Eastern Time on Sunday, June 15, 2025. If you hold your shares in a Century 401(k) plan, the deadline for voting online is 11:59 p.m. Eastern Time on Wednesday, June 11, 2025.

Telephone. If you are located in the United States or Canada, you can vote your shares by calling 1-800-690-6903. This is a toll-free number available 24 hours a day, seven days a week. The deadline for voting by phone is 11:59 p.m. Eastern Time on Sunday, June 15, 2025. If you hold your shares in a Century 401(k) plan, the deadline for voting by phone is 11:59 p.m. Eastern Time on Wednesday, June 11, 2025.

Mail. To vote by mail, please follow the instructions on your proxy card and proxy materials, mark, sign and date your proxy card and return it in the postage-paid envelope provided with the proxy materials. If you mail your proxy card, we must receive it before 6:00 p.m. Eastern Time on Friday, June 13, 2025.

In Person. If you are the stockholder of record, you may vote by attending the 2025 Annual Meeting on Monday, June 16, 2025 at 8:30 a.m., Central Time, at Hyatt Place Chicago, 28 North Franklin Street, Chicago, Illinois 60606. If your shares are held in “street name” (i.e., you hold your shares in a brokerage account or through a bank or other nominee), you must obtain a copy of the legal proxy from your bank, broker or other holder of record that authorizes you to vote the shares that the record holder holds for you in its name. If you plan to attend the meeting, you will need an admission ticket. See above under “When and where will the 2025 Annual Meeting be held?” for information about how to obtain an admission ticket.

Q:	How do I vote my shares that are held in a Century 401(k) plan?

A:	If you participate in one of Century’s 401(k) plans, you must provide the trustee of the 401(k) plan with your voting instructions in advance of the meeting. You may do this by returning your voting instructions by mail, or submitting them by telephone or the Internet. You cannot vote shares held in a Century 401(k) plan in person at the 2025 Annual Meeting; only the plan trustee can directly vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares will not be voted. To allow sufficient time for voting by the trustee, your voting instructions must be received before Wednesday, June 11, 2025.

Q:	May I change my vote?

A:	Yes. If you are the stockholder of record, you may revoke a proxy or change your voting instructions by:

• delivering a written notice of revocation or later-dated proxy to our Secretary at or before the taking of the vote at the 2025 Annual Meeting;

• changing your vote instructions via the Internet up to 11:59 p.m. Eastern Time on June 15, 2025;

• changing your vote instructions via the telephone up to 11:59 p.m. Eastern Time on June 15, 2025; or

• voting in person at the 2025 Annual Meeting.

If you hold your shares in one of Century’s 401(k) plans, notify the plan trustee in writing prior to June 11, 2025, that your voting instructions are revoked or should be changed.

If your shares are held in “street name,” you must follow the specific instructions provided to you to change or revoke any instructions that you may have already provided to your bank, broker or other holder of record.

2025 Proxy Statement	75

Other Important Matters

Q:	Why is it important to instruct my broker how to vote?

A:	Under SEC rules, if you own shares in “street name” through a bank, broker or other holder of record and do not instruct your bank, broker or other holder of record how to vote, your bank, broker or other holder of record may not vote your shares on proposals determined to be “non-routine.” Of the proposals included in this proxy statement, only Proposal No. 2, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is considered to be “routine.” The other proposals are considered to be “non-routine” matters. Therefore, if you do not provide your bank, broker or other holder of record holding your shares in “street name” with voting instructions, your shares may be voted with respect to Proposal No. 2 but will not be counted as shares present and entitled to vote on the election of directors, the advisory vote on the compensation of our named executive officers and the proposal to approve the 2025 Century Aluminum Company Incentive Plan, and will have no effect on the outcome of such matters. Therefore, it is important that you provide voting instructions to your bank, broker or other holder of record.

Q:	What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

A:	Directors are elected by a “plurality plus” voting standard, which means that the nominees that receive the highest number of votes cast “for” their election will be elected as directors, even if the nominees do not receive a majority of the votes cast; provided, however, that in uncontested elections any director nominee who receives a greater number of votes “withheld” than votes “for” must tender his or her resignation to the Board which shall then determine whether or not to accept or reject such resignation following a recommendation by the Governance and Nominating Committee of the Board. Abstentions and broker non-votes will not have an effect on the outcome of the vote on the election of directors.
Proposal No. 2 (ratification of independent registered public accounting firm), Proposal No. 3 (advisory vote on the compensation of our named executive officers) and Proposal No. 4 (approval of the 2025 Century Aluminum Company Incentive Plan) each requires the affirmative vote of a majority of the shares of Century common stock present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions received on a proposal will have the same effect as a vote against such proposal, and broker non-votes will not have an effect on the outcome of a proposal.

Q:	What is “householding”?

A:	In addition to furnishing proxy materials over the Internet, the Company takes advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice or, if paper copies are requested, only one Proxy Statement and Annual Report on Form 10-K are delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. If a stockholder sharing an address wishes to receive a separate Notice or copy of the proxy materials, he or she may so request by contacting Broadridge Householding Department by phone at 866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A separate copy will be promptly provided following receipt of a stockholder’s request, and such stockholder will receive separate materials in the future. Any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future by contacting Broadridge Householding Department at the number or address shown above.

2025 Proxy Statement	76

ANNEX A

CENTURY ALUMINUM COMPANY
2025 INCENTIVE PLAN

2025 Proxy Statement	A-1

Article 1
Establishment, Purpose, and Duration

1.1               Establishment. Century Aluminum Company, a Delaware corporation, establishes this incentive compensation plan known as the Century Aluminum Company 2025 Incentive Plan (this “Plan”).

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards, and Other Stock-Based Awards.

This Plan will become effective upon initial stockholder approval on [_____], 2025[1] (the “Effective Date”). This Plan shall remain in effect as provided in Section 1.3. Upon approval of this Plan, no additional awards shall be granted under the Amended and Restated Stock Incentive Plan (as adopted on June 3, 2019) (the “Prior Plan”), but all awards previously granted under the Prior Plan shall remain outstanding in accordance with their terms.

1.2               Purpose of this Plan. The purpose of this Plan is to provide incentives linked to value creation for stockholders of the Company and the achievement of certain long-term strategic and financial goals through a variety of equity-based and cash Awards designed to attract, retain and motivate the best available Employees and non-employee Directors. A further purpose of this Plan is to provide opportunities for those individuals to acquire and maintain ownership of Shares, thereby strengthening their concern for the welfare of the Company and its stockholders.

1.3               Duration of this Plan. Unless sooner terminated as provided herein or extended, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, no ISO may be granted more than ten (10) years after the earlier of approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code). After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2
Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

(a)                “Affiliate” shall mean any corporation or other entity (including, but not limited to, a partnership or a limited liability company) that is affiliated with the Company through stock or equity ownership or otherwise, and either is (i) wholly owned by the Company through stock or equity ownership or otherwise, or (ii) designated as an Affiliate for purposes of this Plan by the Committee.

(b)                “Applicable Laws” means the legal requirements relating to the administration of equity plans or the issuance of share capital by a company, applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any stock exchange rules and regulations that may from time to time be applicable to the Company, and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under this Plan, as such laws, rules, regulations, interpretations and requirements may be in place from time to time.

(c)                “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Stock Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan and the applicable Award Agreement.

(d)                “Award Agreement” means either: (i) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including in each case any amendment or modification thereof. The Committee may provide for the use of electronic, Internet, or other non-paper Award Agreements, and the use of electronic, Internet, or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

[1] The annual meeting of stockholders is scheduled to be held on June 16, 2025.

2025 Proxy Statement	A-2

(e)                “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(f)                 “Board” or “Board of Directors” means the Board of Directors of the Company.

(g)                “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 10.

(h)                “Cause” shall have the meaning set forth in the applicable Award Agreement and, in the absence of such definition in the applicable Award Agreement, the determination of whether a Participant’s employment was terminated for Cause shall be made based upon the terms of an Other Agreement or Executive Severance Plan as applicable to the Participant which defines “Cause” (or words of similar meaning).

(i)                 “Change in Control” unless otherwise specified in an Award Agreement or an Other Agreement, a “Change in Control” of the Company shall be deemed to have occurred if, as the result of a single transaction or series of transactions, the event set forth in any one of the following paragraphs shall have occurred:

(i)                 Any Person (other than a Permitted Person or Glencore) becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities, except that the term “Person” shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored or maintained by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company (the entities identified in clauses (i) through (iv) the “Permitted Persons” and each a “Permitted Person”;

(ii)               Glencore becomes the Beneficial Owner, directly or indirectly, of all the issued and outstanding voting securities of the Company;

(iii)             Incumbent Directors at the beginning of any 12-month period cease at any time and for any reason to constitute a majority of the number of directors then serving on the Board of Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the award date; (B) are appointed by or on behalf of Glencore; or (C) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority vote of the Incumbent Directors at the time of such election or nomination (but shall not include any individual whose election or nomination is in connection with an actual or threatened election contest by any Person, including but not limited to a consent solicitation, relating to the election of directors to the Board of Directors);

(iv)              The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)                The consummation of (A) a reorganization, merger or consolidation, or sale or disposition by the Company of all or substantially all of the assets of the Company and its subsidiaries to any Person or (B) the acquisition of assets or stock of another Person in exchange for voting securities of the Company (each of (A) and (B) a “Business Combination”), in each case, other than a Business Combination (x) with a Permitted Person or (y) pursuant to which, at least fifty percent (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; provided that, any Business Combination with Glencore shall not constitute a Change in Control unless, as a result of such Business Combination, Glencore (x) owns, directly or indirectly, all or substantially all of the assets of the Company and its subsidiaries or (Y) Beneficially Owns, directly or indirectly, all of the issued and outstanding voting securities of the Company.

Notwithstanding the foregoing, if the payment of an amount under an award constitutes the payment of deferred compensation subject to Section 409A of the Code and the time or form of such payment is changed due to a Change in Control, such change in the time or form of payment shall not occur unless the event constituting the Change in Control is also a “change in control event” within the meaning of Code Section 409A and the regulations promulgated thereunder.

2025 Proxy Statement	A-3

(j)                 “Change in Control Protection Period” means (i) the 24-month period beginning on the date any Change in Control occurs and (ii) the 6-month period prior to a Change in Control, if the Participant’s termination (x) was at the request of a third party who had taken steps reasonably calculated or intended to effect a Change in Control or (y) otherwise arose in connection with or in anticipation of the Change in Control.

(k)                “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision, as well as any applicable interpretative guidance issued related thereto.

(l)                 “Committee” means the Compensation Committee of the Board or such other committee designated by the Board to administer all or a portion of this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. The Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

(m)              “Company” means Century Aluminum Company, a Delaware corporation, and any successor thereto as provided in Article 20.

(n)                “Director” means any individual who is a member of the Board of Directors of the Company.

(o)                “Disability” shall have the meaning set forth in the applicable Award Agreement and, in the absence of such definition in the applicable Award Agreement, the term shall have meaning as set forth in an Other Agreement or Executive Severance Plan as applicable to the Participant which defines “Disability” (or words of similar meaning).

(p)                “Effective Date” has the meaning set forth in Section 1.1.

(q)                “Employee” means any salaried individual who performs services for and is designated as an employee of the Company, Affiliate and/or Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate and/or Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company, Affiliate and/or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, Affiliate and/or Subsidiary during such period.

(r)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(s)                 “Executive Severance Plan” means the Amended and Restated Executive Severance Plan as may be further amended and as in effect from time to time.

(t)                 “Fair Market Value” or “FMV” means the average of the high and low sales price of a Share on the New York Stock Exchange, Inc. composite tape (or if Shares are not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which Shares are principally trading), on the date of measurement, and if there were no trades on such measurement date, on the first day on which a trade occurs next succeeding such measurement date; provided that for purposes of determining the amount payable with respect to an Award in connection with a Change of Control pursuant to Article 17, the Fair Market Value of a Share shall be not less than the value of the consideration to be paid for a Share pursuant to the terms of the transaction constituting the Change of Control, as determined by the Committee. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, or for purposes of determining the Fair Market Value of securities or other property other than Shares, the determination of Fair Market Value shall be made by the Committee in such manner as it deems appropriate.

(u)                “Glencore” means Glencore plc or any of its subsidiaries, affiliates, successors or assigns.

(v)                “Good Reason” shall have the meaning set forth in the applicable Award Agreement and, in the absence of such definition in the applicable Award Agreement, the determination of whether a Participant resigned or his or her employment was terminated for Good Reason shall be made based upon the terms of an Other Agreement or Executive Severance Plan as applicable to the Participant which defines “Good Reason” (or words of similar meaning). If the

2025 Proxy Statement	A-4

Participant is not a participant in the Executive Severance Plan, and the Participant’s Award Agreement does not define the term “Good Reason”, any provision of this Plan that applies to a resignation for Good Reason shall not apply to such Participant.

(w)              “Grant Date” means the date on which the Committee approves the grant of an Award by Committee action or such later date as specified in advance by the Committee.

(x)                “Grant Price” means the price used to determine whether there is any payment due upon exercise of the SAR. The Grant Price of any SAR will be at least the greater of the Fair Market Value of a Share at the time the grant is effective or the par value of a Share.

(y)                “Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee and that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

(z)                “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

(aa)             “Non-Tandem SAR” means an SAR that is granted independently of any Option, as described in Article 7.

(bb)            “Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

(cc)             “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option. The Option Price will be at least the greater of the Fair Market Value of a Share at the time the grant is effective or the par value of a Share.

(dd)            “Other Agreement” means either (i) an applicable employment or other written agreement between the Company and a Participant or (ii) an applicable employment or other written agreement between an Affiliate or a Subsidiary and a Participant

(ee)             “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

(ff)               “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

(gg)            “Performance Measures” means measures on which the performance goals are based.

(hh)            “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

(ii)               “Performance Stock Unit” means an Award under Article 9 and subject to the terms of this Plan, denominated in units (and no Shares are actually awarded to the Participant on the Grant Date), the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria or Performance Measure(s), as applicable, have been achieved.

(jj)               “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion).

(kk)            “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(ll)               “Plan” means this Century Aluminum Company 2025 Incentive Plan, as amended from time to time.

(mm)        “Plan Year” means a twelve-month period beginning with January 1 of each year; provided, however, that the initial plan year shall begin on the Effective Date and end on December 31 of the year in which the Effective Date occurs.

2025 Proxy Statement	A-5

(nn)            “Qualifying Termination” means a termination of a Participant’s employment by the Company or a Subsidiary without Cause or a termination of employment for Good Reason, in either case as determined under the definition of Cause or Good Reason set forth in the applicable Award Agreement, provided that, in the absence of such definitions in the applicable Award Agreement, the determination of whether a Participant’s employment was terminated for Cause or for Good Reason shall be made based upon the terms of an Other Agreement or Executive Severance Plan as applicable to the Participant which define termination for “Cause” or “Good Reason” (or words of similar meaning).

(oo)            “Restricted Stock” means an Award under Article 8 and subject to the terms of this Plan, denominated in fully paid Shares.

(pp)            “Restricted Stock Unit” means an Award under Article 8, and subject to the terms of this Plan denominated in units (and no Shares are actually awarded to the Participant on the Grant Date).

(qq)            “Retirement” shall have the meaning set forth in the applicable Award Agreement and, in the absence of such definition in the applicable Award Agreement, the term shall have meaning as set forth in an Other Agreement or Executive Severance Plan as applicable to the Participant which defines “Retirement” (or words of similar meaning).

(rr)               “Section 16 Insider” means an individual who is, on the relevant date, an executive officer or Director of the Company as determined by the Board or Committee in accordance with Section 16 of the Exchange Act.

(ss)              “Share” means a registered share of common stock of the Company, par value $.01 per share, or such other par value as may be in effect from time to time.

(tt)               “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7.

(uu)            “Subsidiary” means any corporation or other entity, or any partnership or other enterprise, the voting stock or other form of equity of which, as the case may be, is owned or controlled 50% or more, directly or indirectly, by the Company, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Section 424(f) of the Code.

(vv)            “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be forfeited).

Article 3
Administration

3.1               General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2               Authority of the Committee.

(a)                Discretionary Authority. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions (including the terms and conditions set forth in Award Agreements), granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, construing any provision of this Plan or any Award Agreement, and, subject to Article 18, adopting modifications and amendments to this Plan or any Award Agreement,

2025 Proxy Statement	A-6

including accelerating the vesting of any Award or extending the post-termination exercise period of an Award (subject to the limitations of Code Section 409A), and any other modifications or amendments that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate.

(b)                Settlement of Awards. To the extent determined by the Committee, any Award may be settled in whole or in part in cash rather than Shares, regardless of whether the Award Agreement specified settlement in Shares. The Committee may arrange for payment to be made on the Participant’s behalf as part of an Award or otherwise.

(c)                Board and Committee Action. Notwithstanding the foregoing, members of the Board or the Committee who are either eligible for Awards or have been granted Awards may vote on any and all matters, including matters affecting the administration of this Plan or the grant of Awards pursuant to this Plan. However, no such member shall act upon the granting of a specific Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or the Committee during which action is taken with respect to the granting of an Award to him or her.

(d)                Awards to Non-employee Directors. Notwithstanding the foregoing, the amount, form, and timing of the grant of Awards to non-employee Directors shall be determined by the Board unless the Board otherwise delegates any or all of these functions to a committee or committees of the Board.

3.3               Delegation. The Committee may delegate to one or more of its members or to one or more officers or committees of the Company, and/or its Subsidiaries and Affiliates, or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee who is considered an Section 16 Insider; (ii) the resolution providing such authorization shall set forth the total number of Shares, the total dollar value, or a combination of both, with respect to which such officer(s) may grant Awards; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4               One-Year Minimum Vesting. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Awards assumed by the Company pursuant to Section 4.3(c), (ii) Shares delivered in lieu of fully vested cash Awards, and (iii) Awards to non-employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting); provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise.

3.5               No Repricing. Notwithstanding anything herein to the contrary, the Committee shall have no authority to reduce the exercise price of any Option (including any ISO) or any SAR. No Option (including any ISO) or SAR granted under this Plan may be surrendered to the Company for cancellation or as consideration for the grant of a new Option or SAR with a lower exercise price than the Option or SAR so surrendered or exchanged without the approval of the Company’s stockholders, and no repricing of an Option or SAR shall be permitted without the approval of the Company’s stockholders as required under the rules of any stock exchange on which Shares are listed, except in accordance with Section 4.3 and Article 18 related to an adjustment in the number of Shares and Article 17 in the event of a Change in Control. No Option (including any ISO) or SAR granted under this Plan may be exchanged or surrendered for cash or other consideration that exceeds the excess of the Option Price or Grant Price over the FMV of the Shares at the time of the transaction.

Article 4
Shares Subject to This Plan and Maximum Awards

4.1               Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.3 and the Share counting provisions below, as of the Effective Date, the maximum number of Shares that may be issued pursuant to Awards granted under the

2025 Proxy Statement	A-7

Plan, shall be 5,519,839 less one Share for every one Share subject to an award granted under the Prior Plan after March 1, 2025 and prior to the Effective Date.[2] The maximum number of Shares that may be issued pursuant to ISOs under this Plan shall be 5,519,839 Shares. The Company will issue new Shares either based on the Company’s conditional or authorized capital or it may, in its full discretion, deliver treasury Shares, Shares available on the open market, or otherwise existing Shares.

4.2               Share Usage. Any Shares related to Awards, whether granted under this Plan or the Prior Plan, that at any time on or after March 1, 2025, terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares (including but not limited to settlement of an Award at less than the target number of shares), are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares for Awards not involving Shares, shall be available again (or, with respect to awards granted under the Prior Plan, shall be added to the shares available) for grant under this Plan. Shares related to Awards, whether granted under this Plan or the Prior Plan, that at any time after March 1 are used to pay the withholding taxes related to any outstanding Award other than an Option or Stock Appreciation Right shall be available again (or, with respect to awards other than options or stock appreciation rights granted under the Prior Plan, shall be added to the shares available) for grant under this Plan. Notwithstanding the foregoing, after March 1, 2025, the following Shares shall not be recredited to this Plan’s reserve and may not again be used for new Awards under this Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (b) Shares used to pay the exercise price or withholding taxes related to any outstanding Option or Stock Appreciation Right, or (c) Shares reacquired by the Company with the amount received upon exercise of an Option.

4.3               Adjustments in Authorized Shares.

(a)                In the event of any corporate event or transaction (including, but not limited to, a change in the authorized number of Shares of the Company or the capitalization of the Company) such as an amalgamation, a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, division, consolidation or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of issued Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards. In any such case, in making such substitution or adjustment, the Committee may also (or in lieu of the foregoing) make provision for a cash payment with respect to outstanding Awards.

(b)                The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards that are otherwise permissible under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

(c)                Subject to the provisions of Article 18 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any amalgamation, merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including, but not limited to, a conversion of equity awards into Awards under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44 or subsequent accounting guidance), subject to compliance with the rules under Code Sections 422 and 424, as and where applicable.

Article 5
Eligibility and Participation

5.1               Eligibility. Individuals eligible to participate in this Plan include all Employees and non-employee Directors.

5.2               Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law, and the amount of each Award.

[2] The 5,519,839 shares reflects 1,681,839 shares that remained available for grant under the Prior Plan as of March 1, 2025, plus 3,838,000 newly authorized shares.

2025 Proxy Statement	A-8

5.3               Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, for purposes of determining Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if such Participant is placed on military or sick leave or such other leave of absence which is treated by the Company as continuing intact the employment relationship with the Company, any Subsidiary or any Affiliate. In such a case, the employment relationship shall be deemed to continue until the date when a Participant’s right to reemployment shall no longer be guaranteed either by law or contract.

5.4               Transfer of Service. Notwithstanding any other provision of this Plan to the contrary, for purposes of Awards granted hereunder, a Participant shall not be deemed to have incurred a termination of employment if the Participant’s status as an Employee or non-employee Director terminates and the Participant is then, or immediately thereafter becomes, an eligible individual due to another status or relationship with the Company, any Subsidiary or any Affiliate. In the event a Participant ceases to be an Employee or a non-employee Director but continues immediately thereafter to provide services to the Company, a Subsidiary or an Affiliate as a consultant, an Employee or a non-employee Director, any Award will continue to vest in accordance with its terms as if the Participant had not terminated until the Participant is no longer providing services to the Company, unless otherwise determined by the Committee.

5.5               Termination of Employment. The Committee shall have the discretion to determine whether any corporate event or transaction that results in the sale, spinoff or transfer of a Subsidiary, Affiliate, business group, operating unit, division, or similar organization constitutes a termination of employment (or services), and, if so, the effective date of such termination, for purposes of Awards granted under this Plan.

Article 6
Stock Options

6.1               Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted and defined under Code Sections 422 and 424).

6.2               Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, subject to Section 3.4, the conditions upon which the Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3               Option Price. The Option Price for each grant of an Option under this Plan shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date (other than with respect to Options issued in accordance with Section 4.3(c)). With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company, any Subsidiary, or any Affiliate, the Option Price of Shares subject to an ISO shall be at least equal to one hundred and ten percent (110%) of the Fair Market Value of such Shares on the ISO’s Grant Date. In any event, the Option Price shall not be less than the aggregate par value of the Shares covered by the Option.

6.4               Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine when the Committee approves the grant; provided, however, no Option shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date provided, however, an Option (other than an ISO) shall remain exercisable within one year following a Participant’s death even if later than the expired term of such Option. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any Subsidiary, or an Affiliate, no such ISO shall be exercisable later than the day before the fifth (5th) anniversary of the Grant Date.

6.5               Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant. Notwithstanding the foregoing, the Fair Market Value of Shares, determined as of the Grant Date, as to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). The portion of any ISOs that become exercisable in excess of such amount, or that are exercised by a Participant more than three months (12 months in the case of Disability) after the Participant has ceased to be an Employee of the Company or of any parent or subsidiary corporation (as permitted under Code Sections 422 and 424) shall be deemed Nonqualified Stock Options.

2025 Proxy Statement	A-9

6.6               Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee or its delegate, or by complying with any alternative procedures which may be authorized by the Committee or its delegate, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable, in full, to the Company, under any of the following methods as determined by the Committee or its delegate, in its sole discretion: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) to the Company previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a simultaneous exercise of the Option and sale of the Shares issuable upon such exercise pursuant to a broker-assisted transaction or other similar arrangement, and use of the proceeds from such sale as payment of the purchase price of such Shares (and withholding taxes) in accordance with the cashless exercise program adopted by the Committee or its delegate pursuant to Section 220.3(e) (4) of Federal Reserve Board Regulation T; (d) by a combination of (a), (b), and/or (c); or (e) any other method approved or accepted by the Committee or its delegate in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee or its delegate, all payments under all of the methods indicated above shall be paid in United States dollars.

6.7               Other Restrictions. The Committee may impose such restrictions on Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.8               Termination of Employment, Service as a Non-employee Director. Each Participant’s Award Agreement shall set forth the extent to which the Option will vest and Participant shall have the right to exercise the Option following termination of the Participant’s employment or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3, 5.4, 11.2 and, as applicable, Article 17. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any.

6.9               Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) calendar days thereof.

Article 7
Stock Appreciation Rights

7.1               Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Non-Tandem SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement. Notwithstanding the foregoing, the Grant Price of a Non-Tandem SAR on the Grant Date shall be at least equal to the greater of one hundred percent (100%) of the FMV of the Shares as determined on the Grant Date or the par value of the Shares (other than with respect to SARs issued in accordance with Section 4.3(c)). The Grant Price of a Tandem SAR on the Grant Date shall equal the Option Price of the related Option.

2025 Proxy Statement	A-10

7.2               SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, subject to Section 3.4, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine.

7.3               Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and no SAR shall be exercisable later than the day before the tenth (10th) anniversary of the Grant Date, except as otherwise provided in Section 7.7(a).

7.4               Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable, and has not yet been exercised. Notwithstanding the foregoing: (i) a Tandem SAR granted in connection with an ISO shall expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares covered by the Option exceeds the Option Price of the Option.

7.5               Exercise of Non-Tandem SARs. Non-Tandem SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

7.6               Settlement of SARs. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)                The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, fully paid Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion.

7.7               Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the SAR will vest and the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3, 5.4, 11.2 and, as applicable, Article 17. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any.

7.8               Other Restrictions. The Committee may impose such restrictions on Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable or desirable including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

Article 8
Restricted Stock and Restricted Stock Units

8.1               Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually issued until the expiration of the Period of Restriction. Upon the expiration of the Period of Restriction with respect to an Award of Restricted Stock Units, one fully paid Share shall be issued with respect to each vested Restricted Stock Unit, which shall fully settle and satisfy the Company’s obligations with respect to such Restricted Stock Unit, subject to the authority of the Committee in its discretion to settle all or a portion of vested Restricted Stock Units by a cash payment equal to the Fair Market Value of a Share.

2025 Proxy Statement	A-11

8.2               Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction (subject to Section 3.4), the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

8.3               Other Restrictions. The Committee may impose such restrictions on any Shares of Restricted Stock or Restricted Stock Units granted under this Article 8 as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals (including as determined under Section 9.4), time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

8.4               Voting Rights; Dividends and Dividend Equivalents. Unless otherwise set forth in a Participant’s Award Agreement and permitted by Applicable Law, a Participant holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. Any right to dividends and/or dividend equivalents shall be subject to Article 14.

8.5               Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the restrictions placed on Restricted Stock and/or Restricted Stock Units shall lapse following termination of the Participant’s employment with or services to the Company, its Affiliates and/or its Subsidiaries, as the case may be, subject to Sections 5.3, 5.4, 11.2 and, as applicable, Article 17. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to breach or threatened breach of restrictive covenants to which the Participant is subject, if any.

8.6               Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9
Performance Stock Units

9.1               Grant of Performance Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Performance Stock Units to Participants in such amounts and upon such terms as the Committee shall determine.

9.2               Performance Stock Unit Agreement. Each Performance Stock Unit grant shall be evidenced by an Award Agreement that shall specify the number of Performance Stock Units granted, the applicable Performance Period (subject to Section 3.4), and such other terms and provisions as the Committee shall determine.

9.3               Value of Performance Stock Units. Each Performance Stock Unit shall have an initial value that is established by the Committee at the Grant Date. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Stock Units that will be paid out to the Participant.

9.4               Earning of Performance Stock Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Stock Units shall be entitled to receive payout on the value and number of Performance Stock Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole discretion, as a function of the extent to which the corresponding performance goals have been achieved. The Committee shall have the sole discretion to adjust the determinations of the value and degree of attainment of the pre-established performance goals including the discretion to reduce the amount of the Award that would otherwise vest or be paid based on the achievement of the performance goals. The Committee shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the

2025 Proxy Statement	A-12

payment and/or vesting of the Award relative to the pre-established performance goals. The provisions of Section 9.4 shall also apply to any other Award granted pursuant to this Plan, the terms of which provide that vesting or payment is dependent upon the achievement of performance goals.

9.5               Form and Timing of Payment of Performance Stock Units. Payment of earned Performance Stock Units shall be as determined by the Committee, in its sole discretion. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Stock Units in the form of cash or in fully paid Shares (or in a combination thereof) equal to the value of the earned Performance Stock Units at the end of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee.

9.6               Voting Rights; Dividends and Dividend Equivalents. A Participant shall have no voting rights with respect to any Performance Stock Units granted hereunder. Any right to dividends and/or dividend equivalents shall be subject to Article 14.

9.7               Termination of Employment, Service as a Non-employee Director. Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive payment for any Performance Stock Units following termination of the Participant’s employment with or services to the Company, its Affiliates, and/or its Subsidiaries, as the case may be, subject to Sections 5.3, 5.4, 11.2 and, as applicable, Article 17. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Stock Units issued pursuant to this Plan, and may reflect distinctions based on, among other things, the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any.

Article 10
Cash-Based Awards and Other Stock-Based Awards

10.1           Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2           Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine (including but not limited to Section 3.4 and Article 14, as applicable). Such Other Stock-Based Awards may involve the transfer of actual fully paid Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3           Cash-Based Award or Stock-Based Award Agreement. Each Cash-Based Award or Other Stock-Based Award grant shall be evidenced by an Award Agreement that shall specify the amount of the Cash-Based Award or Other Stock-Based Award granted and such other terms and provisions as the Committee shall determine; provided that no Award Agreement shall provide for the issuance of Shares except on a fully paid basis.

10.4           Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met, and provided the cash or services received by the Company in exchange for Shares shall have a value not less than the aggregate par value of any Shares issued as part of such Other Stock-Based Award.

10.5           Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or fully paid Shares as the Committee determines.

10.6           Termination of Employment, Service as a Non-employee Director. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards or Other Stock-Based Awards following termination of the Participant’s employment with or provision of services to the Company, its Affiliates and/or its Subsidiaries, as the case may be, subject to Sections 5.3, 5.4, 11.2 and, as applicable, Article 17. Such provisions shall be determined in the sole discretion of the

2025 Proxy Statement	A-13

Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination, or reasons relating to the breach or threatened breach of restrictive covenants to which the Participant is subject, if any.

10.7           Other Restrictions. The Committee may impose such restrictions on any Shares related to Cash-Based Awards or Other Stock-Based Awards granted under this Article 10 as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Cash-Based Awards or Other Stock-Based Awards.

Article 11
Forfeiture of Awards.

11.1           General. The Committee in granting any Award shall have the full power and authority to determine whether, to what extent and under what circumstances such Award shall be forfeited, cancelled or suspended. Any such forfeiture shall be effected by the Company in such manner and to such degree as the Committee, in its sole discretion, determines, and will in all events (including as to the provisions of this Article 11) be subject to the Applicable Laws. The Committee may specify in an Award Agreement or policy that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture (including repurchase of Shares for nominal consideration), or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, a Participant’s (a) termination for Cause, (b) violation of an agreement with the Company, (c) fraud, illegality or misconduct, or (d) breach of any noncompetition, nonsolicitation or confidentiality agreement, or as required by Applicable Law.

11.2           Recoupment and Clawback Policies. Notwithstanding anything in this Article 11, all Awards granted under this Plan shall be subject to the Company’s recoupment and clawback policies in effect from time to time, including but not limited to the Company’s Incentive Compensation Recoupment Policy, which policies require reduction, cancellation or forfeiture of Awards or reimbursement or repayment to the Company of any gain or earnings related to an Award under certain circumstances.

Article 12
Transferability of Awards

12.1           Transferability. Except as provided in Section 12.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant or the Participant’s legal representative. Except as permitted by the Committee, Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

12.2           Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 12.1, any or all Awards (other than ISOs) shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value (as defined in the General Instructions to Form S-8).

Article 13
Director Awards

The terms and conditions of any grant to any non-employee Director shall be set forth in an Award Agreement and shall be otherwise subject to this Plan. Notwithstanding any other provision of the Plan to the contrary, in no event may the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee Director during any single calendar year, when added to the total cash compensation paid to such director for services rendered as a non-employee Director for such calendar year, exceed $750,000, provided, however, that the limitation that shall apply in any calendar year in which a non-employee Director (i) is initially appointed or elected to the Board, (ii) serves

2025 Proxy Statement	A-14

on a special committee of the Board, or (iii) serves as lead director or chairperson of the Board shall be $1,000,000 for such non-employee Director. For the avoidance of doubt, any compensation that is deferred by a non-employee Director shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

Article 14
Dividends and Dividend Equivalents

The Committee shall determine the extent to which a Participant who is granted Restricted Stock shall have the right to receive dividends declared on the Restricted Stock during the Period of Restriction, and the extent to which Participants who receive Restricted Stock Units, Options, SARs, Performance Stock Units, or Other Stock Based Awards shall be granted the right to additional compensation (“dividend equivalents”) based on the dividends declared on Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such dividends or dividend equivalents shall be paid in or converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. The crediting of dividends or dividend equivalents shall be subject to the following additional rules and limitations:

(a)                Any crediting of dividends or dividend equivalents shall be subject to the same restrictions and conditions as the underlying Award and shall only be paid to the extent the Award vests.

(b)                Dividends or dividend equivalents with respect to any Award subject to the achievement of performance goals shall only be paid to the extent the Award vests and the performance goals are achieved, and dividends or dividend equivalents with respect to any Award subject to a time-based vesting schedule shall only be paid to the extent the Award vests.

(c)                Options and Stock Appreciation Rights under this Plan may not provide for any dividends or dividend equivalents thereon.

Article 15
Beneficiary Designation

To the extent permitted by the Committee, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s spouse, executor, administrator, or legal representative, as determined by the Committee, in its sole discretion.

Article 16
Rights of Participants

16.1           Employment. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his employment or service as a non-employee Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Article 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2           Participation. No individual shall have the right to be selected to receive an Award under this Plan. In addition, the receipt of any Award shall not create a right to receive a future Award.

2025 Proxy Statement	A-15

16.3           Rights as a Stockholder. Except as otherwise provided herein or in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the registered holder of such Shares.

Article 17
Change in Control

17.1           General. Notwithstanding any other provision of this Plan to the contrary and except as provided by the Committee in the applicable Award Agreement, the provisions of this Article 17 shall apply in the event of a Change in Control.

17.2           Vesting if No Substitute Award. Upon a Change in Control, except to the extent that another Award meeting the requirements of Section 17.3 (a “Substitute Award”) is provided to the participant pursuant to Section 4.3 and Article 18 to replace an outstanding Award (the “Substituted Award”):

(a)                Each Option and SAR then outstanding shall become fully vested and exercisable, provided that in the case of any Option or SAR with an Option Price or Grant Price that equals or exceeds the price paid for a Share in connection with the Change in Control, the Committee may cancel the Option or SAR without the payment of consideration therefor; and

(b)                Each Award held by a Participant in the Plan subject only to vesting conditions based on the passage of time shall be fully vested and each Award subject to performance objectives shall be fully vested and the amount earned and payable shall be determined as provided in the applicable Award Agreement or, in the absence of a provision if the Award Agreement, in an amount equal to the target Award.

17.3           Substitute Awards. An Award shall meet the conditions of this Section 17.3 (and qualify as a Substitute Award) if:

(a)                it has a value at least equal to the value of the Substituted Award;

(b)                it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and

(c)                its other terms and conditions are not less favorable to the participant than the terms and conditions of the Substituted Award (including the double-trigger vesting provisions that would apply in the event of a subsequent Change in Control and the provisions of Section 17.4 below).

Without limiting the generality of the foregoing, the Substitute Award may take the form of a continuation of the Substituted Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 17.3 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

17.4           Double Trigger Vesting of Substitute Awards. In the event that a Participant has a Qualifying Termination during the Change in Control Protection Period, all outstanding awards or Substitute Awards held by the participant to the extent not vested as of such Qualifying Termination shall become fully vested, and if applicable, exercisable and free of restrictions; provided, that the amount earned and payable under any Award subject to performance objectives shall be determined as provided in the applicable Award Agreement., or if not so determined in the Award Agreement, in an amount equal to the target Award.

Article 18
Amendment, Modification, Suspension, and Termination

18.1           Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part, subject to any requirement of stockholder approval imposed by Applicable Law.

18.2           Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 and 17.1) affecting the Company or the financial statements of the Company or of changes in Applicable Laws, regulations, or accounting principles, whenever the Committee determines

2025 Proxy Statement	A-16

that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. Notwithstanding the foregoing, the Committee shall not, directly or indirectly, reduce the Option Price of an Option or Grant Price of an SAR unless such reduction is permitted by Section 3.5 and satisfies the requirements of Treasury Regulation Section 1.409A-1(b)(5)(v)(D) (if applicable) or other Applicable Law.

18.3           Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 4.2, Article 17 and Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

18.4           Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, each Participant agrees to any amendment made pursuant to this Section 18.4 to any Award granted under this Plan without further consideration or action.

Article 19
Withholding

19.1           General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the amount necessary to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

19.2           Specific Awards. The deduction of withholding and any other taxes required by law shall be made from all amounts paid in cash. In the case of the exercise of Options or payments of Awards in Shares, the Award Agreement shall require the amount of any taxes required to be withheld to be paid in cash prior to receipt of such Shares, or alternatively, the Company may require or permit the Participant to elect to have withheld a number of Shares, or deliver such number of previously acquired Shares, the Fair Market Value of which does not exceed the maximum statutory withholding tax required be withheld from the shares to be received upon such exercise or payment.

Article 20
Successors

All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, amalgamation, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21
General Provisions

21.1           Effect of Other Agreements. To the extent provided in an Award Agreement or otherwise determined by the Committee (regardless of the terms of the Other Agreement), and subject to Section 3.4, the terms of an Other Agreement may be deemed incorporated into the Award Agreement, and may alter the definition of Cause, Good Reason, Retirement or Change in Control, the treatment of the Award upon a termination of employment or service or a Change in Control, or any other provisions relating to vesting or lapse of forfeiture provisions, provided that Award, as so altered, could have been granted under this Plan without violating any term of this Plan or any Applicable Law

21.2           Right of Offset. The Company, any Subsidiary, or an Affiliate may, to the extent permitted by Applicable Law, deduct from and set off against any amounts the Company, any Subsidiary, or an Affiliate, as the case may be, may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, any Subsidiary, or an Affiliate, as the case may be, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 21.2.

2025 Proxy Statement	A-17

21.3           Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.4           Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.5           Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.6           Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or stock exchange as may be required.

21.7           Securities Law Compliance. With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.8           Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)                Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)                Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.9           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

21.10        Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.11        Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Employees or non-employee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)                Determine which Employees and/or non-employee Directors outside the United States are eligible to participate in this Plan;

(b)                Modify the terms and conditions of any Award granted to Employees outside the United States to comply with applicable foreign laws;

(c)                Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 21.11 by the Committee shall be attached to this Plan document as appendices; and

(d)                Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law.

2025 Proxy Statement	A-18

21.12        Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by Applicable Laws.

21.13        Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, any Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, any Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

21.14        No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.15        Deferred Compensation; Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan and Awards granted hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to participants in the Plan. This Plan and Awards granted hereunder shall be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

Neither a Participant in the Plan nor any of a Participant’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and Awards granted hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and Awards hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its affiliates.

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the earlier of the first business day of the seventh month after such six-month period or death.

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and Awards granted hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant in the Plan shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and Awards hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

Notwithstanding anything in this Plan or any Award Agreement to the contrary, to the extent any provision of this Plan or an Award Agreement would cause a payment of deferred compensation that is subject to Section 409A of the Code to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control satisfies the requirements for a change in the ownership or effective control of the Company under Section 409A of the Code. Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a change in control. Each “payment” (as defined by Section 409A of the Code) made under the Plan shall be considered a “separate payment” for purposes of Section 409A of the Code.

2025 Proxy Statement	A-19

21.16        Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.17        No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s, any Subsidiary’s, or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to amalgamate, merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company, any Subsidiary, or an Affiliate to take any action which such entity deems to be necessary or appropriate.

21.18        Governing Law. This Plan and each Award Agreement shall be governed by the laws of the state of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

21.19        Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or any Subsidiary or member of a Company committee to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability, or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation, by-laws or its organizational regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

2025 Proxy Statement	A-20

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V73986-P27858 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 01) Jarl Berntzen 02) Jennifer Bush 03) Jesse Gary 04) Errol Glasser 05) Wilhelm van Jaarsveld 06) Andrew Michelmore 07) Tamla Olivier 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered accounting firm for the fiscal year ending December 31, 2025. 3. Proposal to approve, on an advisory basis, the compensation of the named executive officers. 4. Proposal to approve the 2025 Century Aluminum Company Incentive Plan. 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. CENTURY ALUMINUM COMPANY THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3 AND 4. NOTE: By execution of this Proxy Card, the undersigned hereby authorizes the proxies to vote, in their discretion, on any other business that may properly be brought before the meeting or any postponement thereof. SCAN TO VIEW MATERIALS & VOTE w CENTURY ALUMINUM COMPANY 1 SOUTH WACKER DRIVE SUITE 1000 CHICAGO, IL 60606 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 15, 2025 for shares held directly and by 11:59 p.m. Eastern Time on June 11, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 15, 2025 for shares held directly and by 11:59 p.m. Eastern Time on June 11, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73987-P27858 Important Notice Regarding the Availability of Proxy Materials for the 2025 Annual Meeting: Century's 2025 Proxy Statement and Annual Report on Form 10-K and any amendments to the foregoing materials, are available at www.proxyvote.com. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CENTURY ALUMINUM COMPANY ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2025 The stockholders hereby appoint each of John DeZee and Paul Sharobeem as proxies, with the power to appoint each of their substitutes, and hereby authorize each of them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Century Aluminum Company that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m., Central Time on June 16, 2025, at Hyatt Place Chicago, 28 North Franklin Street, Chicago, Illinois 60606, and any adjournments or postponements thereof. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF THE NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side